Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

Dated as of March 17, 2016

among

GENTHERM INCORPORATED,

GENTHERM (TEXAS), INC.,

GENTHERM GMBH,

GENTHERM GLOBAL POWER TECHNOLOGIES INC.,

and

GENTHERM CANADA ULC,

as Borrowers,

GENTHERM LICENSING, LIMITED PARTNERSHIP,

as New U.S. Borrower,

GENTHERM ENTERPRISES GMBH

and

GENTHERM LICENSING GMBH,

as New German Borrowers,

CERTAIN SUBSIDIARIES OF GENTHERM INCORPORATED,

as Guarantors,

GENTHERM PROPERTIES III, LLC,

as the New Subsidiary,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Documentation Agent

and

the Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as

Sole Lead Arranger and Sole Book Runner

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of March 17, 2016 (the “Second Amendment Effective Date”), is entered into by and among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), Inc., a Texas corporation (“Gentherm Texas” and together with the Company, the “U.S. Borrowers”), Gentherm GmbH, a German limited liability company (“Gentherm Germany”), Gentherm Global Power Technologies Inc., an Alberta corporation (“Global”), Gentherm Canada ULC, an Alberta unlimited liability company (“Gentherm Canada” and, together with Global, the “Canadian Borrowers” and, together with the U.S. Borrowers and Gentherm Germany, the “Borrowers” and each, a “Borrower”), Gentherm Licensing, Limited Partnership, a Michigan limited partnership (the “New U.S. Borrower”), Gentherm Enterprises GmbH, a German limited liability company (“Gentherm Enterprises”), Gentherm Licensing GmbH, a German limited liability company (“Gentherm Licensing” and, together with Gentherm Enterprises, the “New German Borrowers” and each, a “New German Borrower”; the New German Borrowers together with the New U.S. Borrower, the “New Borrowers” and each, a “New Borrower”), the Guarantors party hereto, Gentherm Properties III, LLC, a Michigan limited liability company (the “New Subsidiary”), each Lender party hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are all parties to that certain Credit Agreement, dated as of August 7, 2014 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent amend certain provisions of the Existing Credit Agreement as set forth herein; and

WHEREAS, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent are willing to effect such amendments, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions.  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context may require.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 2.1. Amendments.  Effective as of the Second Amendment Effective Date, (a) the Existing Credit Agreement is hereby amended by this Agreement and for ease of reference restated (after giving effect to this Agreement) in the form of Schedule A hereto (as amended, the “Amended Credit Agreement”), (b) Schedule 2.01 to the Existing Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto, (c) Schedule 5.13 to the Existing Credit Agreement is hereby amended to read as provided on Schedule 5.13 attached hereto, (d) Schedule 7.02 of the Existing Credit Agreement is hereby amended to read as provided on Schedule 7.02 attached hereto, and (e) the Exhibits to the Existing Credit Agreement are hereby amended by this Agreement and for ease of reference restated (after giving effect to this Agreement) in the form of Schedule B hereto.  Except as expressly set forth above and therein, all Schedules to the Existing Credit Agreement will continue in their present forms.

ARTICLE III.

CONDITION TO EFFECTIVENESS

SECTION 3.1. Conditions to Effectiveness.  This Agreement shall become effective on and as of the Second Amendment Effective Date upon and subject to the satisfaction of the following conditions precedent:

SECTION 3.1.1. Counterparts.  Receipt by the Administrative Agent of counterparts of this Agreement duly executed by each of the Borrowers, each New Borrower, the Guarantors, the New Subsidiary, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent.

SECTION 3.1.2. Opinions of Counsel.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties and the New Subsidiary, addressed to the Administrative Agent and each Lender, dated as of the Second Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.1.3. Financial Statements.  Receipt by the Administrative Agent of (a) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, and (b) financial projections for the Company and its Subsidiaries in form and substance satisfactory to the Lenders for each year commencing with the fiscal year ended December 31, 2016 through December 31, 2020.

SECTION 3.1.4. No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2015 in the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Borrower or of the Company and its Material Subsidiaries taken as a whole.

SECTION 3.1.5. Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.1.6. Organizational Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party and the New Subsidiary certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or managing director of such Loan Party or the New Subsidiary to be true and correct as of the Second Amendment Effective Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and the New Subsidiary as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or the New Subsidiary is a party;

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party and the New Subsidiary is duly organized or formed, and that each Loan Party and the New Subsidiary is validly existing, in good standing and qualified to engage in business in its jurisdiction or organization or formation;

(iv) in the case of Gentherm Hungary Kft., a current excerpt of the entry of Gentherm Hungary Kft. in the court of registration records (cégkivonat); and

(v) in the case of Gentherm Germany and each New German Borrower, a current excerpt of the entry of Gentherm Germany and each New German Borrower, respectively, in the commercial register (Handelsregisterauszug).

SECTION 3.1.7. Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i) Account Control Agreements relating to the accounts of the New Subsidiary, as may be required by the Security Agreement;

(ii) (A) searches of UCC filings in the jurisdiction of organization of each Domestic Loan Party and the New Subsidiary and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on

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file in such jurisdictions and evidence that no Liens exist other than Liens permitted pursuant to Section 7.01 of the Existing Credit Agreement, and (B) tax lien, judgment and bankruptcy searches;

(iii) proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iv) certificates representing any Equity Interests of the New Subsidiary required to be pledged pursuant to the terms of the Security Agreement accompanied by undated stock powers (or other transfers, stock transfer forms or the equivalent thereof) executed in blank and instruments evidencing any Indebtedness of the New Subsidiary required to be pledged pursuant to the terms of the Security Agreement indorsed in blank;

(v) searches of ownership of, and Liens on, intellectual property of each Domestic Loan Party and the New Subsidiary in the appropriate governmental offices;

(vi) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Domestic Loan Parties and the New Subsidiary;

(vii) in the case of any personal property Collateral located at a premises leased by the New Subsidiary (excluding locations owned by a Domestic Loan Party and leased to the New Subsidiary), such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent; and

(viii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement (including the payment of any recording or filing fees) that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby.

SECTION 3.1.8. Evidence of Insurance.  Receipt by the Administrative Agent of evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

SECTION 3.1.9. Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by the chief financial officer of the Company certifying that (i) the conditions specified in Sections 3.1.4 and 3.1.5 and Sections 4.02(a) and (b) of the Existing Credit Agreement have been satisfied, (ii) the Company and its Material Subsidiaries have no Indebtedness for borrowed money (other than Indebtedness permitted by Section 7.03 of the Existing Credit Agreement), and (iii) each Loan Party is (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto), individually and together with its Material Subsidiaries on a consolidated basis, Solvent.

SECTION 3.1.10. Existing Credit Agreement.  The Loan Parties shall have (or concurrently with the Credit Extensions on the Second Amendment Effective Date will have) (i) paid all accrued and unpaid interest on the outstanding Revolving Credit Loans to the Second Amendment Effective Date, (ii) prepaid any Revolving Credit Loans (and pay any additional amounts required pursuant to Section 3.05 of the Existing Credit Agreement) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with the revised Commitments as of the Second Amendment Effective Date, (iii) paid all accrued Commitment Fees owing to the Lenders under Section 2.09 of the Existing Credit Agreement to the Second Amendment Effective Date and (iv) repaid in full all principal and interest owing with respect to the Company Term Loan and the Gentherm Germany Term Loan.

SECTION 3.1.11. Fees.  Receipt by the Administrative Agent, the Arranger and the Lenders of any fees required to be paid on or before the Second Amendment Effective Date.

SECTION 3.1.12. Licensing Requirements.  Each Lender shall have obtained all applicable licenses, consents, permits and approvals as deemed necessary by such Lender in order to execute and perform the transactions contemplated by this Agreement and the other Loan Documents.

SECTION 3.1.13. Consents.  Receipt by the Administrative Agent of a certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of this Agreement and the other Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

SECTION 3.1.14. Attorney Costs.  Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings

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(provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

SECTION 3.1.15. Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

ARTICLE IV.

EFFECT OF THIS AGREEMENT; REALLOCATION; GUARANTOR REAFFIRMATION

SECTION 4.1. Effect of this Agreement; No Impairment.

SECTION 4.1.1. Effect of this Agreement.  The parties hereto agree that, on the Second Amendment Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) all Obligations under the Existing Credit Agreement outstanding on the Second Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Amended Credit Agreement, (ii) the Guaranties made to the Secured Parties pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed, (iii) the Collateral Documents and the Liens created in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed, and (iv) all Letters of Credit outstanding under the Existing Credit Agreement on the Second Amendment Effective Date shall be deemed to be Letters of Credit outstanding on the Second Amendment Effective Date under the Amended Credit Agreement.  The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 11.01 of the Existing Credit Agreement.  Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect.  The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.

SECTION 4.1.2. No Impairment. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.  This Agreement shall constitute a Loan Document.

SECTION 4.2. Re-Allocation and Restatement of Commitments.  On the Second Amendment Effective Date, the loans and commitments made by the Lenders under the Existing Credit Agreement  shall be re-allocated and restated among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the Second Amendment Effective Date, the respective commitments of the Lenders shall be as set forth on Schedule 2.01 attached hereto.

SECTION 4.3. Reaffirmation.  Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in, and its obligations under, the Existing Credit Agreement and the other Loan Documents as of the date hereof.  Each Guarantor (i) hereby acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Existing Credit Agreement, the Amended Credit Agreement or the other Loan Documents.

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ARTICLE V.

JOINDER OF NEW BORROWERS

SECTION 5.1. Joinder of New Borrowers.

SECTION 5.1.1. Generally.  Each New Borrower hereby agrees that, from the Second Amendment Effective Date, it shall become a Borrower under the Amended Credit Agreement, and accordingly, agrees that from the Second Amendment Effective Date and until the payment in full of the principal of and interest on all Loans made under the Amended Credit Agreement and performance of all of its obligations thereunder, it shall perform, comply with and be bound by each of the provisions of the Amended Credit Agreement.

SECTION 5.1.2. Joinder to Guaranty.  By execution hereof, each New Borrower hereby irrevocably agrees to become a party to the Guaranty under the Amended Credit Agreement with the same force and effect as if it were an original signatory to the Existing Credit Agreement and agrees to be bound by and comply with all of the terms and provisions of the Guaranty contained in Article X of the Amended Credit Agreement applicable to it as a party to the Guaranty.

SECTION 5.2. Disclosure.  As of the Second Amendment Effective Date, the New Borrowers have no Subsidiaries or Material Subsidiaries other than those specifically disclosed as a Subsidiary or Material Subsidiary in Part (a) of Schedule C attached hereto, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned such New Borrower in the amounts specified on Part (a) of Schedule C attached hereto free and clear of all Liens except those created under the Collateral Documents.  As of the Second Amendment Effective Date, the New Borrowers have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule C attached hereto.  Set forth on Part (c) of Schedule C attached hereto is, as of the Second Amendment Effective Date, each New Borrower’s jurisdiction of organization, address of its principal place of business and U.S. taxpayer identification number (or, in the case of any New Borrower that is a foreign entity that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization.

ARTICLE VI.

JOINDER OF NEW SUBSIDIARY

SECTION 6.1. Joinder of New Subsidiary.  The New Subsidiary hereby agrees with the Administrative agent, for the benefit of each Secured Party, as follows:

SECTION 6.1.1. Joinder to Guaranty.

(i) Party to Guaranty, etc.  In accordance with the terms of the Closing Date Guaranty, by execution hereof, the New Subsidiary hereby irrevocably agrees to become a U.S. Guarantor (as defined in the Closing Date Guaranty) under the Closing Date Guaranty with the same force and effect as if it were an original signatory thereto and (A) agrees to be bound by and comply with all of the terms and provisions of the Closing Date Guaranty applicable to it as a U.S. Guarantor and (B) represents and warrants that the representations and warranties made by it as a Guarantor (as defined in the Closing Date Guaranty) under the Closing Date Guaranty, including such representations and warranties set forth in Article III of the Closing Date Guaranty, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof, and further represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and that this Agreement and the Closing Date Guaranty constitute the legal, valid and binding obligation of the New Subsidiary, enforceable against it in accordance with its terms.  In furtherance of the foregoing, each reference to a “U.S. Guarantor”, “Guarantor”, “U.S. Guarantors” and/or “Guarantors” in the Closing Date Guaranty and the other Loan Documents shall be deemed to include the New Subsidiary.

(ii) Waiver, Agreements, etc.

(A) The New Subsidiary hereby irrevocably waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations (as defined in the Closing Date Guaranty), this Agreement and the Closing Date Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Guaranteed Obligations, as the case may be.

(B) The New Subsidiary understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any Collateral, including real property security, if any, for the Guaranteed Obligations, that foreclosure could impair or destroy any ability that such Person may have to

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seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right such Person may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Person under this Agreement and the Closing Date Guaranty.  By executing this Agreement, the New Subsidiary freely, irrevocably, and unconditionally (1) waives and relinquishes that defense and agrees that such Person will be fully liable under this Agreement and the Closing Date Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or other Collateral Document securing the Guaranteed Obligations, (2) agrees that such Person will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Agreement and the Closing Date Guaranty, and (3) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Guaranteed Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Guaranteed Obligations.

(C) The New Subsidiary waives all rights and defenses that it may have because any of the Guaranteed Obligations is secured by any Collateral, including real property, if any.  This means, among other things, that (1) the Secured Parties may collect from such Person without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties, and (2) if the Secured Parties foreclose on any Collateral, including real property, if any, pledged by the other Loan Parties (x) the amount of the Guaranteed Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (y) the Secured Parties may collect from such Person even if the Secured Parties, by foreclosing on such Collateral, have destroyed any right such Person may have to collect from the other Loan Parties.  This is an unconditional and irrevocable waiver of any rights and defenses such Person may have because any of the Guaranteed Obligations are secured by such Collateral, including real property, if any.

SECTION 6.1.2. Joinder to Pledge and Security Agreement.

(i) Party to Security Agreement, etc.  In accordance with the terms of the Security Agreement, by execution hereof, the New Subsidiary hereby irrevocably agrees to become a Grantor (as defined in the Security Agreement) under the Security Agreement with the same force and effect as if it were an original signatory thereto and the New Subsidiary hereby (a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in and to the Collateral to secure the payment and performance of the Obligations, (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.  In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include the New Subsidiary.

(ii) Representations.  The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by it and that this Agreement and the Security Agreement constitute the legal, valid and binding obligation of the New Subsidiary, enforceable against it in accordance with its terms.

SECTION 6.1.3. Disclosure.

(i) As of the Second Amendment Effective Date, the New Subsidiary has no Subsidiaries or Material Subsidiaries other than those specifically disclosed as a Subsidiary or Material Subsidiary in Part (a) of Schedule D attached hereto, and all of the outstanding Equity Interests (including, as reflected on Part (a) of Schedule D, as to percentage of issued and outstanding Equity Interests of each Subsidiary owned by the New Subsidiary) in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the New Subsidiary in the amounts specified on Part (a) of Schedule D attached hereto free and clear of all Liens except those created under the Collateral Documents.  As of the Second Amendment Effective Date, the New Subsidiary has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule D attached hereto.  Set forth on Part (c) of Schedule D attached hereto is, as of the Second Amendment Effective Date, the New Subsidiary’s jurisdiction of organization (and, if different, the jurisdiction of the New Subsidiary for purposes of Sections 9-301 and 9-307 of the UCC), address of its principal place of business and U.S. taxpayer identification number.

(ii) Each location as to which a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in equipment, inventory and general intangibles owned by the New Subsidiary is set forth on Schedule E attached hereto.

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(iii) The New Subsidiary does not have any trade names other than those set forth in on Schedule F attached hereto.

(iv) During the twelve months preceding the date hereof, the New Subsidiary has not been known by any legal name different from the one set forth on the signature page hereto, nor has the New Subsidiary been the subject of any merger or other corporate reorganization or otherwise acquired assets outside of the ordinary course of business, except as set forth on Schedule G attached hereto.

(v) The New Subsidiary is not a party to any federal, state or local government contract that is material to its business except as set forth on Schedule H attached hereto.

(vi) The New Subsidiary does not maintain any deposit accounts, securities accounts or commodity accounts with any Person, in each case, except as set forth on Schedule I attached hereto.

(vii) The New Subsidiary is not the beneficiary of any Letters of Credit, except as set forth on Schedule J attached hereto.

(viii) The New Subsidiary does not have any commercial tort claims in which a suit has been filed by the New Subsidiary in excess of $500,000, except as set forth on Schedule K attached hereto.

(ix) The address of the New Subsidiary for purposes of all notices and other communications is the address designated for the Borrowers in Section 11.02 of the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 7.2. Loan Document Pursuant to Existing Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Amended Credit Agreement, including Article XI thereof.

SECTION 7.3. Certification Regarding Reorganization.  The Company hereby certifies that the Reorganization has occurred.

SECTION 7.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7.5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.6. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.7. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 7.8. Miscellaneous.  Each Loan Party that is a party hereto hereby represents and warrants as follows: (i) the execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate or other organizational action, (ii) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (iii) this Agreement has been duly executed and delivered by such Loan Party and constitutes such

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Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, and (iv) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, or for the consummation of the transactions contemplated hereby.

SECTION 7.9. Representations and Warranties. In order to induce the Lenders to execute and deliver this Agreement, the Loan Parties hereby represent and warrant to the Lenders that both before and after giving effect to this Agreement, (a) no event has occurred and is continuing which constitutes a Default or an Event of Default and (b) the representations and warranties of (i) the Borrowers contained in Article V of the Amended Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to, respectively, of Sections 6.01(a) and (b) of the Existing Credit Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWERS:	GENTHERM INCORPORATED,
a Michigan corporation

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Chief Financial Officer

GENTHERM (TEXAS), INC.,
a Texas corporation

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Chief Financial Officer

GENTHERM GMBH,
a German limited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Managing Director

GENTHERM GLOBAL POWER TECHNOLOGIES INC.,
an Alberta corporation

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Treasurer

GENTHERM CANADA ULC,
an Alberta unlimited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Vice President Finance

Gentherm Incorporated

SECOND Amendment to Credit Agreement

NEW U.S. BORROWER:	GENTHERM LICENSING, LIMITED PARTNERSHIP,
a Michigan limited partnership

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Chief Financial Officer

NEW GERMAN BORROWERS:	GENTHERM ENTERPRISES GMBH,
a German limited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Managing Director

GENTHERM LICENSING GMBH,
a German limited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Managing Director

Gentherm Incorporated

SECOND Amendment to Credit Agreement

GUARANTORS:	GENTHERM PROPERTIES I, LLC,
a Michigan limited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Chief Financial Officer

GENTHERM HOLDING (MALTA) LIMITED,
a Maltese limited company

	By:	/s/ Silvano Azzopardi
	Name:	Silvano Azzopardi
	Title:	Director

GENTHERM AUTOMOTIVE SYSTEMS (MALTA) LIMITED,
a Maltese limited company

	By:	/s/ Silvano Azzopardi
	Name:	Silvano Azzopardi
	Title:	Director

GENTHERM HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG,
a Hungarian limited liability company

	By:	/s/ Jӧrg Evers
	Name:	Jӧrg Evers
	Title:	Managing Director

GENTHERM LUXEMBOURG I S.À R.L.,

a private limited liability company (societe a responsabilite limitee) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 41, avenue de la Gare, L-1611 Luxembourg and registered with the Luxembourg trade and companies register under number B 191.251

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Manager

Gentherm Incorporated

SECOND Amendment to Credit Agreement

GENTHERM LUXEMBOURG II S.À R.L.,

a private limited liability company (societe a responsabilite limitee) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 41, avenue de la Gare, L-1611 Luxembourg and registered with the Luxembourg trade and companies register under number B 191.252

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	Manager

GENTHERM PROPERTIES II, LLC,
a Michigan limited liability company

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	Chief Financial Officer

Gentherm Incorporated

SECOND Amendment to Credit Agreement

NEW SUBSIDIARY:	GENTHERM PROPERTIES III, LLC,
a Michigan limited liability company

	By:	/s/ Barry G. Steele
	Name:	Barry G. Steele
	Title:	Chief Financial Officer

Gentherm Incorporated

SECOND Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Angela Larkin
	Name:	Angela Larkin
	Title:	Assistant Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Gregory J. Bosio
	Name:	Gregory J. Bosio
	Title:	Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Wieslaw Sliwinski
Name:	Wieslaw Sliwinski
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Lender

By:	/s/ Deborah Booth
Name:	Deborah Booth
Title:	Executive Director

Gentherm Incorporated

SECOND Amendment to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Gregory R. Duval
Name:	Gregory R. Duval
Title:	Senior Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

COMERICA BANK,
as a Lender

By:	/s/ Nicole Swigert
Name:	Nicole Swigert
Title:	Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Steven J. McCormack
Name:	Steven J. McCormack
Title:	Senior Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Karson Malecky
Name:	Karson Malecky
Title:	Vice President

Gentherm Incorporated

SECOND Amendment to Credit Agreement

Schedule A

Amended Credit Agreement

See attached.

Published CUSIP Number: 37253NAA3

CREDIT AGREEMENT

Dated as of August 7, 2014

among

GENTHERM INCORPORATED,

GENTHERM (TEXAS), INC.,

GENTHERM LICENSING, LIMITED PARTNERSHIP,

GENTHERM GMBH

GENTHERM ENTERPRISES GMBH,

GENTHERM LICENSING GMBH,

GENTHERM GLOBAL POWER TECHNOLOGIES INC.,

and

GENTHERM CANADA ULC,

as Borrowers,

CERTAIN SUBSIDIARIES OF GENTHERM INCORPORATED,

as Designated Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.

as Syndication Agent,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Documentation Agent

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as

Sole Lead Arranger and Sole Book Runner

5.11	Taxes	59
5.12	ERISA Compliance	59
5.13	Subsidiaries; Equity Interests	60
5.14	Margin Regulations; Investment Company Act	60
5.15	Disclosure	60
5.16	Compliance with Laws	61
5.17	Intellectual Property; Licenses, Etc	61
5.18	Solvency	61
5.19	Casualty, Etc	61
5.20	Labor Matters	61
5.21	Representations as to Foreign Obligors	61
5.22	Collateral Documents	62
5.23	German Money Laundering Act (Geldwäschegesetz)	62
5.24	Pari Passu Ranking	62
5.25	Deposit Accounts	62
5.26	Government Sanctions	62
5.27	PATRIOT Act	62
5.28	Anti-Corruption Laws	62
5.29	EEA Financial Institutions	62

ARTICLE VI. AFFIRMATIVE COVENANTS		63

6.01	Financial Statements	63
6.02	Certificates; Other Information	63
6.03	Notices	65
6.04	Payment of Obligations	65
6.05	Preservation of Existence, Etc	65
6.06	Maintenance of Properties	65
6.07	Maintenance of Insurance	65
6.08	Compliance with Laws	65
6.09	Books and Records	65
6.10	Inspection Rights	66
6.11	Use of Proceeds	66
6.12	Approvals and Authorizations	66
6.13	Covenant to Guarantee Obligations and Give Security	66
6.14	Compliance with Environmental Laws	67
6.15	Further Assurances	67
6.16	Compliance with Terms of Leaseholds	67
6.17	Lien Searches	68
6.18	Material Contracts	68
6.19	Post-Closing Obligations	68
6.20	Anti-Corruption Laws	68

ARTICLE VII. NEGATIVE COVENANTS		69

7.01	Liens	69
7.02	Investments	70
7.03	Indebtedness	70
7.04	Fundamental Changes	71
7.05	Dispositions	71
7.06	Restricted Payments	72
7.07	Change in Nature of Business	72
7.08	Transactions with Affiliates	72
7.09	Burdensome Agreements	72
7.10	Use of Proceeds	73
7.11	Financial Covenants	73
7.12	Amendments of Organization Documents, etc	73
7.13	Accounting Changes	73
7.14	Prepayments, Etc	73
7.15	Amendment, Etc	73
7.16	Designation of Senior Debt	73
7.17	Sanctions	73

7.18	Bank Accounts	73
7.19	Canadian Defined Benefit Pension Plan	73
7.20	Anti-Corruption Laws	73

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		74

8.01	Events of Default	74
8.02	Remedies Upon Event of Default	75
8.03	Application of Funds	76

ARTICLE IX. ADMINISTRATIVE AGENT		77

9.01	Appointment and Authority	77
9.02	Rights as a Lender	77
9.03	Exculpatory Provisions	77
9.04	Reliance by Administrative Agent	78
9.05	Delegation of Duties	78
9.06	Resignation of Administrative Agent	78
9.07	Non-Reliance on Administrative Agent and Other Lenders	79
9.08	No Other Duties, Etc	79
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	79
9.10	Collateral and Guaranty Matters	80
9.11	Secured Treasury Management Agreements and Secured Swap Agreements	81
9.12	Provisions Relating to German Collateral	81

ARTICLE X. BORROWER GUARANTY		82

10.01	The Borrower Guaranty	82
10.02	Obligations Unconditional	82
10.03	Reinstatement	83
10.04	Certain Additional Waivers.. Each U.S	83
10.05	Remedies	83
10.06	Rights of Contribution	84
10.07	Guarantee of Payment; Continuing Guarantee.	84
10.08	Keepwell	84
10.09	Limitation on Guaranty of Disregarded Entity Borrowers	84

ARTICLE XI. MISCELLANEOUS		85

11.01	Amendments, Etc	85
11.02	Notices; Effectiveness; Electronic Communication	86
11.03	No Waiver; Cumulative Remedies; Enforcement	87
11.04	Expenses; Indemnity; Damage Waiver	88
11.05	Payments Set Aside	89
11.06	Successors and Assigns	89
11.07	Treatment of Certain Information; Confidentiality	92
11.08	Right of Setoff	92
11.09	Interest Rate Limitation	93
11.10	Counterparts; Integration; Effectiveness	93
11.11	Survival of Representations and Warranties	93
11.12	Severability	93
11.13	Replacement of Lenders	93
11.14	Governing Law; Jurisdiction; Etc	94
11.15	Waiver of Jury Trial	94
11.16	No Advisory or Fiduciary Responsibility	95
11.17	Electronic Execution	95
11.18	USA PATRIOT Act	95
11.19	Judgment Currency	95
11.20	Entire Agreement	96
11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	96

SCHEDULES

1.01(a)	Reorganization
1.01(b)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Closing Date Guaranty
G	Secured Party Designation Notice
H-1	Lender Joinder Agreement
H-2	Lender Commitment Agreement
I	German Share Pledge Agreement
J	German Parallel Debt Agreement
K	Notice of Loan Prepayment
L	Designated Borrower Request and Assumption Agreement
M	Designated Borrower Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 7, 2014, among GENTHERM INCORPORATED, a Michigan corporation (the “Company”), GENTHERM (TEXAS), INC., a Texas corporation (“Gentherm Texas”), GENTHERM LICENSING, LIMITED PARTNERSHIP, a Michigan limited partnership (“Gentherm Licensing US”), GENTHERM GMBH, a German limited liability company (“Gentherm Germany”), GENTHERM ENTERPRISES GMBH, a German limited liability company (“Gentherm Enterprises”), GENTHERM LICENSING GMBH, a German limited liability company (“Gentherm Licensing Germany”; together with Gentherm Germany and Gentherm Enterprises, the “German Borrowers”), GENTHERM GLOBAL POWER TECHNOLOGIES INC., an Alberta corporation (“Global”), GENTHERM CANADA ULC, an Alberta unlimited liability company (“Gentherm Canada” and, together with Global, the “Canadian Borrowers”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (the “Designated Borrowers” and each, a “Designated Borrower”; and together with the Company, Gentherm Texas, Gentherm Licensing US, the German Borrowers and the Canadian Borrowers, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrowers have requested that the Lenders provide a credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger, amalgamation or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Act” has the meaning set forth in Section 11.18.

“Additional Secured Obligations” means (a) all obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements and (b) all reasonable out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 11.02(c).

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.19.

“Alternative Currency” means (a) with respect to any Revolving Credit Loan, each of Canadian Dollars, Euros and each other currency that is approved in accordance with Section 1.09 and (b) with respect to any Letter of Credit, each of Canadian Dollars, Euros, Sterling, Yen and each other currency that is approved in accordance with Section 1.09.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.21(a).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16; provided, that, if the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, with respect to the Revolving Credit Facility, Swing Line Loans, Letters of Credit and the Commitment Fee, (a) from the Second Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2016, 1.50% per annum for Eurocurrency Rate Loans and Letter of Credit Fees, 0.50% per annum for Base Rate Loans and 0.25% per annum for the Commitment Fee and (b) thereafter, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fees	Eurocurrency Rate Loans	Base Rate Loans
1	< 0.50:1.00	0.20%	1.25%	1.25%	0.25%
2	≥ 0.50:1.00 but < 1.00:1.00	0.25%	1.50%	1.50%	0.50%
3	≥ 1.00:1.00 but < 1.75:1.00	0.30%	1.75%	1.75%	0.75%
4	> 1.75:1.00	0.35%	2.00%	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate indicating a Consolidated Leverage Ratio that results in such increase or decrease is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.19.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Lender that has a Commitment or holds a Revolving Credit Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book runner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Auditor’s Determination” has the meaning specified in Section 2.14(d).

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Second Amendment Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of Nova Scotia/Global Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of December 30, 2013, by and between Global and The Bank of Nova Scotia, as amended or otherwise modified.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable interbank market for such currency; and

(d)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Borrowers” has the meaning specified in the introductory paragraph hereto.

“Canadian Borrower Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Canadian Borrower Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Canadian Defined Benefit Pension Plan” means a Foreign Plan that is subject to the Pension Benefits Act (Ontario) or any other similar legislation in any other jurisdiction of Canada that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollar” and “CAD” means the lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Material Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case, with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case, with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Material Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“CDOR” and “CDOR Rate” have the meanings specified in the definition of “Eurocurrency Rate”.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means a Subsidiary all or substantially all the assets of which consist of Equity Interests in one or more CFC’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

(d) the Company shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests of Gentherm Germany and each other Loan Party.

“Closing Date” means August 7, 2014.

“Closing Date Guaranty” means that certain Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations, and dated as of the Closing Date, substantially in the form of Exhibit F.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the German Share Pledge Agreement, the German Parallel Debt Agreement, the Luxembourg Share Pledge Agreement, the Account Control Agreements, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to each Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Revolving Credit Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any Measurement Period, for the Company and its Subsidiaries on a consolidated basis, all Capital Expenditures, as determined in accordance with GAAP.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Subsidiaries for the most recently completed Measurement Period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, provincial, territorial, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash unrealized losses on Swap Contracts, (v) non-cash unrealized losses attributable to foreign currency transactions, (vi) non-cash stock based compensation expense, (vii) transaction fees and expenses in connection with Permitted Acquisitions, in an aggregate amount not to exceed $3,000,000 for any Measurement Period and (viii) other non-recurring expenses, as approved by the Administrative Agent in its reasonable discretion, reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Company and its Subsidiaries on a consolidated basis for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, provincial, territorial, local and foreign income tax credits, (ii) non-cash unrealized gains on Swap Contracts, (iii) non-cash unrealized gains attributable to foreign currency transactions and (iv) all non-recurring, non-cash items increasing Consolidated Net Income (in each case, of or by the Company and its Subsidiaries for such Measurement Period).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business but, for purposes of clarification, including earn out obligations), (e) all Attributable Indebtedness of Capitalized Leases, Synthetic Lease Obligations and Synthetic Debt, (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Company or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all Indebtedness of the types described in clauses (a) through (f) above of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (g) above of Persons other than the Company or any Subsidiary, and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary. For purposes hereof, as of any date of determination, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder as of such date of determination.

“Consolidated Interest Charges” means, for any Measurement Period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest), or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with GAAP plus (b) all interest paid or payable in connection with discontinued operations plus (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Company and its Subsidiaries for the most recently completed Measurement Period to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Subsidiaries for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Company’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the German Insolvency Code (Insolvenzordnung) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, Germany or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three (3) Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Demand” has the meaning specified in Section 2.14(d).

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Request and Assumption Agreement” means the agreement substantially in the form of Exhibit L attached hereto.

“Designated Borrower Notice” means the notice substantially in the form of Exhibit M attached hereto.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Designated L/C Subsidiary” has the meaning set forth in Section 2.03(b)(i).

“Designated Lender” has the meaning specified in Section 2.18.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disregarded Entity Borrower” means (a) Gentherm Licensing US, and (b) any Designated Borrower that is a Domestic Subsidiary that is wholly-owned (directly or indirectly) by a Foreign Subsidiary and that is treated for U.S. federal income tax purposes as an entity disregarded as separate from such Foreign Subsidiary.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Loan Party” means each U.S. Borrower and any Domestic Subsidiary that is a Guarantor.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, and the countries of Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan (i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the Rate Determination Date, for deposits in the relevant LIBOR Quoted Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, (ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period and (iii) denominated in any Non-LIBOR Quoted Currency (other than Canadian Dollars), the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that date;

provided, that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) Gentherm Electronics (Shenzen) Ltd., (b) Gentherm Automotive Systems (China) Ltd. (formerly known as W.E.T. Automotive Systems (China) Ltd.), (c) Gentherm Automotive Technologies (Shanghai) Co. Ltd., (d) Gentherm Ukraine TOV (formerly known as W.E.T. Automotiv Ukraine TOV), (e) Gentherm Korea Inc., (f) Gentherm Vietnam Co. Ltd., (g) Gentherm Macedonia DOOEL import – export Skopje, (h) any Foreign Subsidiary that is prohibited by applicable Law from providing a Guaranty or if the provision of such Guaranty by such Foreign Subsidiary would require governmental consent, approval, license or authorization and (i) any other Foreign Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Company), the cost or other consequences of providing a Guaranty would be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.08 of this Agreement (and any comparable provision of any Guaranty) and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profit taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender, (c) in the case of any Lender, any United States federal withholding tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (e) any United States federal withholding taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e)(i).

“Existing Credit Agreements” means (a) that certain Credit Agreement dated as of March 30, 2011 among the Company, Gentherm Germany, each lender from time to time party thereto and Bank of America, as administrative agent, swing line lender and l/c issuer, as amended or otherwise modified and (b) that certain Credit Agreement dated as of March 30, 2011 among W.E.T. Automotive Systems AG, W.E.T. Automotive Systems Ltd., Bank of America Securities Limited, as administrative agent and Bank of America, as swing line lender and l/c issuer, as amended or otherwise modified.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b).

“Facility Office” means the office through which such Lender will perform its obligations under this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any treasury regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds

Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated February 3, 2016, among the Company, the Administrative Agent and the Arranger.

“Foreign Borrower” means (a) any Borrower (including any Designated Borrower) that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia, and (b) any Disregarded Entity Borrower.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Obligations” means with respect to each Foreign Obligor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all Additional Secured Obligations of any Foreign Obligor, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Foreign Obligor” means (a) each Loan Party that is not a U.S. Person, and (b) each Disregarded Entity Borrower.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Plan Event” means (a) termination in whole of a Foreign Plan by the Company or any of its Subsidiaries (other than Excluded Subsidiaries); (b) commencement of proceedings by the applicable pension regulator to terminate in whole a Foreign Plan; (c) withdrawal by the Company or any of its Subsidiaries from a “multi-employer pension plan,” as defined under any applicable Foreign Government Scheme or Arrangement; (d) an event which constitutes grounds under any applicable Foreign Government Scheme or Arrangement for the applicable pension regulator to remove the administrator of a Foreign Plan; or (e) failure to make a legally required contribution to the Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gentherm Canada” has the meaning specified in the introductory paragraph hereto.

“Gentherm Company” has the meaning specified in Section 5.26.

“Gentherm Enterprises” has the meaning specified in the introductory paragraph hereto.

“Gentherm Germany” has the meaning specified in the introductory paragraph hereto.

“Gentherm Licensing Germany” has the meaning specified in the introductory paragraph hereto.

“Gentherm Licensing US” has the meaning specified in the introductory paragraph hereto.

“Gentherm Texas” has the meaning specified in the introductory paragraph hereto.

“German Borrower Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The German Borrower Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“German Borrowers” has the meaning specified in the introductory paragraph hereto.

“German Civil Code” means Bürgerliches Gesetzbuch (BGB) as amended, supplemented and/or restated from time to time.

“German Law” means the Laws of Germany.

“German Loan Party” means each German Borrower and any other Subsidiary of the Company incorporated or established in Germany.

“German Obligation” has the meaning specified in Section 2.14(a).

“German Parallel Debt Agreement” means that certain parallel debt and security trust agreement among the Administrative Agent and the other Secured Parties from time to time party thereto, as beneficiaries, and the Loan Parties from time to time party thereto, substantially in the form of Exhibit J.

“German Share Pledge Agreement” means that certain share pledge agreement among the Company, as pledger, Gentherm Germany, as pledged company, the Administrative Agent, as collateral agent and original pledgee and the other Secured Parties party thereto as pledgees, substantially in the form of Exhibit I.

“Germany” means the Federal Republic of Germany.

“Global” has the meaning specified in the introductory paragraph hereto.

“Global Letters of Guarantee” means those certain one or more letters of guarantee issued by The Bank of Nova Scotia under the Bank of Nova Scotia/Global Credit Agreement in support of certain of Global’s performance obligations, in an aggregate amount not to exceed $2,500,000 at any one time.

“GmbH” means a limited liability company under the Laws of Germany (Gesellschaft mit beschränkter Haftung).

“Governmental Authority” means the government of the United States, Canada, Germany or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including , without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Subsidiary of the Company that is either (a) party to the Closing Date Guaranty or (b) who has executed and delivered a guaranty or guaranty supplement pursuant to Section 6.13.

“Guaranty” means (a) the Closing Date Guaranty, (b) the guaranty made by the Borrowers pursuant to Article X of this Agreement and (c) any other guaranty or guaranty supplement delivered by any direct or indirect Subsidiary of the Company pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 150 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capitalized Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” means unaudited consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended March 31, 2014, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or all or a substantial part of the business, of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.19.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  Bank of America shall be the L/C Issuer with respect to the Existing Letters of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Increase” has the meaning set forth in Section 7.11(b).

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate”.

“LIBOR Quoted Currency” means Dollars, Euro, Sterling and Yen, in each case as long as there is a published LIBOR rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Guaranty, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, each Collateral Document, each Designated Borrower Request and Assumption Agreement, the Fee Letter and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding Secured Swap Agreements and Secured Treasury Management Agreements).

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxembourg Reorganization Subsidiaries” means those certain wholly-owned Subsidiaries of the Company organized (or to be organized) in Luxembourg in anticipation of the Reorganization.

“Luxembourg Share Pledge Agreement” means that certain share pledge agreement, dated as of October 14, 2014, between the Company, as pledgor, Gentherm Luxembourg I, a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg, as pledged company, and the Administrative Agent.

“Management Determination” has the meaning specified in Section 2.14(d).

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Acquisition” means any Permitted Acquisition for which the aggregate consideration (including cash and non-cash consideration (including assumed Indebtedness and the good faith estimate by the Company of the maximum amount of any deferred purchase price obligations (including any earn out obligations))) exceeds $50,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Borrower or the Company and its Material Subsidiaries taken as a whole; (b) a material impairment on the rights and remedies of the Administrative Agent or any Lender under any Loan Document or the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means (a) the agreements, contracts and other documents as filed with the SEC as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2015, whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC, (b) any of the Company’s Forms 10-K or Forms 10-Q and all exhibits attached thereto whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC filed after the date hereof, in each case, in accordance with Item 601(b)(4) and Item 601(b)(10) (or their equivalents) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934 as amended, (c) any Form 8-K, Form S-3 or Form S-4 and all exhibits attached thereto whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC filed after the date hereof filed after the date hereof and (d) any “material contract” as defined in Item 601(b)(10) of SEC Regulation S-K.

“Material Subsidiary” means, as of any date of determination, any Subsidiary (a) which, as of the end of the then most recently ended fiscal quarter of the Company, for the Measurement Period then ended, contributed greater than five percent (5.00%) of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (b) the total assets  (excluding Investments in other Subsidiaries) of which reflected on the balance sheet of such Subsidiary as of the end of such fiscal quarter were greater than five percent (5.00%) of the consolidated total assets of the Company and its Subsidiaries as of such date, (c) which, as of the end of such fiscal quarter for the Measurement Period then ended, contributed greater than five percent (5.00%) of the total revenue (adjusted to eliminate the effect of intercompany transactions) of the Company and its Subsidiaries on a consolidated basis for such period or (d) the IP Rights of which are material to the operation of the business of the Company and its Subsidiaries taken as a whole; provided however, that any Subsidiary that was not previously a Material Subsidiary shall not be deemed a Material Subsidiary until the date which is ninety (90) days after the date that the Loan Parties were required to deliver financial statements for the Measurement Period most recently ended prior to satisfaction of the applicable condition set forth in clause (a), (b) (c) or (d) above with respect to such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion); however, for clarity, any newly formed or acquired Material Subsidiary shall be deemed a Material Subsidiary on the date of such formation or acquisition (or as of such later date as the Administrative Agent may agree in its sole discretion); further provided, that at any time that any two or more Subsidiaries (other than (i) Material Subsidiaries and (ii) Excluded Subsidiaries) of the Company (x) as of the end of any fiscal quarter, for the Measurement Period then ended, contributed greater than seven and one-half percent (7.50%) of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period; (y) have total assets (excluding Investments in other Subsidiaries) reflected on the balance sheet of such Subsidiaries as of the end of any fiscal quarter greater than seven and one-half percent (7.50%) of the consolidated total assets of the Company and its Subsidiaries as of the end of such fiscal quarter or (z) as of the end of any fiscal quarter, for the Measurement Period then ended, contribute greater than seven and one-half percent (7.50%) of the total revenue (adjusted to eliminate the effect of intercompany transactions) of the Company and its Subsidiaries on a consolidated basis for such period, then, in each case, the Company shall have ninety (90) days after the date that the Loan Parties were required to deliver financial statements for the Measurement Period most recently ended prior to satisfaction of the applicable condition set forth in clause (x), (y) or (z) of this proviso (or such longer period as the Administrative Agent may agree in its sole discretion) to designate in writing to the Administrative Agent one or more additional Subsidiaries as “Material Subsidiaries”

so that, following such written designation, none of the conditions set forth in clause (x), (y) or (z) are thereafter satisfied.  Within the time period and subject to the limitations and exclusions set forth in Section 6.13, the Company shall cause new Material Subsidiaries to become “Guarantors” pursuant to, and in accordance with the terms of, the Loan Documents.  Notwithstanding the foregoing, each of (i) Gentherm Holding (Malta) Limited, (ii) Gentherm Automotive Systems (Malta) Ltd., (iii) Gentherm Hungary Kft., (iv) each Luxembourg Reorganization Subsidiary, (v) Gentherm Ukraine TOV (formerly known as W.E.T. Automotiv Ukraine TOV), (vi) Gentherm Vietnam Co. Ltd., (vii) Gentherm Macedonia DOOEL import – export Skopje, and (viii) each Loan Party (other than, for purposes of clarification, the Company) shall be deemed to be a “Material Subsidiary” at all times.  It is understood and agreed that, with respect to any Subsidiary that is not a “Material Subsidiary” as of the Closing Date, the references to “the then most recently ended fiscal quarter of the Company” set forth in clauses (a), (b) and (c) of this definition shall refer to the then most recently ended fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b).

“Material Subsidiary Date” has the meaning set forth in Section 6.13.

“Maturity Date” means March 17, 2021; provided, that, if such day is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ended on or prior to such date (taken as one accounting period) in respect of which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided, that, prior to the first date that financial statements have been or are required to have been delivered pursuant to Section 6.01(a) or (b), the Measurement Period in effect shall be the period of four consecutive fiscal quarters of the Company ended March 31, 2014.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i) or (a)(ii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Assets” has the meaning specified in Section 2.14(a).

“New Guarantor” has the meaning specified in Section 6.13(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a promissory note made by each Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Obligations” means with respect to each Borrower and each Guarantor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all Additional Secured Obligations of any Loan Party, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a)(i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, (b) with regards to a Person organized under German Law (i) the articles of association or partnership agreement (Satzung or Gesellschaftsvertrag), (ii) to the extent applicable, a current excerpt of the entry of such Person in the commercial register (Handelsregisterauszug) and list of shareholders (Gesellschafterliste) and (iii) any standing orders, by-laws or internal guidelines of or applicable to such Person and (c) with regards to a Person organized under the laws of Hungary, the articles of association or partnership agreement (létesitö okirat) and a current excerpt of the entry of such Person in the court of registration (cégkivonat).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 11.13).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Loan Party, provided that (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 6.13, (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (ii) the Consolidated Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 7.11(b), (f) the Company shall have delivered to the Administrative Agent pro forma financial statements for the Company and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter in a form satisfactory to the Administrative Agent, (g) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and except that for purposes of this clause (g), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (h) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Company newly formed for the sole purpose of effecting such transaction and (i) immediately after giving effect to such Acquisition, there shall be at least $10,000,000 of availability under the Revolving Credit Facility.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Company or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable, quantifiable and factually supportable manner and certified by a Responsible Officer of the Company in good faith.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Regulation” has the meaning specified in Section 5.21(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” means that certain corporate reorganization of the Company and its Subsidiaries described on Schedule 1.01(a); provided, that, (a) as a result of such corporate reorganization, the top tier Luxembourg Reorganization Subsidiary shall be a direct Subsidiary of the Company, (b) each Luxembourg Reorganization Subsidiary simultaneously with consummation of the Reorganization shall become (regardless of whether or not any such Subsidiary meets the criteria to be a “Material Subsidiary” at such time in accordance with the definition thereof), a Guarantor under the Loan Documents and shall deliver all items required to be delivered by the terms of Section 6.13 in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent and (c) the Borrowers shall have delivered to the Administrative Agent such other items and documentation evidencing the Reorganization as the Administrative Agent shall reasonably request.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, general counsel, managing director (Geschäftsführer), assistant treasurer, senior referent treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer (including any Prokurist) or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in each case, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.  The aggregate principal amount of the Revolving Credit Facility in effect on the Second Amendment Effective Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment, dated as of the Second Amended Effective Date, entered into by and among the Borrowers, the Guarantors party thereto, each Lender party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

“Second Amendment Effective Date” means March 17, 2016.

“Secured Party Designation Notice” means a notice from any Swap Bank or Treasury Management Bank substantially in the form of Exhibit G.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided, that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Swap Agreement” means any Swap Contract permitted under Section 7.03 between any Loan Party and any Swap Bank; provided that for any of the foregoing to be included as a “Secured Swap Agreement” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Swap Banks, the Treasury Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means that certain pledge and security agreement dated as of the Closing Date, executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each Domestic Loan Party.

“Security Agreement Supplement” has the meaning specified in Section 1.1 of the Security Agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property and assets would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” has the meaning set forth in Section 10.08.

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale or other transfer that results in a Person ceasing to be a Subsidiary, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, amalgamation, consolidation or otherwise, or any incurrence or repayment of Indebtedness or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Provisions” has the meaning specified in Section 8.01(m).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Bank” means any Person that (a) at the time it enters into a Swap Contract with a Loan Party, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract with a Loan Party in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) within 30 days after the time it enters into the applicable Swap Contract with a Loan Party, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable U.S. Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, value added taxes, including without limitation, as provided for in the Value Added Tax Act (Umsatzsteuergesetz) of Germany and the Excise Tax Act (Canada) and any other tax of a similar nature or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $1,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Trade Date” has the meaning specified in an Assignment and Assumption.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means any Person that (a) at the time it enters into a Treasury Management Agreement with a Loan Party, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Treasury Management Agreement with a Loan Party in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement or (c) within 30 days after the time it enters into the applicable Treasury Management Agreement with a Loan Party, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Treasury Management Agreement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Borrower Guaranteed Obligations” means the collective reference to (a) all Obligations, (b) all Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and (c) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08 under this Agreement).

“U.S. Borrowers” means, collectively, (a) the Company, (b) Gentherm Texas, and (c) each Designated Borrower (other than any Designated Borrower that is a Disregarded Entity Borrower) that is organized under the laws of any political subdivision of the United States.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” means the lawful currency of Japan.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP.  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Leverage Ratio and/or the Consolidated Interest Coverage Ratio for purposes of determining (x) compliance with Section 7.11 and/or (y) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.  For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending September 30, 2014, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter ending September 30, 2014, and (z) in the case of any such compliance required following the Second Amendment Effective Date and prior to the delivery of financial statements pursuant to Section 6.01(b) for the fiscal quarter ending March 31, 2016, such Pro Forma Compliance shall be determined by reference to the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio required as of March 31, 2016 pursuant to Section 7.11(a) and (b).

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.09 Additional Alternative Currencies.

(a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is a published LIBOR rate for such currency.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate interest rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans.  If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency with respect to Letters of Credit and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate interest rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Company.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Canadian Borrowers shall not exceed the Canadian Borrower Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans made to the German Borrowers shall not exceed the German Borrower Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a).  Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein. Revolving Credit Loans may be borrowed in Dollars or any Alternative Currency.

(b) Obligations for the Loans. Each U.S. Borrower shall be jointly and severally obligated for all Obligations, and, more specifically, shall be jointly and severally liable (together with each Foreign Borrower) for all Loans and other Obligations of the Foreign Borrowers, including all payments of principal, interest and fees in connection therewith. The Foreign Borrowers shall only be obligated for the Foreign Obligations, such obligation to be joint and several among the Foreign Borrowers (together with each U.S. Borrower).

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans at the end of any Interest Period therefor, shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (A) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (B) five (5) Business Days (or six (6) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (x) three (3) Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $25,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $25,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If a Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest

Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case, as described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing is given by a U.S. Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect with respect to Loans.

(f) The Borrowers may, at any time and from time to time, upon prior written notice from the Company to the Administrative Agent, increase the Revolving Credit Facility (but not the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit or the German Borrower Sublimit) by a maximum aggregate principal amount of up to FIFTY MILLION DOLLARS ($50,000,000) (it being understood and agreed that the aggregate principal amount of Revolving Credit Facility increases made pursuant to this Section 2.02(f) shall not exceed $50,000,000) with additional Commitments from any existing Lender or new Commitments from any other Person selected by the Borrowers and reasonably acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that:

(i) any such increase shall be in a minimum principal amount of $2,000,000 and in integral multiples of $500,000 in excess thereof;

(ii) no Default or Event of Default shall exist and be continuing at the time of any such increase, or after giving effect to any such increase;

(iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any new Lender shall join this Agreement by executing a joinder agreement in substantially the form of Exhibit H-1 (a “Lender Joinder Agreement”) and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement in substantially the form on Exhibit H-2 (a “Lender Commitment Agreement”);

(v) a Responsible Officer of the Company shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to any such increase in the Revolving Credit Facility on a Pro Forma Basis (and assuming for purposes of such calculation that any such increase to the Revolving Credit Facility is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11(a) and (b) as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b);

(vi) as a condition precedent to such increase, the Company shall deliver to the Administrative Agent (for delivery to the Lenders) a combined certificate of all Loan Parties (other than, in the case of an increase by any U.S. Borrower, each Foreign Obligor) dated as of the date of such increase signed by a Responsible Officer of each Loan Party (other than, in the case of an increase by any U.S. Borrower, each Foreign Obligor) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of each Borrower (other than, in the case of an increase by any U.S. Borrower, each Foreign Borrower), certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such increase, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; and

(vii) Schedule 2.01 shall be deemed revised to reflect the increase to the Revolving Credit Facility affected pursuant to this Section 2.02(f) and to include thereon any Person that becomes a Lender pursuant to this Section 2.01(f).

The Borrowers shall prepay any Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section 2.02(f).

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries (other than any Foreign Subsidiary domiciled in a jurisdiction where the L/C Issuer is prohibited from issuing a Letter of Credit or would be required to obtain any license, permit or approval from any Governmental Authority to issue a Letter of Credit), and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request pursuant to Section 2.03(b)(i) for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of the L/C Issuer under the Existing Letters of Credit in a percentage equal to its Applicable Percentage of the Revolving Credit Loans.  The Company’s reimbursement obligations in respect of the Existing Letters of Credit and each Lender’s obligations in connection therewith, shall be governed by the terms of this Agreement.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twenty-four months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur more than one (1) year after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.  For the avoidance of doubt, the parties hereto agree that the obligation of the Lenders to reimburse the L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to any drawings occurring after that date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company (or, if designated by the Company in writing to the L/C Issuer, any Subsidiary (other than any Foreign Subsidiary domiciled in a jurisdiction where the L/C Issuer is prohibited from issuing a Letter of Credit or would be required to obtain any license, permit or approval from any Governmental Authority to issue a Letter of Credit) (such Subsidiary, a “Designated L/C Subsidiary”)) delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (or such Designated L/C Subsidiary).  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company (or, if applicable, a Designated L/C Subsidiary) shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company (or, if applicable, a Designated L/C Subsidiary) and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company (or, if applicable, a Designated L/C Subsidiary) so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company (or such Designated L/C Subsidiary) shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative

Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, of any other provision of this Agreement, or of any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company (or, if applicable, a Designated L/C Subsidiary) shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s (or such Designated L/C Subsidiary’s) instructions or other irregularity, the Company (or such Designated L/C Subsidiary) will immediately notify the L/C Issuer. The Company (and, if applicable, such Designated L/C Subsidiary) shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.03(e)(i) through (vi); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans in Dollars (each such loan, a “Swing Line Loan”) to the U.S. Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (x)(i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the U.S. Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $200,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable U.S. Borrower at its office by crediting the account of such U.S. Borrower on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). The Swing Line Lender shall furnish the applicable U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the U.S. Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The U.S. Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05Prepayments.

(a) Optional.

(i) Each Borrower may, upon notice from the Company to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (w) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (x) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; (y) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of the Dollar Equivalent of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (z) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii) Each U.S. Borrower may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the remaining balance owing on such Swing Line Loan). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a U.S. Borrower, such U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) (A) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Company shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess (without a corresponding permanent reduction in the aggregate Commitments), (B) if for any reason the Outstanding Amount of all Revolving Credit Loans made to the Canadian Borrowers exceeds the Canadian Borrower Sublimit, the Canadian Borrowers shall immediately prepay such Revolving Credit Loans in an aggregate amount equal to such excess (without a corresponding permanent reduction in the Canadian Borrower Sublimit) and (C) if for any reason the Outstanding Amount of all Revolving Credit Loans made to the German Borrowers exceeds the German Borrower Sublimit, the German Borrowers shall immediately prepay such Revolving Credit Loans in an aggregate amount equal to such excess (without a corresponding permanent reduction in the German Borrower Sublimit).

(ii) Prepayments of the Revolving Credit Facility made pursuant to Section 2.05(b)(i)(A), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.  Prepayments of the Revolving Credit Facility made pursuant to Section 2.05(b)(i)(B) and (C) shall be applied as set forth in such sub-clauses.

2.06Termination or Reduction of Commitments.

(a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit or the German Borrower Sublimit or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit or the German Borrower Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, (D) the Canadian Borrower Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Revolving Credit Loans made to the Canadian Borrowers would exceed the Canadian Borrower Sublimit or (E) the German Borrower Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Revolving Credit Loans made to the German Borrowers would exceed the German Borrower Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of the Revolving Credit Facility under this Section 2.06, the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit or the German Borrower Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit or the German Borrower Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Borrower Sublimit, the German Borrower Sublimit or the Revolving Credit Facility under this Section 2.06. Upon any reduction of the Revolving Credit Facility, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The U.S. Borrowers shall repay to the Swing Line Lender each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.08Interest.

(a) Subject to the provisions of clause (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09 Fees. In addition to certain fees described in Section 2.03(h) and (i):

(a) Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the aggregate Commitments exceed the sum of (y) the Outstanding Amount of Revolving Credit Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the aggregate Commitments for purposes of determining the Commitment Fee.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period; provided, that (A) no Commitment Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and Eurocurrency Rate Loans determined by reference to the CDOR Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Dollars or any Alternative Currency as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the applicable Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. Each Borrower’s obligations under this paragraph shall survive the termination of the aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing and, for purposes of clarification, such Borrower shall be relieved of its obligation under this paragraph (i) to pay an equivalent amount to the Administrative Agent.

Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to a Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no

Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 German Loan Parties. With respect to the liability of a German Loan Party which is a GmbH or a limited partnership (Kommanditgesellschaft) where the sole general partner is a GmbH (GmbH & Co. KG), and, in each case, only to the extent such German Loan Party secures the Obligations of the Company and its Subsidiaries (other than such German Loan Party and its direct or indirect Subsidiaries), the following provisions apply:

(a) The enforcement of any Guaranty granted by such German Loan Party (the “German Obligation”) shall be limited, if and to the extent that the relevant German Loan Party secures the obligations of an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a direct or indirect Subsidiary of that German Loan Party), and if and to the extent that, in such case, the enforcement of the German Obligation (i) would cause such German Loan Party’s or, in case of a GmbH & Co. KG, its sole general partner’s assets (the calculation of which shall include all items set forth in section 266(2) A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch)) less such German Loan Party’s or, in case of a GmbH & Co. KG, its general partner’s liabilities (the calculation of which shall include all items set forth in section 266(3) B, C, D and E of the German Commercial Code) (Handelsgesetzbuch), but shall, for the avoidance of doubt, exclude the liabilities under the German Obligation) (the “Net Assets”) to be less than its or, in case of a GmbH & Co. KG, its sole general partner’s registered share capital (Stammkapital) (Begründung einer Unterbilanz), or (ii) (if such German Loan Party’s or, in case of a GmbH & Co.

KG, its sole general partner’s Net Assets are already less than its registered share capital) would cause such amount to be further reduced (Vertiefung einer Unterbilanz).

(b) For the purposes of such calculation, the following balance sheet items shall be adjusted as follows:

(i) if the registered share capital of such German Loan Party or, in the case of a GmbH & Co. KG, its sole general partner is not fully paid up (nicht voll eingezahlt), the relevant amount which is not paid up shall be deducted from the registered share capital;

(ii) the amount of any increase of such German Loan Party’s and/or, in case of a GmbH & Co. KG, its sole general partner’s registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the Closing Date (or, with respect to Gentherm Enterprises and Gentherm Licensing Germany, the Second Amendment Effective Date) that has been effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital;

(iii) loans and other liabilities shall be disregarded if and to the extent such loans and other liabilities or would, in the case of any insolvency, be considered subordinated (nachrangig) within the meaning of section 39 para 2 or section 39 para 1 No. 5 of the German Insolvency Code (Insolvenzordnung); and

(iv) loans and other contractual liabilities incurred in violation of the provisions of any Loan Document shall be disregarded.

(c) Each German Loan Party shall realize by sale, within 10 (ten) Business Days after receipt of written demand by the Administrative Agent to make a payment under the German Obligation (a “Demand”), to the extent legally permitted and commercially reasonable, in a situation where after enforcement of the German Obligation such German Loan Party and/or, in case of GmbH & Co. KG, its sole general partner would not have Net Assets in excess of its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset if such asset is not necessary for such German Loan Party’s and/or, in case of a GmbH & Co. KG, its sole general partner’s business (nicht betriebsnotwendig). Prior to such realization, the German Loan Party shall assign its respective claim for the purchase price or other proceeds from the realization to the Administrative Agent for security purposes (Sicherungsabtretung). After the expiry of the above mentioned period, such German Loan Party shall inform the Administrative Agent in writing of the amount of the proceeds from any such sale and provide a new Management Determination (as defined below) regarding its or, in case of a GmbH & Co. KG, its sole general partner’s Net Assets taking into account such sale proceeds. Upon request of the Administrative Agent, such calculation is to be confirmed in the form of an Auditor’s Determination (as defined below) within 30 Business Days after the Administrative Agent’s receipt thereof.

(d) The limitations set out in clause (a) above shall only apply (i) if and to the extent that, within 10 (ten) Business Days following a Demand, the managing directors of such German Loan Party have confirmed in writing to the Administrative Agent (A) the extent to which the German Obligation is an up-stream or cross-stream security (as described in clause (a) above) and (B) the amount of which cannot be enforced as such enforcement would cause the Net Assets of such German Loan Party and/or, in case of a GmbH & Co. KG, its sole general partner to fall below its stated share capital; provided that such confirmation shall be supported by interim financial statements through the end of the most recently ended calendar month (calculated and adjusted as set out in clauses (a) and (b) above (the “Management Determination”); provided further that the Administrative Agent shall not have contested the Management Determination for any reason, including the Administrative Agent’s determination that no amount or a lesser amount would be necessary for such German Loan Party and/or, in case of GmbH & Co. KG, its sole general partner to maintain its stated share capital; or (B) within twenty (20) Business Days from the date the Administrative Agent has contested the Management Determination, the Administrative Agent receives a determination by auditors of international standard and reputation (the “Auditor’s  Determination”) as appointed by such German Loan Party that such amount would have been necessary on the date of the Demand to maintain such German Loan Party’s and/or, in case of GmbH & Co. KG, its sole general partner’s stated share capital based on an up to date balance sheet which was produced using the same accounting principles applied to the establishment of the previous year’s balance sheet and calculated and adjusted in accordance with clauses (a) and (b) above. The Administrative Agent shall in any event be entitled to enforce the German Obligation for any amounts where such enforcement would, in accordance with the Management Determination, not cause the relevant German Loan Party’s or, in the case of a GmbH & Co. KG, its general partner’s Net Assets to be less than (or to fall further below) the amount of its respective registered share capital (in each case as calculated and adjusted in accordance with clauses (a) and (b) above).

(e) If such German Loan Party fails to deliver an Auditor’s Determination within twenty (20) Business Days after the date the Administrative Agent has contested the Management Determination, the Administrative Agent shall be entitled to enforce the German Obligation without limitation or restriction. If such German Loan Party delivers to the Administrative Agent an Auditor’s Determination as provided for in clause (d) within two (2) months after the commencement of any enforcement action, the Administrative Agent agrees to repay to such German Loan Party, without interest or recourse, the difference between the amount enforced pursuant to first sentence of this clause (e) and the amount which is determined as enforceable pursuant to the Auditor’s Determination.

(f) If the Administrative Agent disagrees with the Auditor’s Determination, the German Obligation shall be enforceable up to the amount which is undisputed between the Administrative Agent and such German Loan Party. In relation to the amount which is disputed, the Administrative Agent shall be entitled to further pursue its claims by legal action provided that it shall be incumbent upon the Administrative Agent to produce evidence that the amount required for the German Loan Party and/or, in case of a GmbH & Co. KG, its sole general partner to maintain the relevant state share capital is in fact lower.

(g) For the avoidance of doubt, nothing in this Agreement shall be interpreted as a restriction or limitation of the enforcement of the German Obligation to the extent it secures the prompt and complete payment and discharge of any and all obligations of such German Loan Party or any of such German Loan Party’s Subsidiaries. The limitations set out in clauses (a) through (d) shall not apply:

(i) in relation to any amounts borrowed under any Loan Document to the extent such proceeds were lent, on-lent or otherwise made available to such German Loan Party or any of such German Loan Party’s Subsidiaries from time to time and which have not been repaid by such German Loan Party or any of such German Loan Party’s Subsidiaries; provided that any repayment by such German Loan Party or any of such German Loan Party’s Subsidiaries shall only reduce the enforceable amount to an extent it has effectively resulted in a discharge of the secured claims of the Secured Parties which have advanced such loans to the relevant borrowers or which were otherwise made available to such German Loan Party or any of such German Loan Party’s Subsidiaries, and further provided that the relevant German Loan Party must prove that some or all of such amounts have not been lent, on-lent or otherwise made available to it or any of its Subsidiaries;

(ii) if such German Loan Party is a party as dominated entity (beherrschtes Unternehmen) to a domination agreement (Beherrschungsvertrag) and/or profit and loss transfer agreement (Gewinnabführungsvertrag) with:

(1) in case the German Loan Party (and/or, in case of a GmbH & Co KG, its general partner (persönlich haftender Gesellschafter) is a Subsidiary of the relevant affiliate whose obligations are secured by the relevant German Obligation by the German Obligation, that affiliate as dominating entity (beherrschendes Unternehmen); or

(2) in case the German Loan Party (and/or, in case of a German GmbH & Co KG Guarantor, its general partner (persönlich haftender Gesellschafter)) and the relevant affiliate whose obligations are secured by the relevant German Obligation are both subsidiaries of a joint (direct or indirect) holding company, such holding company as dominating entity (beherrschendes Unternehmen), provided that, if a supreme court decision (höchstrichterliche Rechtsprechung) determined that – in order for section 30 paragraph 1 sentence 2 of the German Limited Liability Companies Act (GmbHG) to apply – a company’s or, in case of a German GmbH & Co KG, its general partner's (persönlich haftender Gesellschafter) claim against the relevant dominating entity under a domination agreement and/or profit and loss transfer agreement must be fully recoverable (voll werthaltig), this clause (g)(ii) shall only apply if the German Loan Party’s or, in case of a GmbH & Co KG, its general partner's claim against the relevant dominating entity is fully recoverable (voll werthaltig), but further provided that, in such case, the relevant German Loan Party or, in case of a GmbH & Co KG, its general partner must prove that or to which extent such claim for loss compensation (Verlustausgleichsanspruch) pursuant to section 302 of the German Stock Corporation Act (Aktiengesetz) is not fully recoverable (voll werthaltig);

(iii) if and to the extent such German Loan Party does not fulfill its obligations set out in clause (c) above;

(iv) if and to the extent that the German Loan Party (or in case of a GmbH & Co. KG, its sole general partner) holds on the date of enforcement of the German Obligation a fully recoverable indemnity or claim for refund (voll werthaltiger Gegenleistungs- oder Rückgewähranspruch) against its shareholder; or

(v) if and to the extent that, at the time of enforcement of the German Obligation, the limitations set out in clauses (a) through (d) are (due to a Change in Law or otherwise) no longer required in order to protect the managing director(s) of such German Loan Party from being personally liable for such obligation pursuant to sections 43, 30 of the German Limited Liability Companies Act (GmbHG).

(h) No reduction or limitation of the amount enforceable pursuant to this Section 2.14 shall prejudice the right of the Secured Parties to continue enforcing the German Obligation until full and final satisfaction of the claims secured.

2.15 Cash Collateral.

(a) Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the date that is one hundred and eighty (180) days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, (iii) as of the Maturity Date, any L/C

Obligation that has not been Cash Collateralized in accordance with clause (ii) for any reason remains outstanding, (iv) the Borrowers shall be required to provide Cash Collateral pursuant to Section 2.05 or Section 8.02(c), or (v) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iv) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest.  The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral provided pursuant to this Agreement, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America.  The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender

against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(v).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Fees.  No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure.  If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Appointment of Borrower Agent. Each Borrower (other than the Company) hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement, each of the other Loan Documents, and all other documents and electronic platforms entered into in connection herewith, including (a) the giving and receipt of notices and (b) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each other Borrower.  For the purpose of this Section 2.17, each Borrower (other than the Company) releases the Company to the extent applicable from the restrictions on self-dealing and multi-representation pursuant to Section 181 of the German Civil Code.

2.18 Designated Lenders. Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement.

2.19 Designated Borrowers.

(a) Designated Borrowers.  The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate any Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit L (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facility provided for herein (i) the Administrative Agent and the Lenders must each agree to such Applicant Borrower becoming a Designated Borrower and (ii) the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent, and Notes signed by such new Borrowers to the extent any Lender so requires (the requirements in clauses (i) and (ii) hereof, the “Designated Borrower Requirements”).  If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit M (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a U.S. Borrower or a Foreign Borrower, as applicable, for all purposes of this Agreement; provided that no Committed Loan Notice, Swing Line Loan Notice or Letter of Credit Application, as applicable, may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date.

(b) Appointment. Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of such Designated Borrower as the Company deems appropriate in its sole discretion and each Designated Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to each Designated Borrower and (iii)  the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each of the Loan Parties. For the purposes of this Section 2.19, each Foreign Subsidiary of the Company that is or becomes a “Designated Borrower” releases the Company to the extent applicable from the restrictions on self-dealing and multi-representation pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(ii) If a Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of clause (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this clause (c). A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of clauses (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) and (y) the Administrative Agent and each Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Company and to the Administrative Agent, when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed copies of IRS Form W‑8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed copies of IRS Form W-8ECI,

(III) executed copies of IRS Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(v) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This clause shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Credit Extension whose interest is determined by reference to the Eurocurrency Rate or CDOR Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans  the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) If, in any applicable jurisdiction, any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Foreign Borrower such Lender or such Designated Lender shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Lender or such Designated Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled.  Upon receipt of such notice, the Loan Parties shall, (A) repay that Lender’s (or Designated Lender’s) participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by the Lender (or the Designated Lender) in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Lender or such Designated Lender to mitigate or avoid such illegality.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (A)  deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(f)) or the L/C Issuer; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and/or liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Mandatory Costs. If any Lender or the L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs.  Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(d) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer prepared in good faith setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clauses (a), (b) or (c) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f) Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which, in each case, shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c) any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Company hereby agrees to pay (or cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Closing Date. This Agreement shall become effective upon and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents (other than the German Share Pledge Agreement and the German Parallel Debt Agreement, both of which are subject to Section 6.19(a)), each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Financial Statements.  The Administrative Agent shall have received:

(i) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, and the Interim Financial Statements; and

(ii) financial projections for the Company and its Subsidiaries in form and substance satisfactory to the Lenders for each year commencing with the fiscal year ended December 31, 2014 through December 31, 2018; and

(d) No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2013 in the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Borrower or the Company and its Material Subsidiaries taken as a whole.

(e) Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f) Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or managing director (Geschäftsführer) of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction or organization or formation; and

(iv) in the case of Gentherm Hungary Kft., a current excerpt of the entry of Gentherm Hungary Kft. in the court of registration records (cégkivonat).

(g) Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i) the Account Control Agreements, in each case, as referred to in the Security Agreement and duly executed by the appropriate parties;

(ii) proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iii) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (ii) above that name any Loan Party as debtor, together with copies of such other financing statements;

(iv) certificates representing any Equity Interests pledged under the Security Agreement accompanied by undated stock powers (or other transfers, stock transfer forms or the equivalent thereof) executed in blank and instruments evidencing any Indebtedness pledged under the Security Agreement indorsed in blank;

(v) searches of ownership of, and Liens on, intellectual property of each Domestic Loan Party in the appropriate governmental offices;

(vi) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Domestic Loan Parties;

(vii) in the case of any personal property Collateral located at a premises leased by a Domestic Loan Party (excluding locations owned by a Domestic Loan Party and leased to another Domestic Loan Party), such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent; and

(viii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement (including the payment of any recording or filing fees) that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby.

(h) Evidence of Insurance.  Receipt by the Administrative Agent of evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(i) Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by the chief financial officer of the Company certifying that (i) the conditions specified in Sections 4.01(d) and (e) and Sections 4.02(a) and (b) have been satisfied, (ii) the Company and its Material Subsidiaries have no Indebtedness for borrowed money (other than Indebtedness permitted by Section 7.03) and (ii) each Loan Party is (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto), individually and together with its Material Subsidiaries on a consolidated basis, Solvent.

(j) Termination of Existing Credit Agreements.  Receipt by the Administrative Agent of evidence that the Existing Credit Agreements concurrently with the Closing Date are being terminated and all Liens securing obligations under the Existing Credit Agreements concurrently with the Closing Date are being released.

(k) Fees.  Receipt by the Administrative Agent, the Arranger and the Lenders of any fees required to be paid on or before the Closing Date.

(l) Licensing Requirements.  Each Lender shall have obtained all applicable licenses, consents, permits and approvals as deemed necessary by such Lender in order to execute and perform the transactions contemplated by the Loan Documents.

(m) Consents.  Receipt by the Administrative Agent of a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(n) Attorney Costs.  Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(o) Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to, respectively, of Section 6.01(a) and (b).

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e) There shall be no impediment, restriction, limitation or prohibition imposed under Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

(f) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Material Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated thereby, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation in excess of the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to any conflict, breach, contravention of, payment or violation (but not creation of Lien) referred to in this clause (b)(ii) or (c) to the extent that such conflicts, breaches, contraventions, payments and violations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The most recently delivered unaudited consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal yearend audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Sections 4.01(c)(ii) or 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s good faith estimate of its future financial condition and performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Material Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Material Subsidiary thereof is in default under or with respect to, or party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Loan Party and each of its Material Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Material Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Loan Parties and their respective Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of each Loan Party and each of its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or the applicable Material Subsidiary operates.

5.11 Taxes. Each Loan Party and each of its Material Subsidiaries have filed all federal, state, provincial, territorial income and other material tax returns and reports required to be filed, and have paid all federal, state, provincial, territorial income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of its Material Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Material Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws applicable to such Plan. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrowers and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrowers nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) With respect to each employee benefit or similar scheme or arrangement mandated by a government other than the United States and maintained by any Loan Party or any Subsidiary (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Material Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(e) None of the Borrowers, any Material Subsidiary nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability or contingent liability under, any active or terminated Pension Plan or Canadian Defined Benefit Pension Plan.

5.13 Subsidiaries; Equity Interests. As of the Second Amendment Effective Date, the Borrowers have no Subsidiaries or Material Subsidiaries other than those specifically disclosed as a Subsidiary or Material Subsidiary in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. The Borrowers have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrowers have been validly issued, are fully paid and non-assessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Second Amendment Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 3.1.6 of the Second Amendment is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loans will be used to purchase or carry margin stock (within the meaning of Regulation T, U or X issued by the FRB).

(b) None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary of the Borrowers is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders all Material Contracts and corporate or other restrictions to which it or any of its Material Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each Loan Party and each Material Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Each Loan Party and their respective Material Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Material Subsidiaries infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. Each Loan Party is, individually and together with its Material Subsidiaries on a consolidated basis, Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Material Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers or any of their Material Subsidiaries as of the Closing Date; however, employees in Germany and Hungary are represented by separate work councils having co-determination rights with respect to certain conditions of employment.  Neither the Borrowers nor any Material Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 Representations as to Foreign Obligors.  Each Foreign Obligor party hereto represents and warrants to the Administrative Agent and the Lenders (and each Foreign Obligor not a party hereto represents and warrants to the Administrative Agent and the Lenders pursuant to the applicable Guaranty) that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid and (iii) the notarization of the German Share Pledge Agreement which shall be required at the time the German Share Pledge Agreement is executed.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(e) The choice of governing law of the Loan Documents will be recognized and enforced in each jurisdiction in which a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located, subject to any public policy considerations in such jurisdiction. Any judgment obtained in relation to a Loan Document in the jurisdiction of the governing law of such Loan Document will be recognized and enforced in each jurisdiction a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located, subject to any public policy considerations in such jurisdiction.

(f) In the case of each Foreign Obligor (other than the Canadian Borrowers), for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in such Foreign Obligor’s jurisdiction of organization and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.  For the avoidance of doubt, a customs warehouse located in another jurisdiction does not constitute an “establishment” (as that term is used in Article 2(h) of the Regulation).

5.22 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 German Money Laundering Act (Geldwäschegesetz). All Credit Extensions to be made by the Lenders under this Agreement will solely be drawn for the account of each Borrower.  None of the Borrowers act in connection with this Agreement for the account, or upon the instigation (Veranlassung) of an economic beneficiary (wirtschaftlich Berechtigter) within the meaning of § 1 Section 6 of the German Money Laundering Act (Geldwäschegesetz).

5.24 Pari Passu Ranking. The payment obligations of each Foreign Obligor under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by applicable Law generally.

5.25 Deposit Accounts.  Other than the deposit accounts set forth on Schedule II to the Security Agreement, no Domestic Loan Party maintains any deposit accounts (as defined in the UCC), securities accounts (as defined in the UCC) or other similar accounts.

5.26 Government Sanctions. The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Gentherm Company”) or, to the knowledge of the Gentherm Company, any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity that is, or is owned or controlled by any individual or entity that is, (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (c) located, organized or resident in a Designated Jurisdiction.

5.27 PATRIOT Act. To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Act.

5.28 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.29 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent claims for indemnification or expense reimbursement not yet asserted), or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Borrower and each Material Subsidiary (or, in the case of the covenant set forth in Section 6.20, each Subsidiary) that is not a Borrower to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and

(c) as soon as available, but in any event not later than the date that is 30 days after the end of each fiscal year of the Company, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for (x) the immediately following fiscal year, in the case of a business plan and budget delivered before the end of a fiscal year and (y) the fiscal year in which such business plan and budget is delivered, in the case of a business plan and budget delivered after the end of a fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange (or comparable agency in any applicable non-U.S. jurisdiction), and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Material Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Material Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Material Subsidiary thereof;

(f) not later than five Business Days after receipt thereof by any Loan Party or any Material Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(g) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(h) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent not readily available on any such Intranet or website. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event or Foreign Plan Event; and

(d) of any material change in accounting policies or financial reporting practices by any Loan Party.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by it and (b) all lawful claims which, if unpaid, would by law become a Lien upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are being maintained by it.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (or 10 days’ prior notice in the case of termination or cancellation due to non-payment).

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year, it being understood that such time shall be at the Company’s expense; provided, further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance existing Indebtedness (including Indebtedness outstanding under the Existing Credit Agreements), (b) to pay fees and expenses incurred in connection with the transactions contemplated hereby, (c) to provide ongoing working capital and (d) for other general corporate purposes of the Company and its Material Subsidiaries not in contravention of any Law or of any Loan Document.

6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.13 Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Material Subsidiary (other than an Excluded Subsidiary) by any Loan Party or (y) any Subsidiary (other than an Excluded Subsidiary) becoming a Material Subsidiary (the date such Subsidiary is determined to be, or designated as, a Material Subsidiary in accordance with the definition thereof being the “Material Subsidiary Date”), then the Company shall, in each case, at the Borrowers’ expense:

(a) within 10 days after such formation, acquisition or Material Subsidiary Date, as applicable, cause such Material Subsidiary (such Material Subsidiary being a “New Guarantor”) to duly execute and deliver to the Administrative Agent (i) a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent (or, if such Material Subsidiary is to become a Designated Borrower, a Designated Borrower Request and Assumption Agreement), guaranteeing, (x) in the case of a New Guarantor that is a Domestic Subsidiary, the Obligations or (y) in the case of a New Guarantor that is a Foreign Subsidiary, the Foreign Obligations (subject to the limitations as specified under Section 2.14 with respect to a German Loan Party), and (ii) if the German Parallel Debt Agreement has been delivered pursuant to Section 6.19(a), a joinder to the German Parallel Debt Agreement;

(b) with respect to each New Guarantor (including, for the avoidance of doubt, any New Guarantor that has delivered a Designated Borrower Request and Assumption Agreement) (i) that is a Domestic Subsidiary, within 15 days after such formation, acquisition or Material Subsidiary Date, as applicable, cause such New Guarantor to duly execute and deliver to the Administrative Agent Security Agreement Supplements and other security agreements, pledge agreements and account control agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Equity Interests to be pledged and other instruments of the type specified in Section 4.01), securing payment of all Obligations and constituting first priority, perfected Liens on all such New Guarantor’s property and assets or (ii) that is a Foreign Subsidiary, within 15 days after such formation, acquisition or Material Subsidiary Date, as applicable, cause such New Guarantor to duly execute and deliver to the Administrative Agent Security Agreement Supplements, pledge agreements and other security agreements and such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, in each case, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Equity Interests to be pledged), securing payment of all Foreign Obligations and constituting first priority, perfected Liens on all Equity Interests owned by such New Guarantor; and

(c) within 30 days after such formation, acquisition or Material Subsidiary Date, as applicable, cause such New Guarantor (including, for the avoidance of doubt, any such New Guarantor that has delivered a Designated Borrower Request and Assumption Agreement) to take whatever action (including the filing of UCC financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the property purported to be subject to the Security Agreement Supplements, pledge agreements, security agreements, account control agreements, collateral access agreements and other agreements delivered pursuant to this Section 6.13 or Section 2.19, as applicable, enforceable against all third parties in accordance with their terms; and

(d) within 60 days after such formation, acquisition or Material Subsidiary Date, as applicable, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (a), (b) and (c) above, and as to such other matters as the Administrative Agent may reasonably request.

Notwithstanding anything to the contrary in any Loan Document, (i) no more than 66% of the voting Equity Interests of any first-tier Subsidiary (including any Subsidiary that is a CFC or a CFC Holdco) shall be pledged as security for the Obligations of the Company or any of its Domestic Subsidiaries if such pledge results in material adverse tax consequences for the Company and its Subsidiaries, taken as a whole, (ii) no Material Subsidiary (including any Material Subsidiary that is a CFC or a CFC Holdco (or a Material Subsidiary that is held directly or indirectly by a CFC)) shall be required to pledge as security for the Obligations of the Company or any of its Domestic Subsidiaries any of its assets if such pledge results in material adverse tax consequences for the Company and its Subsidiaries, taken as a whole, (iii) no Material Subsidiary (including any Material Subsidiary that is a CFC or a CFC Holdco (or a Material Subsidiary that is held directly or indirectly by a CFC)) shall be required to guarantee the Obligations of the Company or its Domestic Subsidiaries if such guaranty results in material adverse tax consequences for the Company and its Subsidiaries, taken as a whole and (iv) the Collateral shall not include (and no actions under clause (b) and (c) above shall be required with respect thereto) (w) any assets as to which the Administrative Agent and the Company agree that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (x) that certain fee owned real property of Gentherm Properties I, LLC located at 21680-21700 Haggerty Road, Northville, Michigan and constituting the Company’s headquarters, (y) that certain fee owned real property of Gentherm Properties II, LLC located at 38455 Hills Tech Drive, Farmington Hills, Michigan, or (z) any fee owned real property of Gentherm Properties III, LLC; provided, that, the aggregate fair market value (as determined by the purchase price thereof or otherwise by the good faith business judgment of the Company) of all fee owned real property of Gentherm Properties III, LLC excluded pursuant to this clause (iv)(z) shall not exceed $15,000,000.

6.14 Compliance with Environmental Laws. Comply, and take commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties, except where the failure to do so could not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with the requirements of all Environmental Laws; provided, however, that it shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that (x) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (y) such cleanup, removal, remedial or other action is not required by the applicable Governmental Authority after disclosure of the underlying matter to such Governmental Authority and the failure to undertake such cleanup, removal, remedial or other action could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Material Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Material Subsidiaries is or is to be a party, and cause each of its Material Subsidiaries to do so.

6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which it is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Material Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed with respect to it under the UCC in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.18 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as it or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.19 Post-Closing Obligations.

(a) If the Reorganization is not consummated within ninety (90) days of the Closing Date, pledge to the Administrative Agent, for the benefit of the Secured Parties, any Equity Interests in Gentherm Germany directly owned by a Loan Party (subject to the limitations set forth in the final paragraph of Section 6.13) pursuant to the German Share Pledge Agreement and (i) cause the German Share Pledge Agreement to be appropriately executed, delivered and notarized in Germany, (ii) cause the German Parallel Debt Agreement to be appropriately executed and delivered, (iii) pay all applicable filing and notarization fees in connection therewith, (iv) deliver to the Administrative Agent any amendments to Gentherm Germany’s Organization Documents as are requested by the Administrative Agent in connection with the German Share Pledge Agreement and (v) deliver to the Administrative Agent such other documents, agreements or instruments as the Administrative Agent shall reasonably require in connection therewith, including, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in this clause (a), and as to such other matters as the Administrative Agent may reasonably request.

(b) If the Reorganization is consummated within ninety (90) days of the Closing Date, pledge to the Administrative Agent, for the benefit of the Secured Parties, any Equity Interests in any Luxembourg Reorganization Subsidiary directly owned by a Loan Party (subject to the limitations set forth in the final paragraph of Section 6.13), pay all applicable filing and notarization fees in connection therewith and deliver to the Administrative Agent such other documents, agreements or instruments as the Administrative Agent shall reasonably require in connection therewith, including, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in this clause (b), and as to such other matters as the Administrative Agent may reasonably request.

6.20 Anti-Corruption Laws. Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent claims for indemnification or expense reimbursement not yet asserted), or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any other Borrower or any Material Subsidiary (or, in the case of the covenants set forth in Sections 7.17 and 7.20, any Subsidiary) to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) with respect to the German Loan Parties, customary retention of title arrangements (including any extended retention of title arrangements (verlängerter Eigentumsvorbehalt)) arising in the ordinary course of business and pledges in favor of account banks pursuant to their general terms and conditions (Allgemeine Geschäftsbedingungen) with respect to bank accounts;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i)such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens on assets of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 7.03(g);

(l) Liens on the Equity Interests of Gentherm Vietnam Co. Ltd. securing Indebtedness of Gentherm Vietnam Co. Ltd. permitted by Section 7.03(k);

(m) Liens on the real property owned by Gentherm Properties I, LLC securing the Indebtedness permitted by Section 7.03(h);

(n) so long as the L/C Issuer has not issued a backstop Letter of Credit in favor of The Bank of Nova Scotia in connection with the Global Letters of Guarantee and credit card obligations owed to The Bank of Nova Scotia, Liens of The Bank of Nova Scotia on cash collateral posted by Global, in an amount not to exceed $2,500,000, to support its obligations to The Bank of Nova Scotia under the Global Letters of Guarantee and/or under credit card obligations owed to The Bank of Nova Scotia;

(o) Liens on the real property owned by Gentherm Properties II, LLC securing the Indebtedness permitted by Section 7.03(j);

(p) Liens on the assets and Equity Interests of Gentherm Macedonia DOOEL import – export Skopje securing Indebtedness of Gentherm Macedonia DOOEL import – export Skopje permitted by Section 7.03(l); and

(q) Liens on the real property owned by Gentherm Properties III, LLC securing the Indebtedness permitted by Section 7.03(m).

7.02 Investments. Make any Investments, except:

(a) Investments held or made by the Company or such Material Subsidiary in the form of Cash Equivalents or any other form permitted under and in accordance with the corporate cash investment policy of the Company as in effect on the Closing Date or thereafter to the extent of any changes approved by the Required Lenders in their sole discretion;

(b) advances to officers, directors and employees of the Company and its Material Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment (including any new Subsidiary that becomes a Loan Party simultaneously with such Investment) and (ii) Investments by any Material Subsidiary of the Company that is not a Loan Party in any Subsidiary of the Company that is not a Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees either (i) permitted by Section 7.03 (other than by reference to this Section 7.02 (or any sub-clause hereof)) or (ii) of Indebtedness of any Subsidiary which Indebtedness would be permitted by Section 7.03(e) if incurred directly by the Borrowers or any Material Subsidiary of the Borrowers;

(f) Permitted Acquisitions;

(g) Investments existing as of the Second Amendment Effective Date and set forth in Schedule 7.02;

(h) Investments made in Subsidiaries of the Company that are organized in Vietnam; provided, that, the aggregate outstanding amount of such Investments made in reliance on this Section 7.02(h) and not in reliance on any other subsection of this Section 7.02 plus the aggregate outstanding amount of Indebtedness incurred in reliance on Section 7.03(k) shall not exceed $35,000,000 at any one time outstanding;

(i) Investments made after the Closing Date in Subsidiaries of the Company that are organized in the Ukraine or Macedonia; provided, that, the aggregate outstanding amount of such Investments made in reliance on this Section 7.02(i) and not in reliance on any other subsection of this Section 7.02 plus the aggregate outstanding amount of Indebtedness incurred in reliance on Section 7.03(l) shall not exceed $35,000,000 at any one time outstanding; and

(j) other Investments made after the Closing Date not exceeding $20,000,000 in the aggregate at any one time outstanding anytime thereafter; provided, that, no such Investments shall be made in Subsidiaries of the Company that are organized in Vietnam, the Ukraine or Macedonia.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Company or any Loan Party in respect of (i) Indebtedness otherwise permitted hereunder of the Company or any other Loan Party, (ii) Indebtedness of Excluded Subsidiaries permitted by Section 7.03(g), (iii) Indebtedness of Gentherm Vietnam Co. Ltd. permitted by Section 7.03(k), and (iv) Indebtedness of Gentherm Macedonia DOOEL import – export Skopje permitted by Section 7.03(l);

(d) obligations (contingent or otherwise) of the Company or any Material Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f) intercompany Indebtedness among the Loan Parties and their respective Subsidiaries to the extent permitted under Section 7.02(c);

(g) Indebtedness of the Company and its Material Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(h) Indebtedness of Gentherm Properties I, LLC secured only by that certain fee owned real property of Gentherm Properties I, LLC located at 21680-21700 Haggerty Road, Northville, Michigan and constituting the headquarters of the Company, in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

(i) the Global Letters of Guarantee;

(j) Indebtedness of Gentherm Properties II, LLC secured only by that certain fee owned real property of Gentherm Properties II, LLC located at 38455 Hills Tech Drive, Farmington Hills, Michigan, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(k) Indebtedness of Gentherm Vietnam Co. Ltd. in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(l) Indebtedness of Gentherm Macedonia DOOEL import – export Skopje in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

(m) Indebtedness of Gentherm Properties III, LLC secured only by the fee owned real property of Gentherm Properties III, LLC, in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Material Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any Borrower (other than the Company) or any Guarantor, provided that (x) when any Material Subsidiary that is not a Loan Party is merging with a Subsidiary that is a Guarantor, such Guarantor shall be the continuing or surviving Person, (y) when any Material Subsidiary that is not a Borrower is merging with a Borrower, such Borrower shall be the continuing or surviving Person and (z) when any Material Subsidiary that is not a Domestic Loan Party is merging with a Domestic Loan Party, such Domestic Loan Party shall be the continuing or surviving Person;

(b) any Material Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to any Material Subsidiary; provided, that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party; provided, further, that, if the transferor in such a transaction is a Domestic Loan Party, then the transferee must be a Domestic Loan Party;

(c) any Disposition contemplated by Section 7.05(g); and

(d) any such transactions contemplated by the Reorganization as set forth on Schedule 1.01(a).

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Material Subsidiary to the Company or to a Material Subsidiary; provided, that, if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party; provided, further, that, if the transferor of such property is a Domestic Loan Party, then the transferee must be a Domestic Loan Party;

(e) Dispositions permitted by Section 7.04 (other than by reference to this Section 7.05 (or any sub-clause hereof));

(f) (i) non-exclusive licenses of IP Rights (A) to any Loan Party or any Subsidiary of any Loan Party or (B) in the ordinary course of business and substantially consistent with past practice and (ii) licenses of IP Rights on an exclusive basis so long as such exclusive licensing is limited to geographic areas, particular fields of use, customized products for customers or limited time periods, and so long as after giving effect to such license, the Loan Parties retain sufficient rights to use the subject intellectual property as to enable them to continue to conduct their business in the ordinary course;

(g) the Disposition (including any sale and leaseback transaction) by (i) Gentherm Properties I, LLC of the fee owned real property located at 21680-21700 Haggerty Road, Northville, Michigan and constituting the Company’s headquarters, (ii) Gentherm Properties II, LLC of the fee owned real property located at 38455 Hills Tech Drive, Farmington Hills, Michigan, and (iii) Gentherm Properties III, LLC of its fee owned real property; and

(h) Dispositions by the Company and its Material Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $5,000,000; provided, however, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that:

(a) each Material Subsidiary may make Restricted Payments to the Company and any other Subsidiary that owns an Equity Interest in such Material Subsidiary, in each case, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Company and each Material Subsidiary may make Restricted Payments payable solely in the form of common stock or other common Equity Interests of such Person;

(c) the Company and each Material Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Company may issue and sell its common Equity Interests; provided, that, the net cash proceeds of any such issuance or sale shall be used for general corporate purposes; and

(e) the Company may make other Restricted Payments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement; provided, that, immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment, no Default shall have occurred and be continuing.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Material Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than (a) intercompany loans among Loan Parties and their respective Subsidiaries permitted under Section 7.02(c) or 7.03(f), (b) the Reorganization or (c) otherwise on fair and reasonable terms substantially as favorable to it as would be obtainable by it at the time in a comparable arm’s length transaction with a Person other than one of its Affiliates.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of the Company or any Material Subsidiary to act as a Loan Party pursuant to the Loan Documents or (iii) of the Company or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge (x) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (y) consisting of customary restrictions on or under leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions only relate to the assets subject thereto or (z) constituting customary provisions restricting subletting or assignment of any lease governing a leasehold interest; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.50:1.00.

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 2.75:1.00; provided, that, following the consummation of a Material Acquisition, the ratio described above shall increase to 3.25:1.0 (the “Leverage Increase”) for four consecutive fiscal quarters commencing with the fiscal quarter in which such Material Acquisition occurred; provided, further, that, for at least one full fiscal quarter immediately following each Leverage Increase, the Consolidated Leverage Ratio as of the end of such fiscal quarter shall be not greater than 2.75:1.00 (without, for the avoidance of doubt, giving effect to the ratio increase contemplated by the first proviso of this Section 7.11(b)) before another Leverage Increase may occur.

7.12 Amendments of Organization Documents, etc..

(a) Amend, modify or change any of its Organization Documents in a manner adverse to the Lenders.

(b) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, jurisdiction of formation or form of organization.

(c) Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of preferred Equity Interests or (ii) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Liens permitted by Section 7.01.

7.13 Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required by GAAP, or (b) its fiscal year.

7.14 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.03 and refinancings and refundings of such Indebtedness in compliance with Section 7.03(b).

7.15 Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.03, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(b).

7.16 Designation of Senior Debt. Designate any Indebtedness (other than the Obligations) of the Company or any of its Material Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any agreement, instrument or document governing any Indebtedness permitted under Section 7.03.

7.17 Sanctions. Directly or indirectly, use any Loan or Letter of Credit or the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or otherwise) of Sanctions.

7.18 Bank Accounts. With respect to each Domestic Loan Party only, open, or cause to be opened, any deposit account (as defined in the UCC), securities account (as defined in the UCC) or other similar account unless the Administrative Agent is given thirty (30) days prior written notice and the Administrative Agent is granted a first-priority, perfected Lien in such account for the benefit of the Lenders in accordance with the Security Agreement.

7.19 Canadian Defined Benefit Pension Plan. Create, incur, assume or suffer to exist any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

7.20 Anti-Corruption Laws. Directly or indirectly, use any Loan or Letter of Credit or the proceeds of any Loan or any Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13, 6.17 or 6.19 or Article VII, or any Borrower or any Guarantor fails to perform or observe any term, covenant or agreement contained in Article X hereof or Article IV of the applicable Guaranty, as applicable, to the extent such failure would constitute an Event of Default under this clause (b); or

(c) Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Loan Party becoming aware of such failure or (ii) the date notice thereof shall have been given to the Company by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any of its Material Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Material Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law (including in relation to a German Loan Party, its board of directors being required by applicable Law to file for insolvency), or makes an assignment for the benefit of creditors; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due (including, in relation to a German Loan Party, becoming over-indebted (überschuldet) or being unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 19 and 17 of the German Insolvency Code, respectively), or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $1,000,000 over any amount covered by independent third-party insurance as to which the insurer is rated as least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA; Foreign Government Scheme or Arrangement. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) a Foreign Plan Event occurs, or any Borrower or any Loan Party fails to pay amounts due or fails to take any other action, with respect to any Foreign Plan resulting in (or that could reasonably be expected to result in) liabilities in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m) Subordination. (i) The subordination provisions of the documents evidencing or governing any Indebtedness that is subordinated or otherwise junior to the obligations of the Loan Parties under the Loan Documents (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any such holder of Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or any other Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Agreement, ratably among the Lenders, the Swap Banks and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Agreement, (c) payments of amounts due under any Secured Treasury Management Agreement and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Swap Banks, Treasury Management Banks and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations (other than any contingent claims for indemnification or expense reimbursement not yet asserted) have been indefeasibly paid in full, to the Company (on behalf of the Borrowers) or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be.  Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Swap Bank and a potential Treasury Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, and in relation to any Collateral subject to, or any Lien created pursuant to, the Collateral Documents governed by German law, subject to the terms and provisions of Section 9.12. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each of the Lenders (including in its capacity as a Swap Bank and a Treasury Management Bank, to the extent applicable) and the L/C Issuer hereby exempt the Administrative Agent, in any of its capacities hereunder or under the other Loan Documents, any sub-agent appointed under Section 9.05 hereof, and any Related Parties of the Administrative Agent or any such sub-agent from the restrictions (to the extent such restrictions would otherwise apply) on self-dealing and multi-representation pursuant to any applicable laws, including, without limitation, pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch), in each case, to the extent permitted by its organizational documents and by applicable law.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.  The Administrative Agent may delegate any release from the restrictions specified in, and granted pursuant to, Section 9.01 to any such sub-agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and the rights and obligations of the retiring Administrative Agent are assigned and assumed by the successor Administrative Agent) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and the execution of the corresponding assignment and assumption, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related

Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to the terms hereof.  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to the terms hereof.  Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Person acting as “syndication agent”, “documentation agent”, “bookrunner”, Arranger or other title as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Each Lender (including in its capacities as a potential Treasury Management Bank and a potential Swap Bank) and the L/C Issuer irrevocably authorize, and grant power of attorney (Vollmacht) to, the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet due) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made; provided that Cash Collateralization of 102% of the undrawn amount of any Letter of Credit shall constitute a satisfactory arrangement), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

(c) to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under any Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 9.10.  Each Loan Party hereby irrevocably consents to any release or subordination of Collateral and any release of any Guarantor from its obligations under any Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Treasury Management Agreements and Secured Swap Agreements. No Treasury Management Bank or Swap Bank that obtains the benefit of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements in the case of the Maturity Date.

9.12 Provisions Relating to German Collateral.

(a) The Administrative Agent shall:

(i) hold and administer any Liens on the Collateral governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee for the benefit of the Lenders (including in their respective capacities as a Swap Bank or a Treasury Management Bank, as applicable) and the L/C Issuer; and

(ii) administer any Liens on the Collateral governed by German law which is pledged (Verpfändung) or otherwise transferred to it and any Lender (including in its capacity as a Swap Bank or a Treasury Management Bank, as applicable) and/or the L/C Issuer under an accessory security right (akzessorische Sicherheit) as agent;

(b) Each Lender (including in its capacity as a Swap Bank or a Treasury Management Bank, as applicable) and the L/C Issuer hereby authorize the Administrative Agent and grant power of attorney (Vollmacht) to the Administrative Agent:

(i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Administrative Agent under the Collateral Documents governed by German law, together with such powers and discretions as are reasonably incidental thereto;

(ii) to take such action on its behalf as may from time to time be authorized under or in accordance with the Collateral Documents governed by German law; and

(iii) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of each such Lender (in its capacity as a Lender, a Swap Bank or a Treasury Management Bank, as applicable) and/or L/C Issuer in connection with the Obligations secured under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any Collateral Document governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit), including the release or confirmation of release of such security.

(c) Each Lender (including in its capacity as a Swap Bank or a Treasury Management Bank, as applicable) and/or L/C Issuer (other than the Administrative Agent) hereby ratifies and approves all acts and declarations previously taken by the Administrative Agent on such Lender’s and/or L/C Issuer’s behalf (including for the avoidance of doubt the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any such Lender and/or L/C Issuer as future pledgee or otherwise).

(d) Each of the Lenders (including in their respective capacities as a Swap Bank or a Treasury Management Bank, as applicable) and/or L/C Issuer (other than the Administrative Agent) hereby authorizes the Administrative Agent, in any of its capacities hereunder or under the other Loan Documents, to (sub-)delegate any powers granted to it under this Section 9.12 to any representative it may elect in its discretion and to grant powers of attorney to any such representative, including the exemption from self-dealing and representing several persons (in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (in each case, to the extent permitted by its organizational documents and by applicable law)).

(e) Any Liens on the Collateral governed by German law shall be enforced by the Administrative Agent for its own account and for the account of the Lenders (including in their respective capacities as a Swap Bank or a Treasury Management Bank, as applicable) and the L/C Issuer. To the extent that any Collateral subject to any German law governed Collateral Document is not held by the Administrative Agent but by a Lender or L/C Issuer, then such Collateral shall be enforced through the Administrative Agent on behalf of such Lender or L/C Issuer in accordance with the terms of this Agreement and the applicable Collateral Document as if that Collateral had been held by the Administrative Agent.

ARTICLE X.

BORROWER GUARANTY

10.01 The Borrower Guaranty.

(a) (i) Each of the U.S. Borrowers hereby jointly and severally with the other U.S. Borrowers guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all U.S. Borrower Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The U.S. Borrowers hereby further agree that if any of the U.S. Borrower Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the U.S. Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Borrower Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(ii) Each of the Foreign Borrowers hereby jointly and severally with the other Foreign Borrowers guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Foreign Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The Foreign Borrowers hereby further agree that if any of the Foreign Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Foreign Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, (i) the obligations of each Borrower (other than the Company) under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state, provincial or territorial law and (ii) the Obligations of a Subsidiary that are guaranteed under this Article X shall exclude any Excluded Swap Obligations with respect to such Subsidiary.

10.02 Obligations Unconditional.

(a) (i) The obligations of the U.S. Borrowers under Section 10.01(a)(i) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the U.S. Borrower Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02(a)(i) that the obligations of the U.S. Borrowers hereunder shall be absolute and unconditional under any and all circumstances.  Each U.S. Borrower agrees that such U.S. Borrower shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article X until such time as the U.S. Borrower Guaranteed Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have expired or terminated.

(ii) The obligations of the Foreign Borrowers under Section 10.01(a)(ii) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02(a)(ii) that the obligations of the Foreign Borrowers hereunder shall be absolute and unconditional under any and all circumstances.  Each Foreign Borrower agrees that such Foreign Borrower shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article X until such time as the Foreign Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have expired or terminated.

(b) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement, or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;

(iii) the maturity of any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be accelerated, or any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall fail to attach or be perfected; or

(v) any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any U.S. Borrower or Foreign Borrower, as applicable) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any U.S. Borrower or Foreign Borrower, as applicable).

With respect to its obligations hereunder, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable.

10.03 Reinstatement.  The obligations of the U.S. Borrowers or the Foreign Borrowers, as applicable, under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, is rescinded or must be otherwise restored by any holder of any of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each U.S. Borrower or each Foreign Borrower, as applicable, agrees that it will indemnify the Administrative Agent and each other holder of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such other holder of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.04 Certain Additional Waivers. Each U.S. Borrower agrees that such U.S. Borrower shall have no right of recourse to security for the U.S. Borrower Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02(a)(i) and through the exercise of rights of contribution pursuant to Section 10.06(a).  Each Foreign Borrower agrees that such Foreign Borrower shall have no right of recourse to security for the Foreign Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02(a)(ii) and through the exercise of rights of contribution pursuant to Section 10.06(b).

10.05 Remedies.

(a) The U.S. Borrowers agree that, to the fullest extent permitted by law, as between the U.S. Borrowers, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the U.S. Borrower Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 10.01(a)(i) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the U.S. Borrower

Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the U.S. Borrower Guaranteed Obligations being deemed to have become automatically due and payable), the U.S. Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the U.S. Borrowers for purposes of Section 10.01(a)(i).  The U.S. Borrowers acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

(b) The Foreign Borrowers agree that, to the fullest extent permitted by law, as between the Foreign Borrowers, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 10.01(a)(ii) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Borrowers for purposes of Section 10.01(a)(ii).  The Foreign Borrowers acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

10.06 Rights of Contribution.

(a) The U.S. Borrowers agree among themselves that, in connection with payments made hereunder, each U.S. Borrower shall have contribution rights against the other U.S. Borrowers as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of the U.S. Borrowers under the Loan Documents and no U.S. Borrower shall exercise such rights of contribution until all U.S. Borrower Guaranteed Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have terminated.

(b) The Foreign Borrowers agree among themselves that, in connection with payments made hereunder, each Foreign Borrower shall have contribution rights against the other Foreign Borrowers as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Foreign Borrowers under the Loan Documents and no Foreign Borrower shall exercise such rights of contribution until all Foreign Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have terminated.

10.07 Guarantee of Payment; Continuing Guarantee.. The guarantee in this Article X by the U.S. Borrowers is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all U.S. Borrower Guaranteed Obligations whenever arising.  The guarantee in this Article X by the Foreign Borrowers is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Obligations whenever arising.

10.08 Keepwell. . Each U.S. Borrower that is a Qualified ECP Guarantor at the time any Guaranty by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each U.S. Borrower under this Section shall remain in full force and effect until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Each U.S. Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.09 Limitation on Guaranty of Disregarded Entity Borrowers. Notwithstanding anything to the contrary contained in this Article X, each Disregarded Entity Borrower shall only guarantee the Foreign Obligations and shall not, for the avoidance of doubt, guarantee the U.S. Borrower Guaranteed Obligations.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of the Revolving Credit Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the third proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) amend the definition of “Alternative Currency” or Section 1.09;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(f)), without the written consent of each Lender;

(g) release all or substantially all of the Collateral without the written consent of each Lender; or

(h) release any Borrower or all or substantially all of the Guarantors or the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; and (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

If any Lender is a Non-Consenting Lender, the Company may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

Notwithstanding any provision herein to the contrary, (w) this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers and the relevant Lenders providing such additional credit facilities (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder, (x) in order to implement any additional Commitments in accordance with Section 2.02(f), this Agreement may be amended for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(f)) by the Borrowers, the Administrative Agent and the relevant Lenders providing such additional Commitments, (y) this Agreement may be amended by the Borrowers and the Administrative Agent to add such provisions (including, without limitation, applicable borrowing sublimits) as are deemed necessary, in the sole discretion of the Administrative Agent, to facilitate the addition of any Designated Borrower designated pursuant to Section 2.19, and (z) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the L/C Issuer pursuant to Article II if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; and provided further that notices of any Default or Event of Default shall not be effective if delivered by electronic communication, unless the same shall have been also delivered by facsimile or otherwise in accordance with clause (a) above.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER

MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Committed Loan Notices, Letter of Credit applications, Notices of Loan Prepayment and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any Material Subsidiary, or any Environmental Liability related in any way to any Borrower or any of its Material Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such subagent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it under such Revolving Credit Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the

Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to clause (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (A) any such appointment shall be subject to acceptance thereof by the Lender so appointed and (B) no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the disclosing party shall use commercially reasonable efforts to notify the Company prior to the disclosure thereof unless prohibited by applicable Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including, without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company (on behalf of the Borrowers). In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its rights to payments pursuant to Sections 3.01 and 3.04 immediately prior to such assignment) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Borrower or their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage of Commitment
Bank of America, N.A.	$56,750,000.00	22.700000000%
JPMorgan Chase Bank, N.A.	$45,000,000.00	18.000000000%
HSBC Bank USA, National Association	$40,000,000.00	16.000000000%
The Huntington National Bank	$40,000,000.00	16.000000000%
KeyBank National Association	$40,000,000.00	16.000000000%
Comerica Bank	$28,250,000.00	11.300000000%
TOTAL	$250,000,000.00	100.000000000%

Schedule 5.13

Subsidiaries; Other Equity Investments

Part (a)

Entity	Ownership
Gentherm International Holdings (Hong Kong) Limited (“HK”)	100% Gentherm Incorporated
(the “Company”)
Gentherm Japan Inc.	100% by the Company
Gentherm Properties I, LLC	100% by the Company
Gentherm Properties II, LLC	100% by the Company
Gentherm Properties III, LLC	100% by the Company
Gentherm Global Power Technologies Inc.	100% by the Company
Gentherm Luxembourg I S.à r.l. (“Luxco I”)	100% by the Company
Gentherm Luxembourg II S.à r.l. (“Luxco II”)	100% by Luxco I
Gentherm GmbH (“Germany”)	100% by Luxco II
Gentherm Electronics (Shenzhen) Ltd.	100% by HK
Gentherm Vietnam Co. Ltd.	100% by HK
Gentherm Technologies GmbH	100% by Germany
Gentherm Enterprises GmbH	100% by Germany
Gentherm Licensing GmbH (“Licensing GmbH”)	100% by Germany
Gentherm Macedonia DOOEL	100% by Germany
Gentherm Canada ULC (“Canada”)	100% by Germany
Gentherm Automotive Systems (China) Limited	100% by Germany
Gentherm Hungary Kft. (“Hungary”)	100% by Germany
Gentherm Ukraine TOV	100% by Germany
Gentherm Equity, LLC (“Gentherm Equity”)	100% by Licensing GmbH
Gentherm Licensing, Limited Partnership	99.9% by Licensing GmbH
0.1% by Gentherm Equity
Gentherm Holding (Malta) Limited (“Malta Holding”)	99.99% by Germany
0.01% by Hungary
Gentherm Automotive Systems (Malta) Limited	99.99% by Malta Holding
0.01% by Hungary
Gentherm Korea Inc.	100% by Malta Holding
Gentherm Automotive Technologies (Shanghai) Co. Ltd.	100% by Malta Holding
Gentherm (Texas), Inc. (“Texas”)	88.5% by Canada
11.5% by the Company
Gentherm de Mexico S.A. de C.V.	99% by Texas
1% by Canada

Part (b)

The equity investments in the Subsidiaries set forth in Part (a) are incorporated herein by reference; the Borrowers have no other equity investments.

Part (c)

Legal Name	Entity Type	Jurisdiction	Tax ID Number	Organizational ID	Chief Executive Office Address
Gentherm Incorporated	Corporation	USA (Michigan)	95-4318554	54527C	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA
Gentherm (Texas), Inc.	Corporation	USA (Texas)	74-2756104	136333500	2121-B Frontera Road, Del Rio, Texas 78840, USA
Gentherm Licensing, Limited Partnership	Limited Partnership	USA (Michigan)	47-5670971	L23269	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA
Gentherm GmbH	Limited Liability Company	Germany	DE27414938298-1201329 (U.S.)	Commercial Register of Court of Munich: HRB 208876	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, Germany
Gentherm Enterprises GmbH	Limited Liability Company	Germany	DE115/116/90422 98-1272986 (U.S.)	HRB221572	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, Germany
Gentherm Licensing GmbH	Limited Liability Company	Germany	Applied for in Germany 98-1278127 (U.S.)	HRB221229	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, Germany
Gentherm Canada ULC	Unlimited Liability Company	Canada (Alberta)	105658413RC0003 98-0194933 (U.S.)	2019414479	3445 Wheelton Drive, Windsor, Ontario, N8W 5A6, Canada
Gentherm Global Power Technologies Inc.	Corporation	Canada (Alberta)	2011104920	2018125290	57 Street S.E., Calgary, AB T2C 5K7
Gentherm Properties I, LLC	Limited Liability Company	USA (Michican)	Not applicable	E2240M	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA
Gentherm Hungary Kft.	Limited Liability Company	Hungary	10485745-2-44	Registration No: Cg. 13-09-080441	Bányatelep 14, 2084 Pilisszentivan, Hungary
Gentherm Holding (Malta) Limited	Limited Company	Malta	993164109	Registration No: C 30684	Suite 6, Paolo Court, Giuseppe Cali' Street, Ta' Xbiex, XBX 1423, Malta
Gentherm Automotive Systems (Malta) Limited	Limited Company	Malta	993165701	Registration No: C. 30702	Suite 6, Paolo Court, Giuseppe Cali' Street, Ta' Xbiex, XBX 1423, Malta
Gentherm Luxembourg I S.à r.l.	Limited Liability Company	Luxembourg	2014 2454 662 98-1201296 (U.S.)	B 191251	41, Avenue de la Gare, L-1611 Luxembourg
Gentherm Luxembourg II S.à r.l.	Limited Liability Company	Luxembourg	2014 2454 670 98-1201297 (U.S.)	B 191252	41, Avenue de la Gare, L-1611 Luxembourg
Gentherm Properties II, LLC	Limited Liability Company	USA (Michigan)	Not applicable	E5576M	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA
Gentherm Properties III, LLC	Limited Liability Company	USA (Michigan)	Not applicable	E8084P	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA

Schedule 7.02

Existing Investments

Investments existing as of the Second Amendment Effective Date in Subsidiaries as reflected on Part (a) of Schedule 5.13.

Schedule B

Exhibits to Amended Credit Agreement

See attached.

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:         , 20

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Borrower hereby requests (select one):

☐	A Revolving Credit Borrowing
☐	A conversion of Revolving Credit Loans
☐	A continuation of Revolving Credit Loans
1.	On (a Business Day).
2.	In the principal amount of .
3.	Comprised of .

[Type of Loan requested]

4.	In the following currency: .
5.	For Eurocurrency Rate Loans: with an Interest Period of months.

[With respect to the Revolving Credit Borrowing requested herein, the undersigned hereby represents and warrants that (a) such request complies with the proviso to the first sentence of Section 2.01(a) of the Agreement and (b) each of the conditions set forth in Section 4.02 of the Agreement have been satisfied on and as of the date of such Revolving Credit Borrowing.]

[INSERT APPLICABLE BORROWER]

By:
Name:	[Insert Name of Responsible Officer]
Title:	[Insert Title of Responsible Officer]

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:         , 20

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned U.S. Borrower hereby requests a Swing Line Loan:

1.	On (a Business Day).
2.	In the amount of $ .

With respect to the Swing Line Borrowing requested herein, the undersigned hereby represents and warrants that (a) such request complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement and (b) each of the conditions set forth in Section 4.02 of the Agreement have been satisfied on and as of the date of such Borrowing.

[INSERT APPLICABLE U.S. BORROWER]

By:
Name:	[Insert Name of Responsible Officer]
Title:	[Insert Title of Responsible Officer]

EXHIBIT C

FORM OF NOTE

         , 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                                       or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Collateral and each Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

[INSERT APPLICABLE BORROWER]

By:
Name:	[Insert Name of Responsible Officer]
Title:	[Insert Title of Responsible Officer]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made by

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:          , 20

To: Bank of America, N.A., as Administrative Agent

Date:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer, solely in such capacity and not individually, hereby certifies as of the date hereof that he/she is the [Insert Title] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Material Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of the Company and its Material Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

- or -

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document to which it is a party or in any document furnished by any such Person at any time under or in connection with the Loan Documents, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in of Sections 5.05(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.

GENTHERM INCORPORATED

By:
Name:
Title:	[Insert Title]

For the Quarter/Year ended          , 20       (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.Section 7.11 (a) – Consolidated Interest Coverage Ratio
A.Consolidated EBITDA for the most recently completed four consecutive fiscal quarters ending on above date (“Subject Period”):
1.Consolidated Net Income for Subject Period:	$
2.Consolidated Interest Charges for Subject Period:	$
3.Provision for federal, state, provincial, territorial, local and foreign income taxes payable for Subject Period:	$
4.Depreciation and amortization expense for Subject Period:	$
5.Non-cash unrealized losses on Swap Contracts for Subject Period:	$
6.Non-cash unrealized losses attributable to foreign currency transactions for Subject Period:	$
7.Non-cash stock based compensation expense for Subject Period:	$
8.Transaction fees and expenses in connection with Permitted Acquisitions, in an aggregate amount not to exceed $3,000,000 for any Subject Period:	$

9.Other non-recurring expenses, as approved by the Administrative Agent in its reasonable discretion, reducing such Consolidated Net Income which do not represent a cash item for Subject Period or any future period:

$
10.Federal, state, provincial, territorial, local and foreign income tax credits for Subject Period:	$
11.Non-cash unrealized gains on Swap Contracts for Subject Period:	$
12.Non-cash unrealized gains attributable to foreign currency transactions for Subject Period:	$
13.All non-recurring, non-cash items increasing Consolidated Net Income for Subject Period:	$
14.Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 +7 + 8 + 9 – 10 – 11 – 12 – 13):	$
B.Consolidated Interest Charges for Subject Period:	$
C.Consolidated Interest Coverage Ratio (Line I.A.14 / Line I.B):	____ to 1.00
Minimum required:	3.50 to 1.00

II.Section 7.11 (b) – Consolidated Leverage Ratio
A.Consolidated Funded Indebtedness at Statement Date:	$
B.Consolidated EBITDA for Subject Period (Line I.A.14 above):	$
C.Consolidated Leverage Ratio (Line II.A / Line II.B):	____ to 1.00
Minimum required:	See Section 7.11(b)

EXHIBIT E-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[and is [not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

3.

Borrowers: Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, and [insert each Designated Borrower]

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement: Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: , 20 ][9]
8.	Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[signature pages follow]

[6]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Facility”, etc.).
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][10] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A.,
as L/C Issuer and Swing Line Lender

By:
Name:
Title:

[Consented to:

GENTHERM INCORPORATED,
a Michigan corporation

By:
Name:
Title:][11]

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. [Authorization.  The Assignee hereby agrees to be bound by the terms of the Credit Agreement.  Further, the Assignee hereby ratifies and approves all acts previously taken by the Administrative Agent on such Assignee’s behalf (including the Administrative Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Collateral Document governed by German law).]12

4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[12]	Bracketed text to be included only if there are any Collateral Documents governed by German law in existence at the time this Assignment and Assumption is executed.

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

On file with the Administrative Agent.

EXHIBIT F

FORM OF CLOSING DATE GUARANTY

See attached.

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY, dated as of August 7, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each Domestic Subsidiary signatory party hereto and set forth on Schedule I attached hereto and each other Domestic Subsidiary signatory from time to time a party hereto (each individually, a “U.S. Guarantor” and collectively, the “U.S. Guarantors”) and each Foreign Subsidiary signatory party hereto and set forth on Schedule I attached hereto and each other Foreign Subsidiary signatory from time to time party hereto (each individually, a “Foreign Guarantor” and collectively, the “Foreign Guarantors”; the U.S. Guarantors and the Foreign Guarantors each individually a “Guarantor” and collectively, the “Guarantors”) in favor of BANK OF AMERICA, N.A., in its capacity as the administrative agent (the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm GmbH, a German limited liability company (“Gentherm Germany”), Gentherm (Texas), Inc., a Texas corporation (“Gentherm Texas” and, together with the Company, the “U.S. Borrowers”), Gentherm Canada Ltd., an Ontario corporation (“Gentherm Canada”), Global Thermoelectric Inc., an Alberta corporation (“Global” and, together with Gentherm Canada, the U.S. Borrowers and Gentherm Germany, the “Borrowers” and each, a “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders have agreed to make Credit Extensions to and maintain Loans with the Borrowers; and

WHEREAS, as a condition precedent to the making of the Credit Extensions and the maintenance of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions or maintain loans to the Borrowers, each Guarantor agrees as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Foreign Guaranteed Obligations” is defined in Section 2.1(b)(i).

“Foreign Guarantor” and “Foreign Guarantors” are defined in the preamble.

“Guaranteed Obligations” means, collectively, all U.S. Guaranteed Obligations and all Foreign Guaranteed Obligations.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender” and “Lenders” are defined in the first recital.

“Termination Date” means the date on which all Guaranteed Obligations (other than any contingent claims for indemnification or expense reimbursement not yet asserted) have been indefeasibly paid in full in cash, all Letters of Credit have been terminated or expired (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made; provided that Cash Collateralization of 102% of the undrawn amount of any Letter of Credit shall constitute a satisfactory arrangement), all Secured Swap Agreements have been terminated or have been otherwise provided for on terms reasonably satisfactory to the parties thereto and the Aggregate Revolving Commitments shall have been terminated.

“U.S. Guaranteed Obligations” is defined in Section 2.1(a)(i).

“U.S. Guarantor” and “U.S. Guarantors” are defined in the preamble.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement and shall be interpreted in accordance with Article I of the Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1. Guaranty.

(a) Each U.S. Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably, as primary obligor and not merely as surety:

(i) guarantees the prompt payment of all Obligations (such Obligations, the “U.S. Guaranteed Obligations”), whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise in full when due, and further agrees that if any of the U.S. Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the U.S. Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal); and

(ii) indemnifies and holds harmless each Secured Party for any and all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty.

(b) Each Foreign Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably, as primary obligor and not merely as surety:

(i) guarantees the prompt payment of all Foreign Obligations (such Foreign Obligations, the “Foreign Guaranteed Obligations”), whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise in full when due, and further agrees that if any of the Foreign Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Foreign Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal); and

(ii) indemnifies and holds harmless each Secured Party for any and all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty with respect to the Foreign Obligations.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, (i) the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws or any comparable provisions of any applicable state, provincial or territorial law and (ii) the obligations of each Person that joins this Guaranty pursuant to Section 6.5 shall be subject to such further provisions as may be agreed with the Administrative Agent and set forth in the supplement executed and delivered by such Person pursuant to Section 6.5.

Each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person or otherwise enforce its payment against any collateral securing any Guaranteed Obligations before or as a condition to the obligations of such Guarantor hereunder.

SECTION 2.2. Reinstatement.  The obligations of the U.S. Guarantors or the Foreign Guarantors, as applicable, under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the U.S. Guaranteed Obligations or the Foreign Guaranteed Obligations, as applicable, is rescinded or must be otherwise restored by any holder of any of the U.S. Guaranteed Obligations or the Foreign Guaranteed Obligations, as applicable, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each U.S. Guarantor or each Foreign Guarantor, as applicable, agrees that it will indemnify the Administrative Agent and each other holder of the U.S. Guaranteed Obligations or the Foreign Guaranteed Obligations, as applicable, on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such other holder of the U.S. Guaranteed Obligations or the Foreign Guaranteed Obligations, as applicable, in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 2.3. Guaranty Absolute, etc.

(a) (i) The obligations of the U.S. Guarantors under Section 2.1(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the U.S. Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.3(a)(i) that the obligations of the U.S. Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each U.S. Guarantor agrees that such U.S. Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor for amounts paid under this Guaranty until the Termination Date.

(ii) The obligations of the Foreign Guarantors under Section 2.1(b) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.3(a)(ii) that the obligations of the Foreign Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Foreign Guarantor agrees that such Foreign Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor for amounts paid under this Guaranty until the Termination Date.

(b) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement, or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;

(iii) the maturity of any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, shall be accelerated, or any of the U.S.  Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, shall fail to attach or be perfected; or

(v) any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable, shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any U.S. Guarantor or any Foreign Guarantor, as applicable) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any U.S. Guarantor or any Foreign Guarantor, as applicable).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as applicable.

Each Guarantor hereby irrevocably consents to any release of any other Guarantor and confirms that any such release will not reduce or otherwise limit its obligations hereunder.

SECTION 2.4. Remedies.

(a) The U.S. Guarantors agree that, to the fullest extent permitted by law, as between the U.S. Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the U.S. Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02 of the Credit Agreement) for purposes of Section 2.1(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the U.S. Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the U.S. Guaranteed Obligations being deemed to have become automatically due and payable), the U.S. Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the U.S. Guarantors for purposes of Section 2.1(a).  The U.S. Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

(b) The Foreign Guarantors agree that, to the fullest extent permitted by law, as between the Foreign Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the Foreign Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02 of the Credit Agreement) for purposes of Section 2.1(b) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Guaranteed Obligations being deemed to have become automatically due and payable), the Foreign Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Guarantors for purposes of Section 2.1(b).  The Foreign Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

SECTION 2.5. Waiver, etc.  Each U.S. Guarantor agrees that such U.S. Guarantor shall have no right of recourse to security for the U.S. Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 2.3(a)(i) and through the exercise of rights of contribution pursuant to Section 2.6(a).  Each Foreign Guarantor agrees that such Foreign Guarantor shall have no right of recourse to security for the Foreign Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 2.3(a)(ii) and through the exercise of rights of contribution pursuant to Section 2.6(b).

SECTION 2.6. Rights of Contribution.

(a) The U.S. Guarantors agree among themselves that, in connection with payments made hereunder, each U.S. Guarantor shall have contribution rights against the other U.S. Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of the U.S. Guarantors under the Loan Documents and no U.S. Guarantor shall exercise such rights of contribution until the Termination Date.

(b) The Foreign Guarantors agree among themselves that, in connection with payments made hereunder, each Foreign Guarantor shall have contribution rights against the other Foreign Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Foreign Guarantors under the Loan Documents and no Foreign Guarantor shall exercise such rights of contribution until the Termination Date.

SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:

(a) that all payments made by such Guarantor hereunder will be made in Dollars or the Dollar Equivalent of the Alternative Currency in which the applicable Guaranteed Obligations are denominated, to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 2.12 and 3.01 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 2.12 and 3.01 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty; and

(b) that all payments made hereunder shall be applied upon receipt as set forth in Section 8.03 of the Credit Agreement.

SECTION 2.8. Guarantee of Payment; Continuing Guarantee.  The guarantee in this Guaranty by the U.S. Guarantors is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all U.S. Guaranteed Obligations whenever arising.  The guarantee in this Guaranty by the Foreign Guarantors is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Guaranteed Obligations whenever arising.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make and maintain Credit Extensions thereunder and enter into Secured Treasury Management Agreements and Secured Swap Agreements, each Guarantor represents and warrants to each Secured Party as set forth below.

(a) The representations and warranties contained in Article V of the Credit Agreement, insofar as they are applicable to any Guarantor and its properties, are true and correct, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article III.

(b) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Company and each such other Loan Party on an ongoing basis information relating thereto and to such other Loan Party’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations.

(c) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made to the Borrowers by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers.

SECTION 3.2. Representations of Maltese Guarantors.  Each Foreign Guarantor whose jurisdiction of organization is Malta represents and warrants that (a) it has the power to guarantee the prompt payment of all Foreign Guaranteed Obligations as set forth herein and (b) there are no restrictions in any of its Organization Documents (including, without limitation, in its memorandum and articles of association) or any documents related thereto which would limit or restrict (i) the Guaranty provided hereby or (ii) the performance of its obligations hereunder.

ARTICLE IV

COVENANTS, ETC.

SECTION 4.1. Covenants.  Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article IV, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article IV.

ARTICLE V

REMEDIES

SECTION 5.1. Remedies. If any Guarantor fails to fulfill its duty to pay all Guaranteed Obligations guaranteed by it hereunder, the Administrative Agent and the Secured Parties shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable Law, including the remedies set forth in Section 8.02 of the Credit Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.  To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 6.2. Binding on Successors, Transferees and Assigns; Assignment.  This Guaranty shall remain in full force and effect until, subject to Section 2.2, the Termination Date has occurred, shall be jointly and severally binding upon each U.S. Guarantor and its successors, transferees and assigns and jointly and severally binding upon each Foreign Guarantor and its successors, transferees and assigns, as applicable, and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders (and any attempted such assignment without such consent shall be null and void).

SECTION 6.3. Amendments, etc.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to, and in accordance with, Section 11.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.4. Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile or other electronic transmission and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) (provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient).

SECTION 6.5. Additional Guarantors.  Upon the execution and delivery by any other Person of a supplement substantially in the form of Annex I hereto, such Person shall become a “U.S. Guarantor” or a “Foreign Guarantor”, as applicable, hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “U.S. Guarantor” or a “Foreign Guarantor”, as applicable, hereunder.  The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.  For the avoidance of doubt, no Borrower shall be required to sign this Guaranty so long as such Borrower remains a party to the Credit Agreement.

SECTION 6.6. Termination of Agreement; Release of Guarantor.  Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically (subject to Sections 2.2, 6.9, 6.10 and each other provision of this Guaranty that by its terms expressly survives termination), without delivery of any instrument or performance of any act by any party.

SECTION 6.7. No Waiver; Remedies.  In addition to, and not in limitation of, Article II, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided and under each other Loan Document are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.8. Section Captions.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 6.9. Indemnification by the Guarantors.  Each Guarantor shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents, (ii) any Loan, Letter of Credit or Secured Swap Agreement or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any Material Subsidiary, or any Environmental Liability related in any way to any Borrower or any of its Material Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the expiration or cancellation of any Letter of Credit, the closing out and termination of any Secured Swap Agreement and the repayment, satisfaction or discharge of all the Guaranteed Obligations.

SECTION 6.10. Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or Secured Swap Agreement or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the expiration or cancellation of any Letter of Credit, the closing out and termination of any Secured Swap Agreement and the repayment, satisfaction or discharge of all the Guaranteed Obligations.

SECTION 6.11. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.12. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF

THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN NEW YORK TO THE PROCESS AGENT FOR SUCH PARTY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, INCLUDING SERVICE ON ANY PROCESS AGENT, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 6.13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.14. Counterparts; Effectiveness.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.  Except as set forth in Section 4.01 of the Credit Agreement, this Guaranty shall become effective when it shall have been executed by the Guarantors.

SECTION 6.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH SUBJECT MATTER. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

U.S. GUARANTORS:	WESTRIDGE HAGGERTY LLC, a Michigan limited liability company

By:
Name:
Title:

FOREIGN GUARANTORS:	GENTHERM HOLDING (MALTA) LIMITED,
a Maltese limited company

By:
Name:
Title:

GENTHERM AUTOMOTIVE SYSTEMS (MALTA) LIMITED,
a Maltese limited company

By:
Name:
Title:

Gentherm Hungary Korlátolt Felelősségű Társaság,
a Hungarian limited liability company
By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

GUARANTORS

Westridge Haggerty LLC

Gentherm Holding (Malta) Limited

Gentherm Automotive Systems (Malta) Limited

Gentherm Hungary Korlátolt Felelősségű Társaság

ANNEX I

FORM OF SUPPLEMENT

THIS SUPPLEMENT, dated as of [__________], 201__ (this “Supplement”), is to the Subsidiary Guaranty, dated as of August 7, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 6.5 of the Guaranty, each of the undersigned is becoming a [U.S. Guarantor][Foreign Guarantor] under the Guaranty; and

WHEREAS, each of the undersigned desires to become a “[U.S. Guarantor][Foreign Guarantor]” under the Guaranty in order to induce the Secured Parties to continue to make Credit Extensions or maintain Loans under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a [U.S. Guarantor][Foreign Guarantor] under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a [U.S. Guarantor][Foreign Guarantor] and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder, including such representations and warranties set forth in Article III of the Guaranty, are true and correct as of the date hereof, and further represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms. In furtherance of the foregoing, each reference to a “[U.S. Guarantor][Foreign Guarantor]”, “Guarantor”, “[U.S. Guarantors][Foreign Guarantors]” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.

[SECTION 2. Guaranty Limitations. [Insert applicable guaranty limitation language for Foreign Guarantors, as needed.]]

SECTION [2][3]. Waiver, Agreements, etc.

(a) Each of the undersigned hereby irrevocably waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations], this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations], as the case may be.

(b) Each of the undersigned understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any Collateral, including real property security, if any, for the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations], that foreclosure could impair or destroy any ability that such Person may have to seek reimbursement, contribution, or indemnification from the other Loan Parties or others based on any right such Person may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Person under this Supplement and the Guaranty.  By executing this Supplement, each of the undersigned freely, irrevocably, and unconditionally (i) waives and relinquishes that defense and agrees that such Person will be fully liable under this Supplement and the Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust or other Collateral Document securing the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations]; (ii) agrees that such Person will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Supplement and the Guaranty and (iii) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations], and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations].

(c) Each of the undersigned waives all rights and defenses that it may have because any of the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations] is secured by any Collateral, including real property, if any.  This means, among other things, that (i) the Secured Parties may collect from such Person without first foreclosing on any real or personal property Collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any Collateral, including real property, if any, pledged by the other Loan Parties (A) the amount of the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations] may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) the Secured Parties may collect from such Person even if the Secured Parties, by foreclosing on such Collateral, have destroyed any right such Person may have to collect from the other Loan Parties.  This is an unconditional and irrevocable waiver of any rights and defenses such Person may have because any of the [U.S. Guaranteed Obligations][Foreign Guaranteed Obligations] are secured by such Collateral, including real property, if any.

SECTION [3][4]. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION [4][5]. Incorporation. The provisions of Sections 6.7 thru 6.15, inclusive, of the Guaranty are incorporated into this Supplement as if fully set forth herein, mutatis mutandis; provided that (a) references to any [U.S. Guarantor][Foreign Guarantor] shall be deemed to be references to the undersigned and (b) references to the Guaranty shall be deemed to be references to this Supplement.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered as of the date first written above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF SECURED PARTY DESIGNATION NOTICE

Date:  _________, 20__

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by ____________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, have entered into that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrowers;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Treasury Management Agreement][Swap Contract] as a [“Secured Treasury Management Agreement”][“Secured Swap Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Designor is a Lender or Affiliate of a Lender and wishes to designate a [Treasury Management Agreement][Swap Contract] as a [“Secured Treasury Management Agreement”][“Secured Swap Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

1. Designation.  The Designor hereby designates the [Treasury Management Agreement][Swap Contract] described on Schedule 1 hereto to be a [“Secured Treasury Management Agreement”][“Secured Swap Agreement”] and hereby represents and warrants to the Administrative Agent that such [Treasury Management Agreement][Swap Contract] satisfies all the requirements under the Loan Documents to be so designated.  By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Treasury Management Agreement][Secured Swap Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, those referred to in the provisions of Section 9.01 of the Credit Agreement), [and] (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Treasury Management Agreement][Swap Contract] [and (d) ratifies and approves all acts previously taken by the Administrative Agent on the Designor’s behalf (including the Administrative Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Collateral Document governed by German law)]13.  Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

2. GOVERNING LAW.  THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

[13]	Bracketed text to be included only if there are any Collateral Documents governed by German law in existence at the time this Secured Party Designation Notice is provided.

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESIGNOR

By:
Name:
Title:

ADMINISTRATIVE AGENT

By:
Name:
Title:

Schedule 1

EXHIBIT H-1

FORM OF LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Agreement”), dated as of [__], to the Credit Agreement referenced below is by and among [__] (the “New Lender”), Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party hereto, the Guarantors party hereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated, amended and restated, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders have agreed to provide the Borrowers with a revolving credit facility;

WHEREAS, pursuant to Section 2.02(f) of the Credit Agreement, the Borrowers have requested that the New Lender provide a portion of the increased Revolving Credit Facility under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide a $[__] Commitment on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used but not defined herein shall have the meaning provided to such terms in the Credit Agreement.

2. Commitment.  In accordance with Section 2.02(f) of the Credit Agreement, the New Lender hereby agrees that the New Lender shall have a Commitment of $[__] under the Credit Agreement.  The Borrowers, the Guarantors and the New Lender hereby acknowledge, agree and confirm that the New Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if the New Lender had executed the Credit Agreement.  The existing Schedule 2.01 to the Credit Agreement shall be deemed to be, and shall be, amended to reflect the increase to the Revolving Credit Facility and to include the New Lender’s Commitment.  [Further, the New Lender hereby ratifies and approves all acts previously taken by the Administrative Agent on the New Lender’s behalf (including the Administrative Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Collateral Document governed by German law).]14

3. Conditions Precedent.  This Agreement shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement executed by the Borrowers, the Guarantors, the New Lender, the Administrative Agent, the L/C Issuer and the Swing Line Lender; and

(b) receipt by the Administrative Agent of the certificates required by clauses (v) and (vi) of Section 2.02(f) of the Credit Agreement.

4. Notices.  The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in the Administrative Questionnaire delivered by the New Lender to the Administrative Agent and the Company on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent and the Company.

[14]	Bracketed text to be included only if there are any Collateral Documents governed by German law in existence at the time this Lender Joinder Agreement is executed.

5. Reaffirmation of Guaranty.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

6. Acknowledgment.  The Administrative Agent, the Borrowers, the L/C Issuer and the Swing Line Lender hereby acknowledge and agree that the New Lender is reasonably acceptable to each of them as a Lender under the Credit Agreement.

7. Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

8. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	[NEW LENDER]

By:
Name:
Title:

BORROWERS:	[INSERT BORROWER]

By:
Name:
Title:

GUARANTORS:	[INSERT GUARANTOR]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SWING LINE LENDER AND L/C ISSUER:	BANK OF AMERICA, N.A.,
as Swing Line Lender and L/C Issuer

By:
Name:
Title:

EXHIBIT H-2

FORM OF LENDER COMMITMENT AGREEMENT

THIS LENDER COMMITMENT AGREEMENT (this “Agreement”), dated as of [__], is among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party hereto, the Guarantors party hereto, [__] (the “Applicable Lender”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrowers pursuant to the terms of the Credit Agreement, dated as of August 7, 2014 (as amended, restated, amended and restated, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, pursuant to Section 2.02(f) of the Credit Agreement, the Borrowers have the right to increase the Revolving Credit Facility with new Commitments from existing Lenders; and

WHEREAS, the Applicable Lender has agreed to increase its Commitment under the Credit Agreement to $[__] on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Commitment.  The Applicable Lender hereby agrees that from and after the date hereof the Applicable Lender shall have a Commitment of $[__] under the Credit Agreement.  The existing Schedule 2.01 to the Credit Agreement shall be deemed to be, and shall be, amended to reflect the increase to the Revolving Credit Facility and to include the Applicable Lender’s Commitment as increased hereby.

3. Conditions Precedent.  This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) receipt by the Administrative Agent of this Agreement executed by the Borrowers, the Guarantors, the Applicable Lender and the Administrative Agent; and

(b) receipt by the Administrative Agent of the certificates required by clauses (v) and (vi) of Section 2.02(f) of the Credit Agreement.

4. Reaffirmation of Guaranty.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

5. Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

6. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APPLICABLE LENDER:	[APPLICABLE LENDER]

By:
Name:
Title:

BORROWERS:	[INSERT BORROWER]

By:
Name:
Title:

GUARANTORS:	[INSERT GUARANTOR]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT I

FORM OF GERMAN SHARE PLEDGE AGREEMENT

See attached.

AGREED FORM

SHARE PLEDGE AGREEMENT
(VERPFÄNDUNG VON GESCHÄFTSANTEILEN)

[to be notarized in Germany]

___________ 2014

between

GENTHERM INCORPORATED

as Pledgor

and

BANK OF AMERICA N.A.

as Administrative Agent and Original Pledgee

and

OTHER SECURED PARTIES

as Original Pledgees

and

GENTHERM GMBH

as Pledged Company

Allen & Overy LLP

THIS SHARE PLEDGE AGREEMENT (this Agreement) is made on _______________ 2014

BETWEEN:

(1)	GENTHERM INCORPORATED, a Michigan corporation, as pledgor (the Pledgor);
(2)

BANK OF AMERICA N.A., as original pledgee in its respective capacities as administrative agent and collateral agent for itself and the other Secured Parties and as proxy without power of attorney for the Future Pledgees (each as defined below) (the Administrative Agent);

(3)	the other ORIGINAL PLEDGEES (as defined in Clause 1.1 (Definitions) below); and
(4)

GENTHERM GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under registration number HRB 208876, as pledged company (the Pledged Company).

WHEREAS:

(A)

Reference is made to a credit agreement dated as of [     ] 2014 entered into between, amongst others, Gentherm Incorporated, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc. and Gentherm GmbH, as borrowers, the Administrative Agent (in its various capacities as, inter alia, administrative agent, swing line lender, l/c issuer and collateral agent), JPMorgan Chase Bank, N.A., as syndication agent, HSBC Bank USA, National Association as documentation agent, other lenders party thereto from time to time and Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and sole book runner (as amended, supplemented and/or restated from time to time, the Credit Agreement).

(B)

Reference is further made to a German law governed parallel debt agreement dated [on or about the date of this Agreement] between, amongst others, the Administrative Agent and the Loan Parties (as defined below) (as amended, supplemented and/or restated from time to time, the Parallel Debt Agreement). Clause 2 (Parallel Debt (Covenant to pay the Administrative Agent) of the Parallel Debt Agreement provides for an obligation of, amongst others, each Loan Party to pay to the Administrative Agent, as an independent and separate creditor, an amount equal to each and any amounts which, amongst others, a Loan Party owes to, amongst others, the Secured Parties under or in connection with, amongst others, the Credit Agreement and any other  Loan Document (each as defined below) (such obligations together, as amended, varied, novated, supplemented or restated from time to time, the Parallel Debt Obligations). The claims of the Administrative Agent arising under or in connection with the Parallel Debt Obligations are part of the Secured Claims (as defined below) and shall be secured by this Agreement and the pledges created pursuant thereto.

(C)

It is a condition subsequent under the Credit Agreement for the Lenders making the credit facilities available to the Borrowers (each as defined below) that the Pledgor enters into this Agreement. Pursuant to Article 9 of the Credit Agreement, the Administrative Agent acts as administrative agent and collateral agent in relation to Collateral for the Secured Parties under the Loan Documents (each as defined below); the Collateral created by, or pursuant to the terms of, this Agreement will be administered by the Administrative for and on behalf of the other Pledgees (each as defined below) pursuant to the terms of the Credit Agreement.

(D)

The Pledgor acknowledges and agrees that (i) pursuant to the terms of the Credit Agreement, the Borrowers (as defined below) may, at any time and from time to time, upon prior written notice from the Pledgor to the Administrative Agent, increase the revolving credit facility made available under the Credit Agreement (each a Revolving Credit Facility Increase) or institute or incur Add-On Company Term Loans (as defined below) by a maximum aggregate principal amount of up to US$ 50,000,000 (it being understood and agreed that the aggregate principal amount of such Revolving Credit Facility Increases and such Add-On Company Term Loans (as defined below) shall not exceed US$ 50,000,000) and (ii) the Secured Claims (as defined below) shall include, and the pledges created pursuant to this Agreement shall extend to secure, any and all such Revolving Credit Facility Increases and any and all such Add-On Company Term Loans (as defined below).

IT IS AGREED as follows:

1.	INTERPRETATION
(a)	Definitions

In this Agreement:

Account Control Agreements means any agreement among a Loan Party, a depository institution or securities intermediary and the Administrative Agent and which provides the Administrative Agent with control over the deposit account(s) or securities account(s) described therein.

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Ancillary Rights means:

(a)

all present and future rights to receive (i) dividends, if any, payable on the Pledged Shares, (ii) liquidation proceeds (Liquidationserlöse), consideration for redemption (Einziehungsentgelt), repaid capital in case of a capital decrease (Kapitalherabsetzung), any compensation in case of termination (Kündigung), withdrawal (Austritt) and/or expulsion (Ausschluss) of a shareholder of the Pledged Company, the surplus in case of surrender (Preisgabe), any repayment claim for any additional capital contribution (Nachschüsse) and all other pecuniary claims associated with the Pledged  Shares;

(b)	the right of the owner of the Pledged Shares to subscribe for newly issued shares in the Pledged Company; and
(c)

all other monetary rights and benefits attributable to the Pledged Shares (including all present and future pecuniary claims of the Pledgor against the Pledged Company arising under or in connection with any domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) or partial profit transfer agreement (Teilgewinnabführungsvertrag) which may be entered into between the Pledgor and the Pledged Company).

Add‑On Company Term Commitment means, as to each Add‑On Company Term Lender, the commitment of such Add‑On Company Term Lender to make an Add‑On Company Term Loan under the Credit Agreement pursuant to an Add‑On Company Term Lender Joinder Agreement.

Add‑On Company Term Lender means each of the persons identified as an “Add‑On Company Term Lender” in any Add‑On Company Term Lender Joinder Agreement.

Add‑On Company Term Lender Joinder Agreement means a joinder agreement executed and delivered to the Administrative Agent in order to accede to the Credit Agreement as add-on company term lender.

Add‑On Company Term Loan means any term loan granted to the Pledgor on the effective date of an Add-On Company Term Lender Joinder Agreement by an Add-On Company Term Lender in the amount of its respective Add-On Company Commitment.

Base Amount has the meaning given to it in Clause 2.2(b).

Base Amount Capital Increase has the meaning given to it in Clause 2.2(b).

Borrowers means (i) the Original Borrowers and (ii) any other person or entity which becomes a borrower under the Credit Agreement after the date of this Agreement.

Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in Frankfurt am Main and New York.

Closing Date means [     ] 2014.

Collateral means a collective reference to all real and personal property with respect to which Liens in favour of the Administrative Agent and/or the other Secured Parties are purported to be granted under, or pursuant to the terms of, the Collateral Documents.

Collateral Document means this Agreement, the Parallel Debt Agreement, the Account Control Agreements, the Security Agreement, the Security Agreement Supplement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Credit Agreement and each other agreement, instrument or document that creates or purports to create a Lien in favour of the Administrative Agent for the benefit of the Secured Parties and/or for the Secured Parties (other than the Administrative Agent) themselves.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

Credit Agreement has the meaning given to it in Recital (A) above.

Event of Default means any event or circumstance which would (i) entitle the Administrative Agent and/or the (other) relevant Secured Parties to prematurely cancel all or part of the commitments (including any ancillary commitments) under the Credit Agreement and/or any other Loan Document, to declare all or any part of the amounts (or cash-cover in relation to those amounts) outstanding under the Credit Agreement and/or any other Loan Document immediately due and payable or payable on demand, and/or to exercise or direct the Administrative Agent to exercise any or all of its rights, remedies, powers or discretions under the Loan Documents (or any of them), and/or (ii) result in an automatic acceleration of all or any part of the amounts outstanding, or commitments available (including any ancillary commitments), under the Credit Agreement and/or any other Loan Document.

Excluded Swap Obligation means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any

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rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (and the applicable rules issued by the Commodity Futures Trading Commission) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes excluded in accordance with the first sentence of this definition.

Existing Shares means the shares in the Pledged Company as set forth in Clause 2.1 (b)(i) (Existing Shares).

Existing Pledged Shares means the Existing Shares with the consecutive share numbers 1 to 16,500 (each inclusive).

Fee Letter means that certain letter agreement dated 3 June 2014 among Gentherm Incorporated, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Future Pledgee(s) means (i) any successors or assigns of the Administrative Agent as creditor of any Parallel Debt Obligation, (ii) any person or entity to whom a Pledge is transferred by operation of law, including (without limitation) as a result of assignment or transfer of a Secured Claim or otherwise, after the date of this Agreement, and/or (iii) any person or entity which becomes a party to any Loan Document as a Secured Party, including (without limitation) as a result of accession or transfer in relation to a Loan Document or otherwise, after the date of this Agreement.

Future Shares means any and all shares in the capital of the Pledged Company issued in addition to the Existing Shares in whatever nominal value which the Pledgor may acquire or hold in the future, including in the event of a share transfer, a share split, a share combination, an increase of the capital of the Pledged Company or otherwise.

Future Pledged Shares means, in the event of a Base Amount Capital Increase, the respective first consecutive share numbers of the additional shares which correspond to 66 per cent. of the nominal share capital increase (for example: if in addition to the Existing Shares existing as at the date hereof the registered share capital (Stammkapital) of the Pledged Company is increased by EUR 1,000 divided into 1,000 additional shares in the Pledged Company each with a nominal value of EUR 1.00 (“first base amount capital increase”), the relevant Future Pledged Shares issued pursuant to such first base amount capital increase will comprise the shares in the Pledged Company with the consecutive share numbers 25,001 to 25,660 (each inclusive); if in addition to the Existing Shares existing as at the date hereof and the additional shares issued pursuant to the first base amount capital increase the registered share capital (Stammkapital) of the Pledged Company is further increased by EUR 100 divided into 100 additional shares in the Pledged Company each with a nominal value of EUR 1.00 (“second base amount capital increase”), the relevant Future Pledged Shares of such second base amount capital increase will comprise the shares in the Pledged Company with the consecutive share numbers 26,001 to 26,066 (each inclusive); etc.).

Guaranty means any guaranty or guaranty supplement granted by the Borrowers (or any of them) and/or any other person or entity under or in connection with the Credit Agreement and/or any other Loan Documents.

Guarantors means the (i) Original Guarantors and (ii) any other person or entity which grants a Guaranty or otherwise becomes a guarantor under the Credit Agreement after the date of the Credit Agreement.

Issuer Document means with respect to any Letter of Credit, any application and/or agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and any other document, agreement and instrument entered into by the L/C Issuer and the Pledgor (or any subsidiary of the Pledgor) or in favour of the L/C Issuer and relating to such Letter of Credit.

Joinder Agreement means (i) any Add-On Company Term Lender Joinder Agreements and (ii) any other joinder or accession agreement delivered to the Administrative Agent pursuant to which a person or entity becomes a lender under the Credit Agreement and/or a Secured Party to any other Loan Document.

L/C Issuer means the Administrative Agent in its capacity as issuer of Letters of Credit under the Credit Agreement (including with respect to any letters of credit existing as at the date of the Credit Agreement), or any successor issuer of Letters of Credit under the Credit Agreement.

Lenders means (i) the Original Lenders and (ii) any person or entity which becomes a lender under the Credit Agreement after the date of this Agreement.

Letter of Credit means any standby letter of credit issued under the Credit Agreement.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

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Loan Documents means this Agreement, the Credit Agreement, each Note, each Guaranty, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in cash collateral delivered under or in connection with the Credit Agreement, each Collateral Document (including, without limitation, the Parallel Debt Agreement), the Fee Letter, each Secured Swap Agreement, each Secured Treasury Management Agreement and any other document designated as a “Loan Document” by a Loan Party and the Administrative Agent.

Loan Party means a Borrower or a Guarantor.

Master Agreement has the meaning specified in the definition of Swap Contract.

Note means any promissory note by a Borrower in favour of a Lender evidencing its indebtedness to such Lender resulting from advances made by such Lender under or in connection with the Credit Agreement (including, without limitation, any promissory term or add-on term note by the Pledgor, any promissory term note by the Pledged Company and any promissory revolving credit or swing line loan note by any of the Borrowers).

Original Borrower means each person or entity listed in Part 1 (Original Borrowers) of Schedule 2 (Loan Parties) hereto.

Original Guarantor means each person or entity listed in Part 2 (Original Guarantors) of Schedule 2 (Loan Parties) hereto.

Original Lender means each person or entity listed in Schedule 1 (Original Pledgees) hereto.

Original Pledgees means the Administrative Agent and the other Secured Parties listed in Schedule 1 (Original Pledgees) hereto as an original lender.

Parallel Debt Obligations has the meaning given to it in Recital (B) above.

Parties means the Pledgor, the Administrative Agent, the other Pledgees and the Pledged Company.

Pledgees means the Original Pledgees and the Future Pledgees.

Pledges means any and all pledges constituted pursuant to this Agreement.

Pledged Shares means the Existing Pledged Shares and the Future Pledged Shares.

Secured Claims means (i) all present, future, actual and/or contingent claims (Ansprüche) of whatever nature of the Pledgees (or any of them) against any or all of the Loan Parties incurred (whether solely or jointly and as principle or surety or in any other capacity) under or in connection with the Loan Documents or any of them (in each case as amended, restated, varied, novated or supplemented from time to time and notwithstanding any increase, restructuring, deferral or extension, including, without limitation, by way of any Revolving Credit Facility Increases, any Add-On Company Term Loans and/or any other increase or extension of existing tranches, the making of further advances, the increase of pricing and/or principal or otherwise), including, without limitation, any claims under any guarantees given by a Loan Party, any claims of the Administrative Agent and/or any other Pledgee under or in connection with the Parallel Debt Obligations and/or any other form of parallel debt structure, any claims based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt) and any claims in respect of interest and fees that accrue under or in connection with Loan Documents after the commencement by or against any Loan Party pursuant to any proceedings under debtor relief laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed in such proceeding, provided, however, that the Secured Claims shall exclude such claims of a Pledgee which constitute Excluded Swap Obligations of the relevant Loan Parties.

Secured Parties means the Administrative Agent, the Lenders, the L/C Issuer, the Swap Banks, the Treasury Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time, and any other person or entity the Secured Claims owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

Secured Swap Agreement means any Swap Contract between a Loan Party and a Swap Bank which (i) is entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Loan Party, or changes in the value of securities issued by such Loan Party and not for the purposes of speculation or taking a “market view”, and (ii) does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party provided that the Administrative Agent received a notice satisfying the requirements of a secured party designation notice under the Credit Agreement.

Secured Treasury Management Agreement means any Treasury Management Agreement between any Loan Party and any Treasury Management Bank provided, that for any of the foregoing to be included as a Secured Treasury Management Agreement on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a notice satisfying the requirements under the Credit Agreement to the Administrative Agent prior to such date of determination.

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Security Agreement means a pledge and security agreement dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent between, inter alia, the Pledgor and the Administrative Agent dated on or about the date of this Agreement.

Security Agreement Supplement any supplemental agreement to the Security Agreement by which any Person becomes a party to the Security Agreement as additional security grantor.

Shares means the Existing Shares and the Future Shares.

Swap Bank means any person that (a) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract.

Swap Contract means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any international foreign exchange master agreement, or any other master agreement (any such master agreement, together with any related schedules, a Master Agreement), including any such obligations or liabilities under any such master agreement.

Swap Obligation means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Treasury Management Agreement means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

Treasury Management Bank means any person that (a) at the time it enters into a Treasury Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement or (c) within 30 days after the time it enters into the applicable Treasury Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Treasury Management Agreement.

1.2	Construction
(a)	Where the context so admits, the singular includes the plural and vice versa.
(b)	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
(c)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	a Clause, a Sub-Clause, a paragraph or a Schedule is a reference to a clause, sub-clause or paragraph of, or schedule to, this Agreement; and
(ii)	promptly is to be construed as "unverzüglich" (without undue delay) within the meaning of section 121 (1) of the German Civil Code (Bürgerliches Gesetzbuch).
(d)	Any reference in this Agreement to a defined document is a reference to that defined document as amended, varied, novated or supplemented from time to time.
(e)

Any reference to a Party or other person (including any Loan Party and any Secured Party) includes its respective successor(s) in law (including any universal successor (Gesamtrechtsnachfolger) of that person by way of merger (Verschmelzung), any other reorganisation contemplated in the German Transformation Act (Umwandlungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

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(f)

This Agreement is made in the English language.  For the avoidance of doubt, the English language version of this Agreement shall prevail over any translations of this Agreement.  However, where a German translation of a word or phrase appears in the text of this Agreement, that translation shall prevail.

2.	PLEDGE
2.1	Existing Shares
(a)	The Pledgor is the sole shareholder of the Pledged Company and holds all of the Existing Shares (as defined below).
(b)	As at the date hereof:
(i)

the total registered share capital (Stammkapital) of the Pledged Company amounts to EUR 25,000 (in words: twenty-five thousand euros) divided into 25,000 shares with the consecutive numbers 1 to 25,000 (each inclusive) and each with a nominal value of EUR 1.00 (in words: one euro) (together, the Existing Shares);

(ii)	the Existing Pledged Shares represent a nominal participation in the total registered share capital (Stammkapital) of the Pledged Company of 66 per cent.; and
(iii)	there are no other shares in the Pledged Company.
(c)	The Existing Shares are fully paid up. There is no obligation for the Pledgor to make any additional contributions (keine Nachschusspflicht).
(d)

To the extent applicable under the constitutional documents of the Pledged Company, the sole shareholder of the Pledged Company and any other relevant persons have granted their consents and approvals to the pledges to be created pursuant to the terms of this Agreement over the Pledged Shares (and any rights associated therewith) in the Pledged Company and any transfer of the Pledged Shares (and any rights associated therewith) following an enforcement of the Pledges.[15]

2.2	Future Shares
(a)

The Pledgor must ensure that (i) the registered share capital (Stammkapital) of the Pledged Company as existing as at the date hereof is not, and will not be, increased and (ii) no additional shares in the Pledged Company will be issued, unless with the prior written consent of the Administrative Agent.

(b)

Without prejudice or limitation to paragraph (a) above, in the event that the Administrative Agent has consented to a capital increase pursuant to paragraph (a) above, and unless otherwise agreed with the Administrative Agent in writing, the Pledgor must ensure that in each case the number of additional shares in the Pledged Company so issued is equal to (i) 100 (the Base Amount) or (ii) an integral multiple of the Base Amount (each such capital increase, a Base Amount Capital Increase). The Pledgor will not allow any other party to subscribe for any additional shares issued pursuant to a Base Amount Capital Increase, unless with the prior written consent of the Administrative Agent.

(c)

The Pledgor must ensure that the Administrative Agent and the other Pledgees hold at all times a Pledge over shares in the Pledged Company which represent a nominal participation of not less than 66 per cent. in the total registered share capital (Stammkapital) of the Pledged Company from time to time. In particular, without limitation, after any increase of the registered share capital (Stammkapital), or any issuance of additional shares in, the Pledged Company (unless expressly waived by, or otherwise agreed with, the Administrative Agent in writing), the Pledgor must promptly, at its cost and expense, enter into a separate notarial share pledge agreement on substantially the same terms of this Agreement granting and/or confirming, as the case may be, pledges over additional shares in the Pledged Company which correspond to 66 per cent. of the amount of such nominal share capital increase of, or issuance of additional shares in, the Pledged Company.

2.3	Constitution of Pledge
(a)

The Pledgor hereby pledges the Existing Pledged Shares together with any and all Ancillary Rights pertaining thereto to each Original Pledgee and to each Future Pledgee for their rateable and equally ranking interest as security.

(b)

In addition (but without prejudice or limitation to Clause 2.2(c) above), the Pledgor hereby pledges the Future Pledged Shares together with any and all Ancillary Rights pertaining thereto to each Original Pledgee and to each Future Pledgee for their rateable and equally ranking interest as security.

(c)	Each Original Pledgee hereby accepts the Pledges pursuant to paragraphs (a) and (b) above.
(d)

In addition, the Administrative Agent accepts the Pledges pursuant to paragraphs (a) and (b) above for and on behalf of each Future Pledgee hereunder as proxy without power of attorney (Vertreter ohne Vertretungsmacht).  Each Future Pledgee ratifies and confirms such acceptance so made by the Administrative Agent on its behalf by accepting the transfer or

[15]

Transfer restriction pursuant to § 9 of the articles of association (Satzung) of the Pledged Company to be deleted and amended articles of association (Satzung) to be filed with the competent commercial register prior to execution of this Agreement.

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assignment of any Secured Claim, by becoming a creditor in respect of any Parallel Debt Obligations and/or by becoming a party to the Credit Agreement and/or any other Loan Document, thereby becoming a Pledgee. All Parties confirm that the validity of any of the Pledges constituted hereunder is not affected by the Administrative Agent acting as proxy without power of attorney for any Future Pledgee.  For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges by operation of law.

3.	INDEPENDENT PLEDGES

The validity and effect of each of the Pledges shall be independent from the validity and the effect of any of the other Pledges created hereunder and is in addition, and without any prejudice, to any other Collateral which the Pledgees (or any of them) may now or hereafter hold in respect of the Secured Claims.  The Pledges to each of the Pledgees shall be separate and individual pledges.  Each of the Pledges shall rank pari passu to each other Pledge created hereunder.

4.	PURPOSE OF THE PLEDGES

The Pledges are constituted in order to secure the full and final satisfaction and discharge of any and all Secured Claims.  The Pledges shall also cover and any future extension, increase or other amendment or modification of the Secured Claims (which, for the avoidance of doubt, shall include any Revolving Credit Facility Increases and any Add-On Company Term Loans) and the Parties hereby expressly agree that the provisions of section 1210 paragraph 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement and the Pledges.

5.	NOTIFICATION
(a)	The Pledgor and the Pledgees hereby notify the Pledged Company of the Pledges, including (to the extent applicable) pursuant to section 1280 of the German Civil Code (Bürgerliches Gesetzbuch).
(b)	The Pledged Company hereby acknowledges the Pledges.
6.	DIVIDENDS AND OTHER PAYMENT CLAIMS
6.1	Entitlement to receive dividend payments

Notwithstanding that the dividends attributable to the Pledged Shares are pledged pursuant to this Agreement, the Pledgor shall be entitled to receive and retain all dividend payments in respect of the Pledged Shares until the occurrence of an Event of Default.

6.2	Pledgees' rights

Notwithstanding Clause 6.1 (Entitlement to receive dividend payments):

(a)	dividends paid or payable other than in cash and other property received, receivable or otherwise distributed in respect of or in exchange for the Pledged Shares;
(b)

dividends or other distributions paid or payable in cash in respect of the Pledged Shares in connection with the partial or total liquidation or dissolution or in connection with the reduction of capital (Kapitalherabsetzung) or any other capital or profit reserves (Kapital- oder Gewinnrücklagen); and

(c)	cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for the Pledged Shares,

shall be made available and shall forthwith be delivered to the Administrative Agent for itself and for the other Pledgees to be held as security and shall, if received by the Pledgor, be received as holder for the Pledgees and segregated from the other property or funds of the Pledgor and be forthwith delivered to the Administrative Agent for itself and for the other Pledgees as security in the same form as so received (with any necessary endorsement).  Any further reaching obligations of the Pledged Company and/or the Pledgor in respect of the use of profits and/or dividends shall not be affected by this Clause 6.2.

7.	EXERCISE OF VOTING RIGHTS
7.1	Voting Rights

The voting rights resulting from the Pledged Shares (or any other Shares) remain with the Pledgor.  The Pledgor, however, shall at all times until the full and final satisfaction and discharge of all Secured Claims or the release of the Pledges be required, in exercising its voting rights, to act in good faith to ensure that none of the Pledges is in any way adversely affected.

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7.2	Impairment

The Pledgor shall not take, or participate in, any action which impairs, or which would for any other reason be inconsistent with, the security interest of the Pledgees or the security purpose as described in Clause 4 (Purpose of the Pledges) or defeat, impair or circumvent the rights of the Pledgees hereunder in each case in any material respect.

7.3	Information by the Pledgor

The Pledgor shall inform the Administrative Agent promptly of all other actions concerning the Pledged Company which might materially adversely affect the Pledges (or any part thereof).  In particular, the Pledgor shall notify the Administrative Agent forthwith of:

(a)

any shareholders' meeting at which a resolution is intended to be adopted which could have a material adverse effect upon the Pledges.  The Pledgor shall then allow the Administrative Agent or, as the case may be, its proxy or any other person designated by the Administrative Agent to attend such shareholders’ meeting of the Pledged Company; safe for the provisions of Clause 14 (Duration and Independence), the Administrative Agent’s right to attend such shareholders’ meeting shall lapse immediately upon the full and final satisfaction and discharge of the Secured Claims. In any event, the Pledgor shall procure that the Administrative Agent will promptly receive, as soon as they are available, a copy of the convocation notice for such ordinary or extraordinary shareholders' meeting setting forth the agenda and all applications and decisions to be taken, and the minutes of any such shareholders' meeting; and

(b)

any resolution which is intended to be adopted outside a shareholders' meeting and which could have a material adverse effect upon the Pledges and provide to the Administrative Agent a draft of any such resolution.  In any event, the Administrative Agent shall promptly receive, as soon as it is available, a copy of any such resolution.

8.	ENFORCEMENT OF THE PLEDGES
8.1	Pledgees' rights
(a)

At any time after the occurrence of an Event of Default if, in addition, the requirements set forth in sections 1273, 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of pledges are met (Pfandreife), the Pledgees (or any of them) acting through the Administrative Agent shall be entitled to enforce the Pledges (or any part thereof) by way of public auction (öffentliche Versteigerung) and/or in any other way permitted under German law, in all cases notwithstanding section 1277 of the German Civil Code without any enforceable judgment or other instrument (vollstreckbarer Titel).  The Administrative Agent may determine, in its absolute discretion, which part of the Pledges shall be enforced.  The Parties hereby expressly waive the application of section 1230 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) pursuant to which the enforcement of the Pledges is limited to such number of Pledged Shares as necessary to satisfy the Secured Claims.

(b)

The Pledgees (or any of them) acting through the Administrative Agent shall notify the Pledgor of the intention to realise the Pledges (or any part thereof) not less than 1 (one) week before the date on which the Pledges (or any such part thereof) are intended to be enforced.  Such notice period is not necessary, but for the avoidance of doubt the Administrative Agent can at its option give prior written notice to the Pledgor, if (i) the Pledgor has generally ceased to make payments, (ii) an application for the commencement of insolvency proceedings over the assets of the Pledgor is filed by any third person or by the Pledgor or (iii) there is reason to believe that observance of such notice period would adversely affect the enforceability of the Pledges (or any part thereof).  The Pledgor hereby expressly agrees that 1 (one) week's prior written notice to it of the place and time of any public auction held in accordance with Clause 8.1(a) (Pledgees' rights) shall be sufficient.  Such public auction may be held at any place in the Federal Republic of Germany which will be determined by the Administrative Agent.

(c)

If the Administrative Agent should seek to enforce the Pledges (or any part thereof) pursuant to, and in accordance with Clause 8.1(a) (Pledgees' rights), the Pledgor shall, at its own expense, render forthwith all assistance necessary in order to facilitate the prompt sale of the Pledged Shares (or any of them) and/or the exercise by the Administrative Agent or any other Pledgee of any other right a Pledgee may have pursuant to this Agreement or statutory German law.

(d)

In case of an enforcement of the Pledges or if the Pledgor pays or repays any of the Secured Claims owed by any other Obligor, section 1225 of the German Civil Code (Bürgerliches Gesetzbuch) (legal subrogation of claims to a pledgor (Forderungsübergang auf den Verpfänder)) shall not apply and no rights or claims of the Pledgees shall pass to the Pledgor.

(e)	The Administrative Agent may determine which part of the Collateral, if applicable, shall be used to satisfy the Secured Claims.
8.2	Dividends

Provided that the requirements for enforcement referred to under Clause 8.1(a) (Pledgees' rights) are met, all dividends and all other payments based on similar ancillary rights attributed to the Pledged Shares may be applied by the Pledgees in

8

satisfaction in whole or in part of the Secured Claims notwithstanding a Pledgee's right to treat such payments as additional collateral.  Any such payments which are made to the Pledgor after the time the Pledges have become enforceable must be paid to the Administrative Agent.

8.3	Voting rights

Even if the requirements for enforcement referred to under Clause 8.1(a) (Pledgees' rights) are met, the Administrative Agent shall not, whether as proxy or otherwise, be entitled to exercise the voting rights attached to the Pledged Shares (or any other Shares) for itself or on behalf of any of the Pledgees.  However, the Pledgor shall, upon the occurrence of an event which gives the Pledgees the right to enforce the Pledges (or any part thereof), have the obligations and the Pledgees shall have the rights set forth in Clause 7.3 (Information by the Pledgor) regardless of which resolutions are intended to be adopted.

8.4	Application of proceeds
(a)	The proceeds resulting from the enforcement of the Pledges (or any part thereof) shall be applied by the Administrative Agent towards the satisfaction of the Secured Claims.
(b)

Until the full and final satisfaction and discharge of all Secured Claims, the Pledgees shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Claims, notwithstanding their right to seek satisfaction from such proceeds at any time.

(c)

After the full and final satisfaction and discharge of all Secured Claims any remaining proceeds resulting from the enforcement of the Pledges (or any part thereof) shall be transferred to the Pledgor at the cost and expense of the Pledgor.

9.	NO DEFENCES OR RECOURSE
(a)

The Pledgor hereby waives any rights of revocation (Anfechtbarkeit) and set-off (Aufrechenbarkeit) it may have pursuant to sections 1211 and 770(1) and (2) of the German Civil Code (Bürgerliches Gesetzbuch) and any defence of failure to pursue remedies (Einrede der Vorausklage) it may have.

(b)

To the extent legally possible, the Pledgor hereby expressly waives the defences exercisable by it pursuant to section 1211(1) sentence 1 alternative 1 of the German Civil Code (Bürgerliches Gesetzbuch) which the principal debtor of any Secured Claim has against any Secured Claim (Einreden des Hauptschuldners).

(c)

In addition to Clause 8.1(d) (Pledgees' rights), the Parties hereby agree that no rights and claims shall pass to or otherwise arise for the benefit of the Pledgor by subrogation (gesetzlicher Übergang von Forderungen und Rechten) or otherwise, including any recourse claims, indemnification claims, claims arising from unjust enrichment (ungerechtfertigte Bereicherung) and any right to demand the assignment and/or transfer of any Secured Claim and/or Collateral, against any Loan Party, grantor of Collateral or Secured Party (as the case may be) which it may (but for this Clause 9) acquire as a result of:

(i)	a payment or repayment by the Pledgor of any debt of any other Loan Party under any of the Loan Documents; or
(ii)	in case of enforcement of the Pledges (or any part thereof).

The Pledgor furthermore undertakes not to exercise (pactum de non petendo), and not to purport to exercise, any such rights and claims which may pass to it or otherwise arise for its benefit notwithstanding this Clause 9 or would pass to it or otherwise arise for its benefit but for this Clause 9.

10.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants (selbständiges Garantieversprechen im Sinne von § 311 BGB) to the Pledgees that on the date of this Agreement:

(a)

the Pledgor is validly existing and neither unable or admits inability to pay its debts as they fall due or is deemed or declared under applicable law to be unable to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or has indebtedness in respect of which a moratorium is declared and there are no circumstances known to the Pledgor which would justify or cause the initiation of such proceedings in the future;

(b)	the Pledged Company is validly existing and is neither:
(i)	unable to pay its debts when they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung); nor

9

(ii)	in a state of imminent inability to pay its debts when they fall due (drohende Zahlungsunfähigkeit) within the meaning of section 18 of the German Insolvency Code (Insolvenzordnung); nor
(iii)	over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung); nor
(iv)

subject to any insolvency proceedings (Insolvenzverfahren) (or other or similar proceedings under the laws of any other applicable jurisdiction) or any refusal of opening insolvency proceedings for insufficiency of assets (Abweisung mangels Masse) (within the meaning of section 26 of the German Insolvency Code (Insolvenzordnung)), and there are no circumstances known to the Pledgor which would justify or cause the initiation of such proceedings in the future;

(c)

the statements in Clause 2.1 (Existing Shares) are in all respects true and correct, the Existing Shares are the only shares (Geschäftsanteile) in the Pledged Company in existence at the date hereof and no resolution has been adopted by the shareholder of the Pledged Company to increase, or make additional contributions to, the capital of the Pledged Company;

(d)

the Existing Shares are fully paid and there is no obligation for a shareholder to make any additional contributions (keine Nachschusspflicht) and the share capital of the Pledged Company has not been repaid in any way;

(e)

the Pledgor is not subject to any restriction of any kind with regard to the transfer of, or the granting of a pledge in, or any other disposal of, the Existing Pledged Shares, or with regard to the right to receive dividends on the Existing Pledged Shares, and there is no party (other than the Pledgor) which is entitled to participate in the profits or revenues of the Pledged Company;[16]

(f)

the Pledgor is the sole legal and beneficial owner of the Pledged Shares and the Pledged Shares have not been transferred to, or encumbered for the benefit of, any third person and are not subject to any other rights of third parties (including, but not limited to, any pre-emption rights of third parties for shares in the Pledged Company);

(g)	all necessary corporate action has been taken and is in full force and effect to authorise the entry into and delivery of this Agreement; and
(h)

all facts that are capable of being registered (eintragungsfähig) with the commercial register (Handelsregister) of the Pledged Company have been entered into the commercial register (Handelsregister) and, in particular, no shareholder resolution regarding a change in the articles of association of the Pledged Company has been passed which has not been entered into the commercial register (Handelsregister) of the Pledged Company.

11.	UNDERTAKINGS

The Pledgor undertakes:

(a)

at its own expense, to execute (or ensure execution of) each and any other document, make each and any other or additional declaration and take each and any other action, in each case that is necessary or useful for:

(i)	the creation, perfection and/or protection of the Pledges; and
(ii)

the enforcement of the Pledges and in particular, if the Pledges have become enforceable, for facilitating the enforcement of all or any part of the Pledges and the exercise of all powers, authorities and discretions vested in the Administrative Agent or any other Pledgee or in any receiver with respect to the Pledged Shares, and upon request of the Administrative Agent, to promptly execute such further documents and do such other acts as are necessary in order to fully effect the purposes of this Agreement;

(b)

at its own expense, to execute all transfers, conveyances, assignments and releases whether to the Administrative Agent, its nominees or to any other Pledgee and give all notices, orders and directions which the Administrative Agent or any other Pledgee may reasonably request;

(c)

to obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations applicable to enable the Pledgor lawfully to enter into and perform its obligations pursuant to this Agreement and to ensure the legality, validity, enforceability and admissibility in evidence of this Agreement;

(d)

to notify the Administrative Agent promptly of any change in the shareholding in or the capital contributions (Einlagen in das Stammkapital) to the Pledged Company or of any change in the articles of association (Satzung) or

[16]	See footnote 1 above.

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the registration of the Pledged Company in the commercial register (Handelsregister) which may reasonably be expected to affect the Pledges;
(e)

to effect promptly any payments to be made in respect of the Pledged Shares, in particular to fully pay up the Future Pledged Shares and to make all necessary additional contributions, and, if and to the extent the Existing Pledged Shares are not fully paid up at the date hereof, to fully pay up the Existing Pledged Shares promptly upon the execution of this Agreement and to procure that there will be no obligation for a shareholder to make any additional contributions;

(f)

to inform the Administrative Agent promptly of any attachments (Pfändung) regarding the Pledged Shares or any other measures which may impair or jeopardise the Pledgees' rights relating to the Pledged Shares.  In the event of an attachment, the Pledgor undertakes to forward to the Administrative Agent promptly a copy of the attachment order (Pfändungsbeschluss), any third party debt order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment.  The Pledgor shall inform the attaching creditor promptly about the Pledgees' security interests under or created pursuant to this Agreement;

(g)

to furnish to the Administrative Agent such information concerning the Pledged Shares as is available to the Pledgor as the Administrative Agent may reasonably request, and upon reasonable notice being given to the Pledgor, to permit the Administrative Agent and its designees to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Pledgor which pertain to the Pledged Shares at all times during normal business hours, and, upon the reasonable request of the Administrative Agent, to deliver to the Administrative Agent copies of all such records and papers;

(h)

to notify the Administrative Agent promptly of any event or circumstance which adversely affects or may reasonably be expected to adversely affect the validity or enforceability of this Agreement and/or the Pledges (or any part thereof) or which would cause an Event of Default to occur;

(i)

without the prior written consent of the Administrative Agent, not to create or permit to subsist any encumbrance over all or any of the Pledged Shares or any interest therein or otherwise sell, transfer or dispose of the whole or any part of the Pledged Shares or any interest therein;

(j)

without the prior written consent of the Administrative Agent, to refrain from any acts or omissions which might have an adverse effect on the validity or enforceability of the Pledges (or any part thereof) or might defeat, impair or circumvent in any way the rights of the Pledgees hereunder;

(k)

to ensure that the Administrative Agent and the other Pledgees hold at all times a pledge over shares in the Pledged Company existing from time to time which represent a nominal participation of not less than 66 per cent. in the total registered share capital (Stammkapital) of the Pledged Company from time to time;

(l)

without the prior written consent of the Administrative Agent, not to permit any third party to acquire any shares in the Pledged Company in connection with an increase of the registered share capital (Stammkapital) of the Pledged Company;

(m)

without the prior written consent of the Administrative Agent, to refrain from any acts or omissions which may lead to a reduction of the registered share capital (Stammkapital) of the Pledged Company or would defeat, impair or circumvent the rights granted under this Agreement, and to refrain from any acts or omissions the purpose or effect of which is or might be the Pledged Shares ceasing to exist or being encumbered (including, without limitation, the forfeiture (Einziehung), split (Teilung) or combination (Zusammenlegung) of the Pledged Shares;

(n)

to ensure at all times compliance with the obligation in respect of the completeness and accuracy of the list of shareholders (Gesellschafterliste) of the Pledged Company pursuant to section 40 of the German Limited Liability Companies Act (GmbH-Gesetz).

12.	RELEASE
12.1	Confirmation

After the full and final satisfaction and discharge of all Secured Claims the Administrative Agent shall confirm to the Pledgor upon the Pledgor's request that the Pledges have ceased to exist and/or, as applicable, the release of the Pledges (Pfandaufgabe), at the cost and expense of the Pledgor (if any).

12.2	Release of Security

Even prior to the full and final satisfaction and discharge of all Secured Claims, the Pledgees are obliged to release upon the Pledgor's request, and at the Pledgor's cost and expense, all or part of the Collateral insofar as the aggregate realisable value

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of the Collateral exceeds, not only temporarily, the Secured Claims by more than 10%.  The Administrative Agent may, at its discretion, determine which part of the Collateral shall be released.

13.	INDEMNITY
13.1	Liability for Damages

Neither the Administrative Agent nor any of the other Pledgees shall be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent or any of the other Pledgees.

13.2	Indemnification

The Pledgor shall indemnify the Administrative Agent and each other Pledgee and keep the Administrative Agent and each other Pledgee indemnified against any and all losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Administrative Agent and/or any other Pledgee for anything done or omitted in the exercise or purported exercise of the powers contained herein, other than to the extent that such losses, actions, claims, expenses, demands and liabilities are incurred by or made against the Administrative Agent or any other Pledgee as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent or such other Pledgee. The provisions of any other Loan Document remain unaffected by this Clause 13.2.

Any reference in this paragraph to the Administrative Agent and/or the other Pledgees includes any attorney, manager, agent or other person appointed by the Administrative Agent or any other Pledgee in accordance with the provisions of this Agreement and the other Loan Documents.

14.	COSTS AND EXPENSES

The Pledgor shall promptly pay (or procure payment) to the Administrative Agent and each other Pledgee the amount of any and all costs, charges, fees and expenses (including fees for legal advisers) incurred by it in connection with the preparation, execution, performance, amendment or enforcement of, or the monitoring of the Pledgor's compliance with its obligations under, this Agreement, or any waiver in relation thereto, together in each case with any applicable value added tax or other taxes.  For the avoidance of doubt, all costs of, or associated with, the notarisation of this Agreement will be borne by the Pledgor.  The provisions of any other Loan Document remain unaffected by this Clause 14.

15.	DURATION AND INDEPENDENCE
15.1	Duration

This Agreement shall remain in full force and effect until the full and final satisfaction and discharge of the Secured Claims.  The Pledges shall not cease to exist if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

15.2	Continuing Security

This Agreement shall create a continuing security interest and no change or amendment whatsoever in any Loan Document or in any document or agreement related to it shall affect the validity or limit the scope of this Agreement or the obligations which are imposed on the Pledgor pursuant to it.

The Pledgor hereby agrees that the Pledges shall not be affected by any assumption of liability (Schuldübernahme) in relation to any of the Secured Claims and hereby expressly consents (willigt ein) to any such assumption of liability within the meaning of section 418(1) sentence 3 of the German Civil Code (Bürgerliches Gesetzbuch) (including when applied by analogy).

15.3	Independence

This Agreement and the Pledges are independent from all other security interests or guarantees which may have been or will be given to the Administrative Agent and/or any of the other Secured Parties with respect to any obligation of the Loan Parties (or any of them).  None of such other security interests or guarantees shall in any way prejudice, or be prejudiced by, this Agreement or the Pledges.

16.	PARTIAL INVALIDITY; WAIVER
16.1	Invalidity
(a)

The Parties agree that, should at any time any provision of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining

12

provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the parties' intent to uphold this letter even without the void, invalid or ineffective provision(s).  The invalid or unenforceable provision shall be deemed replaced by such valid and effective provision which in legal and economic terms best meets the intent of the replaced provision.  This shall apply analogously with respect to anything which is accidentally not regulated in this Agreement (Vertragslücke).

(b)

In particular the Pledges shall not be affected if the number or nominal value of the Existing Pledged Shares or the aggregate liable capital of the Pledged Company as stated in Clause 2.1 (Existing Shares) are inaccurate and deviate from the actual facts.

16.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or the other Pledgees (or any of them), any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

17.	AMENDMENTS; CONSENT

Changes to and amendments of this Agreement including this Clause 17 must be made in writing, unless notarial form is required by mandatory law. When pursuant to the terms of this Agreement the consent of the Administrative Agent is required, the Administrative Agent may request and act upon, instruction of the other Pledgees.

18.	SUCCESSORS, ASSIGNMENTS AND TRANSFERS

This Agreement shall be binding upon the Parties hereto and, to the extent legally possible, their respective successor(s) in law.  Each Pledgee shall, to the extent legally possible, be entitled to assign or otherwise transfer any and all of its rights and duties pursuant to this Agreement to third parties.  The Pledgor is entitled to any such transfer with the prior written consent of the Pledgees (acting through the Administrative Agent, as the case may be) only.

19.	NOTICES AND THEIR LANGUAGE
19.1	Notices

Any notice or other communication under or in connection with this Agreement to the Pledgor or the Administrative Agent and/or any of the other Pledgees shall be in writing (unless notarisation is required) and shall be delivered personally, by post, email or fax and shall be sent to the address, email address or fax number of the party, and for the attention of the individual or department, as set forth in Schedule 4 (Addresses for Notices) or such other address, email address or fax number as is notified in writing by that Party for this purpose to the Administrative Agent or, as the case may be, the Pledgor, from time to time.

19.2	Language

Unless otherwise required by statutory German law or unless otherwise agreed in writing from time to time, any notice or other communication under or in connection with this Agreement shall be made in the English language or, if in any other language, accompanied by a translation into English.  In the event of any conflict between the English text and the text in any other language, the English text shall prevail (unless the document is a statutory or other official document), except that where a German translation of a legal term appears in such text, the German translation shall prevail.

20.	APPLICABLE LAW; JURISDICTION
20.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

20.2	Jurisdiction

The place of jurisdiction for all Parties shall be Frankfurt am Main, Federal Republic of Germany.

21.	SERVICE OF PROCESS
(a)

Without prejudice to any other mode of service allowed under any relevant law, the Pledgor hereby (i) appoints the Pledged Company (the Process Agent) as its agent for service of process in relation to any proceedings before the German courts (Zustellungsbevollmächtigter) in connection with this Agreement, (ii) agrees that failure by the Process Agent to notify the

13

Pledgor of the process will not invalidate the proceedings concerned, (iii) releases the Process Agent from the restrictions of multi-representation and self-dealing as set forth in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions under any other applicable law and (iv) undertakes to deliver to the Process Agent a process agent appointment letter (the Process Agent Appointment Letter) substantially in the form of Schedule 3 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Administrative Agent.

(b)

The Process Agent hereby accepts and acknowledges its appointment. The Process Agent will ensure that documents to be served on the Pledgor may validly be served by delivery to the Process Agent. In particular, the Process Agent shall notify the Administrative Agent of any change of address, accept any documents delivered to it on behalf of the Pledgor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung).

(c)

In case that the appointment of the Pledged Company as process agent in the meaning of this Clause 21 is revoked, rescinded or otherwise ceased to exist, the Pledgor undertakes to promptly appoint another person or entity resident in Germany as its process agent according to this Clause 21 (for the avoidance of doubt including the delivery of a Process Agent Appointment Letter substantially in the form of Schedule 3 (Form of Process Agent Appointment Letter) to the Administrative Agent).

14

SCHEDULE 1

ORIGINAL PLEDGEES

[to be updated upon execution]

BANK OF AMERICA, N.A.

JPMORGAN CHASE BANK, N.A.

HSBC BANK USA, NATIONAL ASSOCIATION

COMERICA BANK

THE HUNTINGTON NATIONAL BANK

KEYBANK NATIONAL ASSOCIATION

15

SCHEDULE 2

LOAN PARTIES

PART 1

ORIGINAL BORROWERS

[to be updated upon execution]

GENTHERM INCORPORATED

GENTHERM (TEXAS), INC.

GENTHERM CANADA LTD.

GLOBAL THERMOELECTRIC INC.

GENTHERM GMBH

16

PART 2

ORIGINAL GUARANTORS

[to be updated upon execution]

GENTHERM HOLDING (MALTA) LIMITED

GENTHERM AUTOMOTIVE SYSTEMS (MALTA) LIMITED

GENTHERM HUNGARY KFT.

WESTRIDGE HAGGERTY LLC

17

SCHEDULE 3

FORM OF PROCESS AGENT APPOINTMENT LETTER

[on letterhead of the Pledgor]

To:[Pledged Company] as process agent (the Process Agent)

From:[Pledgor]

Date:[●] 2014

•	Gentherm – Share pledge agreement over shares in Gentherm GmbH dated [•] 2014 (the Share Pledge Agreement)

Dear Sirs,

We refer to the Share Pledge Agreement and hereby appoint you as our agent for service of process (Zustellungsbevollmächtigter) in relation to any proceeding before any German court in connection with the above mentioned Share Pledge Agreement.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Sincerely,

[Pledgor]

By:

Acknowledged and agreed by the Process Agent:

[Pledged Company]

By:

Date: __________________

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SCHEDULE 4

ADDRESSES FOR NOTICES

To the Pledgor:	Gentherm Incorporated 21680 Haggerty Road, Suite 101 Northville, MI 48167 USA
Attn.: Mr. Barry Gordon Steele Fax:+1 248-348-9734 Email:Barry.Steele@gentherm.com
To the Administrative Agent and all other Pledgees:	Bank of America, N.A. Agency Management 135 S. La Salle St. Mail Code IL4-135-09-61 Chicago, IL 60603
Attn.: Felicia Brinson Fax:877-216-2432 Email:Felicia.brinson@baml.com
To the Pledged Company:	Gentherm GmbH Rudolf-Diesel-Straße 12 D-85235 Odelzhausen Germany
Attn.: Mr. Barry Gordon Steele Fax:+49 8134-933-401 Email:Barry.Steele@gentherm.com

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EXHIBIT J

FORM OF GERMAN PARALLEL DEBT AGREEMENT

See attached.

Agreed Form

PARALLEL DEBT AGREEMENT

__________ 2014

between

BANK OF AMERICA, N.A.

as Administrative Agent

and

THE COMPANIES NAMED HEREIN

as Original Grantors

Allen & Overy LLP

THIS PARALLEL DEBT AGREEMENT (this Agreement) is made on __________ 2014

BETWEEN:

(1)	BANK OF AMERICA, N.A., as administrative agent and collateral agent under the Credit Agreement (as defined below) (the Administrative Agent); and
(2)	THE COMPANIES named in Schedule 1 (Grantors) hereto as Loan Parties and grantors of the Parallel Debt (each ad defined below) (the Original Grantors).

WHEREAS:

(A)

Reference is made to a credit agreement dated as of 07 August 2014 entered into between, amongst others, Gentherm Incorporated, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc. and Gentherm GmbH, as borrowers, the Administrative Agent (in its various capacities as, inter alia, administrative agent, swing line lender, l/c issuer and collateral agent), JPMorgan Chase Bank, N.A., as syndication agent, HSBC Bank USA, National Association as documentation agent, other lenders party thereto from time to time and Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and sole book runner (as amended, supplemented and/or restated from time to time, the Credit Agreement).

(B)

The Administrative Agent and the Grantors have agreed to enter into this Agreement in order to create, in addition to the Obligations (as defined below), a separate claim of the Administrative Agent against each Grantor (as defined below), in the form of the Parallel Debt (as defined below), to be collateralised by the security interests created under the Collateral Documents (as defined below) expressed to be governed by German law.

(C)

Each Grantor acknowledges and agrees that (i) pursuant to the terms of the Credit Agreement, the Borrowers (as defined below) may, at any time and from time to time, upon prior written notice from the Company (as defined below) to the Administrative Agent, increase the Revolving Credit Facility (as defined in the Credit Agreement) (each a Revolving Credit Facility Increase) or institute or incur Add-On Company Term Loans (as defined in the Credit Agreement) by a maximum aggregate principal amount of up to US$ 50,000,000 on the terms and conditions as set forth in the Credit Agreement (it being understood and agreed that the aggregate principal amount of such Revolving Credit Facility Increases and such Add-On Company Term Loans (as defined in the Credit Agreement) shall not exceed US$ 50,000,000) and (ii) the Obligations (as defined below) shall include, and the Parallel Debt (as defined below) shall extend to, any and all such Revolving Credit Facility Increases and any and all such Add-On Company Term Loans (as defined in the Credit Agreement).

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	Definitions

In this Agreement:

Accession Letter means a document substantially in the form set out in Schedule 2 (Form of Accession Letter) or in any other form acceptable to the Company and the Administrative Agent.

Additional Grantor means each person or entity which accedes to this Agreement as an Additional Grantor in accordance with Clause 5 (Additional Grantors) below.

Affiliate means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have the meanings correlative thereto.

Borrower means person or entity which is or becomes a borrower under the Credit Agreement from time to time.

Company means Gentherm Incorporated, a Michigan corporation.

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Collateral Document means this Agreement, the German Share Pledge Agreement, the Account Control Agreements, the Security Agreement, the Security Agreement Supplement (each as defined in the Credit Agreement), each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Credit Agreement and each other agreement, instrument or document that creates or purports to create a Lien in favour of the Administrative Agent for the benefit of the Secured Parties and/or for the Secured Parties (other than the Administrative Agent) themselves.

Corresponding Debt has the meaning given to it in Clause 2(b) below.

Credit Agreement has the meaning given to it in Recital (A) above.

Excluded Swap Obligation means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Grantor of, or the grant under a Loan Document by such Grantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (as defined in the Credit Agreement) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Grantor failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (and the applicable rules issued by the Commodity Futures Trading Commission) at the time the Guaranty of such Grantor, or grant by such Grantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes excluded in accordance with the first sentence of this definition.

Fee Letter means that certain letter agreement dated 3 June 2014 among the Company, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

German Borrower means Gentherm GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany.

Group means the Company and its Subsidiaries from time to time.

Guarantor means any person or entity which grants a Guaranty or otherwise becomes a guarantor under the Credit Agreement from time to time.

Guaranty means (a) the Closing Date Guaranty (as defined in the Credit Agreement), (b) the guaranty made by the Borrowers pursuant to Article X of the Credit Agreement and (c) any other guaranty or guaranty supplement delivered by any direct or indirect Subsidiary of the Company pursuant to the terms of the Credit Agreement.

Grantors means each of the Original Grantors and the Additional Grantors.

Issuer Documents means, with respect to any letters of credit in connection with the Credit Agreement, the relevant application for such letter of credit and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any subsidiary) under the Credit Agreement or in favour of the L/C Issuer and relating to such letter of credit.

Joinder Agreement means any joinder and/or other accession agreement in relation to the Credit Agreement.

L/C Issuer means Bank of America, N.A. in its capacity as issuer of letters of credit under the Credit Agreement (including with respect to the Existing Letters of Credit (as defined in the Credit Agreement), or any successor issuer of letters of credit under the Credit Agreement.

Lender means any “lender” under and as defined in the Credit Agreement.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

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Loan Documents means this Agreement, the Credit Agreement, each Note, each Guaranty, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in cash collateral delivered under or in connection with the Credit Agreement, each Collateral Document, the Fee Letter, each Secured Swap Agreement, each Secured Treasury Management Agreement and any other document designated as a “Loan Document” by a Loan Party and the Administrative Agent.

Loan Parties means each of the Borrowers and the Guarantors.

Master Agreement has the meaning specified in the Credit Agreement.

Note means a Company Term Note, a Gentherm Germany Term Note, an Add-On Company Term Note or a Revolving Credit Note (each as defined in the Credit Agreement).

Obligations means (a) all advances to, and debts, liabilities, obligations, covenants and duties of whatever nature of any or all Loan Parties arising under any or all Loan Documents (in each case as amended, restated, varied, novated or supplemented from time to time and notwithstanding any increase, restructuring, deferral or extension, including, without limitation, by way of any Revolving Credit Facility Increases, any Add-On Company Term Loans (as defined in the Credit Agreement) and/or any other increase or extension of existing tranches, the making of further advances, the increase of pricing and/or principal) or otherwise with respect to any loan or letter of credit, and (b) all obligations of any Loan Parties owing to a Treasury Management Bank or a Swap Bank in respect of Secured Treasury Management Agreements or Secured Swap Agreements, in the case of each of paragraphs (a) and (b) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceedings under debtor relief laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, but excluding any Excluded Swap Obligations, of the relevant Loan Parties.

Parallel Debt has the meaning given to it in Clause 2(a) below.

Parties means the Administrative Agent and the Grantors.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

Secured Parties means, collectively, the Administrative Agent (including each co-agent or sub-agent it may appoint from time to time pursuant to the terms of the Credit Agreement), the Lenders, the L/C Issuer, the Swap Banks, the Treasury Management Banks, and each other Person the Obligations owing to which are or are purported to be secured by any Collateral (as defined in the Credit Agreement) under the terms of any Collateral Document, and Secured Party means any of them.

Secured Swap Agreements means any Swap Contract (as defined in the Credit Agreement) permitted pursuant to the terms of the Credit Agreement between any Loan Party and any Swap Bank, provided that the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) has delivered a secured party designation notice to the Administrative Agent.

Secured Treasury Management Agreements means any Treasury Management Agreement (as defined in the Credit Agreement) between any Loan Party and any Treasury Management Bank, provided that the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) has delivered a secured party designation notice to the Administrative Agent.

Swap Banks means any Person that (a) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract in effect on or prior to the Closing Date (as defined in the Credit Agreement), is, as of the Closing Date (as defined in the Credit Agreement) or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract, or (c) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract.

Swap Contract has the meaning given to it in the Credit Agreement.

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Swap Obligation means with respect to any Grantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Treasury Management Agreement has the meaning given to it in the Credit Agreement.

Treasury Management Banks means any Person that (a) at the time it enters into a Treasury Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Treasury Management Agreement in effect on or prior to the Closing Date (as defined in the Credit Agreement), is, as of the Closing Date (as defined in the Credit Agreement) or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement, or (c) within 30 days after the time it enters into the applicable Treasury Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Treasury Management Agreement.

1.2	Definitions
(a)	Where the context so admits, the singular includes the plural and vice versa.
(b)	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
(c)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	a Clause, a Sub-Clause, a paragraph or a Schedule is a reference to a clause, sub-clause or paragraph of, or schedule to, this Agreement; and
(ii)	promptly is to be construed as “unverzüglich” (without undue delay) within the meaning of section 121 (1) of the German Civil Code (Bürgerliches Gesetzbuch).
(d)	Any reference in this Agreement to a defined document is a reference to that defined document as amended, restated, varied, novated or supplemented from time to time.
(e)

Any reference to a Party or other person or entity (including to a Grantor, a Loan Party or a Secured Party) includes its respective successor(s) in law (including any universal successor (Gesamtrechtsnachfolger) of that person by way of merger (Verschmelzung), any other reorganisation contemplated in the German Transformation Act (Umwandlungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

(f)	Unless otherwise defined herein or unless the context otherwise requires, terms defined or referred to in the Credit Agreement shall have the same meaning when used herein.
(g)

This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, that translation shall prevail.

2.	PARALLEL DEBT (COVENANT TO PAY THE ADMINISTRATIVE AGENT)
(a)

Each Grantor hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent as creditor in its own right and not as a representative of the other Secured Parties an amount equal to all Obligations owing from time to time by that Grantor to any Secured Party when due (the Parallel Debt).

(b)

Each Grantor and the Administrative Agent acknowledge and agree that the obligations of each Grantor under paragraph (a) above are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Grantor to any Secured Party under the relevant Loan Document (the Corresponding Debt) nor shall the amounts for which each Grantor is liable under paragraph (a) above be limited or affected in any way by its Corresponding Debt provided that the Parallel Debt of each Grantor shall be decreased to the extent that its Corresponding Debt has been finally paid or discharged and such discharge of Corresponding Debt shall constitute good discharge of the Parallel Debt in the same amount.

(c)	Any transfer of rights and obligations shall only be affected by way of assignment and assumption and under no circumstances by way of novation.
(d)

The Administrative Agent may enforce performance of the Parallel Debt (or any part thereof) in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(e)

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(i)

The Administrative Agent shall distribute (A) any payment received by it from a Grantor on the Parallel Debt and (B) any proceeds resulting from the enforcement of any security interest granted to secure the Parallel Debt which the Administrative Agent has received, to any Secured Party which is a creditor of Corresponding Debt in order to decrease the Corresponding Debt whereby all such moneys shall be applied in accordance with the provisions of the Credit Agreement. For the avoidance of doubt, no Corresponding Debt shall be discharged if and to the extent that the Parallel Debt was void or voidable (or any similar defence invoked by a Grantor) and each Grantor agrees not to invoke any counterclaim against the Parallel Debt.

(ii)

The amount of the Parallel Debt of a Grantor shall at all times be equal to the amount of its Corresponding Debt taking into account that each payment or discharge which is made with respect to the Corresponding Debt (including the payments made by the Administrative Agent set out in paragraph (e)(i) above) decreases the Corresponding Debt and, therefore, decreases the Parallel Debt in a corresponding amount.

(f)

Without limiting or affecting the Administrative Agent’s rights against the Grantors or any of them (whether under this Agreement or under any other provision of a Loan Document), each Grantor acknowledges that, for the avoidance of doubt:

(i)	nothing in this Agreement shall impose any obligation on the Administrative Agent (in that capacity) to advance any sum to any Grantor or otherwise under any Loan Document; and
(ii)	for the purpose of this Agreement or any other purpose, the Administrative Agent (in that capacity) shall not be regarded as having any participation or commitment.
(g)	The maximum amount which the Administrative Agent shall be entitled to claim under this Agreement shall at no time exceed the aggregate of all Obligations owed to the Secured Parties.
(h)

The Security granted under the Collateral Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and not as agent or trustee for any third party.

3.	ASSIGNMENT AND TRANSFER
3.1	Assignment of claims by Administrative Agent
(a)	The Administrative Agent may only assign any claim under the Parallel Debt if it resigns or its appointment is terminated under the Credit Agreement.
(b)	Any assignment of a claim under the Parallel Debt may only be made in favour of the successor agent.
(c)	The Administrative Agent may assign, transfer or otherwise dispose of all or any part of its rights or obligations in the Corresponding Debt in accordance with the Loan Documents.
3.2	Assignment of claims - Grantors
(a)

Each Grantor must enter into any agreement reasonably required by the Administrative Agent and otherwise do whatever is reasonably required by the Administrative Agent if the Administrative Agent wholly or partially transfers its rights and obligations under the Loan Documents in accordance with the terms thereof or this Agreement to a third party, including but not limited to the delivery of an abstract acknowledgement of debt in favour of any successor administrative agent so that a debt equal to the Parallel Debt is created.

(b)

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Grantors may not assign, transfer or otherwise dispose of all or any part of their rights or obligations under this Agreement without the prior written consent of each Lender.

4.	FURTHER ASSURANCE

If the Administrative Agent so requires, each Grantor must promptly do any act, make any declaration or enter into any further document which the Administrative Agent deems reasonably necessary in order to create the Parallel Debt contemplated by this Agreement.

5.	ADDITIONAL GRANTORS

With effect from the date of acceptance by the Administrative Agent of an Accession Letter which is duly completed and signed by a person or entity, such person or entity becomes an Additional Grantor according to this Agreement.

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6.	INDEMNITY
6.1	Liability for Damages

The Administrative Agent shall not be liable for any loss or damage suffered by any Grantor, save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent.

6.2	Indemnification

Each Grantor shall indemnify the Administrative Agent and keep the Administrative Agent indemnified against any and all losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Administrative Agent for anything done or omitted in the exercise or purported exercise of the powers contained in this Agreement, other than to the extent that such losses, actions, claims, expenses, demands and liabilities are incurred or made against the Administrative Agent as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent.

Any reference in this paragraph to the Administrative Agent includes any of its Affiliates and any of its or its Affiliates’ attorneys, managers, agents, directors, officers, employees or other persons appointed by the Administrative Agent or any of its Affiliates in accordance with the provisions of this Agreement and the other Loan Documents.

7.	COSTS AND EXPENSES

Each Grantor shall promptly on demand pay (or procure payment) to the Administrative Agent the amount of any and all costs, charges, fees and expenses (including fees for legal advisers) incurred by it in connection with the preparation, execution, performance, amendment or enforcement of, or the monitoring of the Grantors' compliance with their respective obligations under, this Agreement, or any waiver in relation thereto, together in each case with any applicable value added tax or other taxes.

8.	DURATION

This Agreement shall remain in full force and effect until the full and final satisfaction and discharge of the Obligations and the Secured Claims.  This Agreement shall not cease to exist if any payments made in satisfaction of the Obligations and/or the Secured Claims have only temporarily discharged the Obligations and/or the Secured Claims.

9.	PARTIAL INVALIDITY; WAIVER
9.1	Invalidity

The Parties agree that, should at any time any provision of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this letter even without the void, invalid or ineffective provision(s), which intent shall be indisputable (unwiderlegbar). The invalid or unenforceable provision shall be deemed replaced by such valid and effective provision which in legal and economic terms best meets the intent of the replaced provision. This shall apply analogously with respect to anything which is accidentally not regulated in this Agreement (Vertragslücke).

9.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

10.	AMENDMENTS

Changes to and amendments of this Agreement, including this Clause 10, must be made in writing.

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11.	SUCCESSORS, ASSIGNMENTS AND TRANSFERS

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and, to the extent legally possible, their respective successors and assigns. The Administrative Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties pursuant to this Agreement to third parties. Each Grantor is entitled to any such assignment or transfer with the prior written consent of the Administrative Agent only.

12.	NOTICES AND THEIR LANGUAGE
12.1	Notices
(a)

Any notice or other communication under or in connection with this Agreement to any Grantor or the Administrative Agent shall be in writing and shall be delivered personally, by post, email or fax and shall be sent to the address, email address or fax number of the party, and for the attention of the individual or department, applying for the purposes of this Agreement, as set forth in Schedule 3 (Addresses for Notices) or such other address, email address or fax number as is notified in writing by that party for this purpose to the Administrative Agent or, as the case may be, the Grantors, from time to time.

(b)

Any communication or document by the Administrative Agent to the Grantors may be made or delivered to the German Borrower for its own account and for the account of the other Grantors.  For that purpose, each other Grantor hereby appoints the German Borrower as its agent of receipt (Empfangsvertreter).

12.2	Language

Unless otherwise required by statutory German law or unless otherwise agreed in writing from time to time, any notice or other communication under or in connection with this Agreement shall be made in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail (unless the document is a statutory or other official document), except that where a German translation of a legal term appears in such text, the German translation shall prevail.

13.	APPLICABLE LAW; JURISDICTION
13.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

13.2	Jurisdiction

The place of jurisdiction for all Parties shall be Frankfurt am Main, Federal Republic of Germany.

14.	SERVICE OF PROCESS
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Grantor (other than the German Borrower):
(i)

irrevocably appoints the German Borrower (the Process Agent) as its agent for service of process in relation to any proceedings before the German courts in connection with any Loan Document governed by German law;

(ii)	agrees that failure by the Process Agent to notify the relevant Grantor of the process will not invalidate the proceedings concerned; and
(iii)

undertakes to deliver to the Process Agent a process agent appointment letter (the Process Agent Appointment Letter) substantially in the form of Schedule 4 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Administrative Agent.

(b)

The Process Agent hereby accepts and acknowledges its appointment. The Process Agent shall ensure that documents to be served on a Grantor may validly be served by delivery to the Process Agent.  In particular, the Process Agent shall notify the Administrative Agent of any change of address, accept any documents delivered to it on behalf of a Grantor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung).

(c)

In case that the appointment of the German Borrower as process agent in the meaning of this Clause 14 is revoked, rescinded or otherwise ceased to exist, the other Grantors undertake to promptly appoint another person or entity resident in Germany as their process agent according to this Clause 14 (for the avoidance of doubt including the delivery of a Process Agent Appointment Letter substantially in the form of Schedule 4 (Form of Process Agent Appointment Letter) and to the Administrative Agent).

15.	DESIGNATION

This Agreement is a Loan Document.

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SCHEDULE 1

ORIGINAL GRANTORS

[to be updated upon execution]

GENTHERM INCORPORATED

GENTHERM (TEXAS), INC.

GENTHERM CANADA LTD.

GLOBAL THERMOELECTRIC INC.

GENTHERM GMBH

GENTHERM HOLDING (MALTA) LIMITED

GENTHERM AUTOMOTIVE SYSTEMS (MALTA) LIMITED

GENTHERM HUNGARY KFT.

WESTRIDGE HAGGERTY LLC

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SCHEDULE 2

FORM OF ACCESSION LETTER

To:	Bank of America, N.A. as Administrative Agent for itself and the other Secured Parties
From:	[insert name of company] (the Company)
Date:	[●]

Dear Sirs

Gentherm – Parallel debt agreement dated [●] 2014
(the Parallel Debt Agreement)

1.

We refer to the Parallel Debt Agreement.  This is an Accession Letter.  Terms defined in the Parallel Debt Agreement shall have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

The Company hereby declares and agrees to become an Additional Grantor and to be bound by the terms of the Parallel Debt Agreement as an Additional Grantor pursuant to Clause 5 of the Parallel Debt Agreement as if it had been an original party thereto in that capacity.

3.	The Company is a company duly incorporated under the laws of [insert relevant jurisdiction] and is a [limited liability company] [corporation] with registered number [ ].
4.	The administrative details of the Company are as follows:

Address:

Fax No.:

Attention:

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Sincerely,

[insert name of company]

By:

Acknowledged, agreed and accepted by the Administrative Agent:

BANK OF AMERICA, N.A.

By:

Date: __________________

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SCHEDULE 3

ADDRESSES FOR NOTICES

To the German Borrower and the other Grantors:	Gentherm GmbH Rudolf-Diesel Straβe 12 D-85235 Odelzhausen Germany
Attn.:Mr. Barry Gordon Steele Fax:+49 8134-933-401 Email: Barry.Steele@gentherm.com

To the Administrative Agent:	Bank of America, N.A. Agency Management 135 S. La Salle St. Mail Code IL4-135-09-61 Chicago, IL 60603
Attn.: Felicia Brinson Fax:877-216-2432 Email:Felicia.brinson@baml.com

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SCHEDULE 4

FORM OF PROCESS AGENT APPOINTMENT LETTER

To:	[Gentherm GmbH] as process agent (the Process Agent)
From:	[insert name of company]
Date:	[●] 2014

Dear Sirs

Gentherm – Parallel debt agreement dated [●] 2014
(the Parallel Debt Agreement)

We refer to the Parallel Debt Agreement and hereby irrevocably appoint you as our agent for service of process (Zustellungsbevollmächtigter) in relation to any proceeding before any German court in connection with the above mentioned Parallel Debt Agreement and any other Loan Document (as defined therein) governed or expressed to be governed by German law.

This Accession Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Sincerely,

[insert name of company]

By:

Acknowledged and agreed by the Process Agent:

[insert name of process agent]

By:

Date: __________________

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SIGNATORIES

[to be updated upon execution in accordance with Schedule 1]

The Original Grantors

GENTHERM INCORPORATED
By:

GENTHERM (TEXAS), INC.
By:

GENTHERM CANADA LTD.
By:

GLOBAL THERMOELECTRIC INC.
By:

GENTHERM GMBH
By:

GENTHERM HOLDING (MALTA) LIMITED
By:

GENTHERM AUTOMOTIVE SYSTEMS (MALTA) LIMITED
By:

GENTHERM HUNGARY KFT.
By:

WESTRIDGE HAGGERTYLLC
By:

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The Administrative Agent

BANK OF AMERICA, N.A.
By:

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EXHIBIT K

FORM OF NOTICE OF LOAN PREPAYMENT

Date: ___________, 20__

TO:	Bank of America, N.A., as [Administrative Agent][Swing Line Lender]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The [insert Borrower] (the “Borrower”) hereby notifies [the Administrative Agent][and the Swing Line Lender] that on _____________________ pursuant to the terms of Section 2.05 of the Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

ð	Optional prepayment of Revolving Credit Loans in the following amount(s):
ð	Eurocurrency Rate Loans: $

Currency:

Applicable Interest Period(s):

ð	Base Rate Loans: $
ð	Optional prepayment of Swing Line Loans in the following amount: $

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Loan Prepayment as of the date first above written.

[INSERT APPLICABLE BORROWER]

By:
Name:	[Insert Name of Responsible Officer]
Title:	[Insert Title of Responsible Officer]

EXHIBIT L

FORM OF DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date: ___________, 20__

TO:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The Designated Borrower Requirements under Section 2.19 of the Credit Agreement shall have been met in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that, with effect from the date of the Designated Borrower Notice for the Designated Borrower, except as expressly set forth in the Credit Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement and other Loan Documents identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Loan Documents as a Borrower.  Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.

The parties hereto hereby request that the Designated Borrower be entitled to receive [Revolving Credit Loans][Loans] under the Credit Agreement, and understand, acknowledge and agree that the Designated Borrower shall not have any right to request any [Revolving Credit Loans][Loans] for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.19 of the Credit Agreement.

In connection with the foregoing, the Designated Borrower and the Company hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties:

1.By execution hereof, the Designated Borrower hereby irrevocably agrees to become a party to the Guaranty under the Credit Agreement with the same force and effect as if it were an original signatory to the Credit Agreement and agrees to be bound by and comply with all of the terms and provisions of the Guaranty contained in Article X of the Credit Agreement applicable to it as a party to the Guaranty.

[2.By execution hereof, the Designated Borrower hereby irrevocably agrees to become a Grantor (as defined in the Security Agreement) under the Security Agreement with the same force and effect as if it were an original signatory thereto and the Designated Borrower hereby (a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the Designated Borrower’s right, title and interest in and to the Collateral to secure the payment and performance of the Obligations, (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.  In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include the Designated Borrower.

As of the date hereof, the Designated Borrower has no Subsidiaries or Material Subsidiaries other than those specifically disclosed as a Subsidiary or Material Subsidiary in Part (a) of Schedule 1 attached hereto, and all of the outstanding Equity Interests (including, as reflected on Part (a) of Schedule 1, as to percentage of issued and outstanding Equity Interests of each Subsidiary owned by the Designated Borrower) in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Designated Borrower in the amounts specified on Part (a) of Schedule 1 attached hereto free and clear of all Liens except those created under the Collateral Documents.  As of the date hereof, the Designated Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 1 attached hereto.  Set forth on Part (c) of Schedule 1 attached hereto is, as of the date hereof, the Designated Borrower’s jurisdiction of organization (and, if different, the jurisdiction of the Designated Borrower for purposes of Sections 9-301 and 9-307 of the UCC), address of its principal place of business and U.S. taxpayer identification number.

Each location as to which a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in equipment, inventory and general intangibles owned by the Designated Borrower is set forth on Schedule 2 attached hereto.

The Designated Borrower does not have any trade names other than those set forth in on Schedule 3 attached hereto.

During the twelve months preceding the date hereof, the Designated Borrower has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Designated Borrower been the subject of any merger or other corporate reorganization or otherwise acquired assets outside of the ordinary course of business, except as set forth on Schedule 4 attached hereto.

The Designated Borrower is not a party to any federal, state or local government contract that is material to its business except as set forth on Schedule 5 attached hereto.

The Designated Borrower does not maintain any deposit accounts, securities accounts or commodity accounts with any Person, in each case, except as set forth on Schedule 6 attached hereto.

The Designated Borrower is not the beneficiary of any Letters of Credit, except as set forth on Schedule 7 attached hereto.

The Designated Borrower does not have any commercial tort claims in which a suit has been filed by the Designated Borrower in excess of $500,000, except as set forth on Schedule 8 attached hereto.

The address of the Designated Borrower for purposes of all notices and other communications is the address designated for the Borrowers in Section 11.02 of the Credit Agreement or such other address as the Designated Borrower may from time to time notify the Administrative Agent in writing.]17

3.The Designated Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto.

4.The Company confirms that the Credit Agreement is, and upon the Designated Borrower becoming a party thereto, shall continue to be, in full force and effect.

5.Each of the Company and the Designated Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Designated Borrower Request and Assumption Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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[17]	To be included if the Designated Borrower is a U.S. Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

GENTHERM INCORPORATED

By:
Name:
Title:

EXHIBIT M

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, 20__

TO:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated amended and restated, modified, supplemented, increased or extended from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gentherm Incorporated, a Michigan corporation, Gentherm (Texas), Inc., a Texas corporation, Gentherm Licensing, Limited Partnership, a Michigan limited partnership, Gentherm GmbH, a German limited liability company, Gentherm Enterprises GmbH, a German limited liability company, Gentherm Licensing GmbH, a German limited liability company, Gentherm Global Power Technologies Inc., an Alberta corporation, Gentherm Canada ULC, an Alberta unlimited liability company, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [__] shall be a Designated Borrower and may receive [Revolving Credit Loans][Loans] for its account on the terms and conditions set forth in the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule C

Subsidiaries of New Borrowers

Part (a)

Entity	Ownership

Gentherm Equity, LLC (“Gentherm Equity”)	100% by Gentherm Licensing
GmbH (“Licensing GmbH”)

Gentherm Licensing, Limited Partnership	99.9% by Licensing GmbH
0.1% by Gentherm Equity

Part (b)

The equity investments in the Subsidiaries set forth in Part (a) are incorporated herein by reference; the Borrowers have no other equity investments.

Part (c)

Legal Name	Entity Type	Jurisdiction	Tax ID Number	Organizational ID	Chief Executive Office Address
Gentherm Licensing, Limited Partnership	Limited Partnership	USA (Michigan)	47-5670971	L23269	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA
Gentherm Enterprises GmbH	Limited Liability Company	Germany	DE115/116/90422 98-1272986 (U.S.)	HRB221572	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, Germany
Gentherm Licensing GmbH	Limited Liability Company	Germany	Applied for in Germany 98-1278127 (U.S.)	HRB221229	Rudolf-Diesel-Str. 12, 85235 Odelzhausen, Germany

Schedule D

Subsidiaries of New Subsidiary

Part (a)

None.

Part (b)

None.

Part (c)

Legal Name	Entity Type	Jurisdiction	Tax ID Number	Organizational ID	Chief Executive Office Address
Gentherm Properties III, LLC	Limited Partnership	USA (Michigan)	Not applicable.	E8084P	21680 Haggerty Road, Suite 101, Northville, MI 48167, USA

Schedule E

Filing Locations for New Subsidiary

None.

Schedule F

Trade Names of New Subsidiary

None.

Schedule G

New Subsidiary Changes in Name; Merger or Other Reorganization

None.

Schedule H

Government Contracts of New Subsidiary

None.

Schedule I

New Subsidiary Deposit Accounts; Securities Accounts; Commodity Accounts

None.

Schedule J

Letter of Credit Rights of New Subsidiary

None.

Schedule K

Commercial Tort Claims of New Subsidiary

None.